                                  AGREEMENT

                                   Between

             SOUTHWEST GAS CORPORATION, a California corporation
                THE SOUTHWEST COMPANIES, a Nevada corporation
                                  as SELLERS

                                     and

                 NORWEST CORPORATION, a Delaware corporation
                                   as BUYER

                                 Dated as of
                               January 8, 1996

                              TABLE OF CONTENTS

ARTICLE 1.  DEFINITIONS. . . . . . . . . . . . . . . . . . . . . . . . . . . . 1

     1.1    Definitions. . . . . . . . . . . . . . . . . . . . . . . . . . . . 1

     1.2    Construction and Interpretation. . . . . . . . . . . . . . . . . . 9

ARTICLE 2.  SALE OF BANK STOCK . . . . . . . . . . . . . . . . . . . . . . . .10

     2.1    Acquisition. . . . . . . . . . . . . . . . . . . . . . . . . . . .10

     2.2    Purchase Price . . . . . . . . . . . . . . . . . . . . . . . . . .10

ARTICLE 3.  THE CLOSING. . . . . . . . . . . . . . . . . . . . . . . . . . . .11

     3.1    Closing. . . . . . . . . . . . . . . . . . . . . . . . . . . . . .11

     3.2    Deliveries by Sellers. . . . . . . . . . . . . . . . . . . . . . .12

     3.3    Deliveries by Buyer. . . . . . . . . . . . . . . . . . . . . . . .13

ARTICLE 4.  REPRESENTATIONS AND WARRANTIES OF SELLERS. . . . . . . . . . . . .13

     4.1    Organization and Related Matters . . . . . . . . . . . . . . . . .13

     4.2    Authority; No Violation. . . . . . . . . . . . . . . . . . . . . .14

     4.3    Consents and Approvals . . . . . . . . . . . . . . . . . . . . . .15

     4.4    Title to Property. . . . . . . . . . . . . . . . . . . . . . . . .15

     4.5    Financial Statements . . . . . . . . . . . . . . . . . . . . . . .16

     4.6    Material Contracts . . . . . . . . . . . . . . . . . . . . . . . .17

     4.7    Legal or Other Proceedings . . . . . . . . . . . . . . . . . . . .17

     4.8    Undisclosed Liabilities. . . . . . . . . . . . . . . . . . . . . .17

     4.9    Reports and Filings. . . . . . . . . . . . . . . . . . . . . . . .17

     4.10   Absence of Certain Changes or Events . . . . . . . . . . . . . . .18

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     4.11   Taxes and Tax Returns. . . . . . . . . . . . . . . . . . . . . . .18

     4.12   Compliance with Applicable Law . . . . . . . . . . . . . . . . . .19

     4.13   Insurance. . . . . . . . . . . . . . . . . . . . . . . . . . . . .19

     4.14   Agreements with Regulatory Agencies. . . . . . . . . . . . . . . .19

     4.15   Affiliate Transactions . . . . . . . . . . . . . . . . . . . . . .19

     4.16   Intellectual Property. . . . . . . . . . . . . . . . . . . . . . .20

     4.17   Loan Portfolio . . . . . . . . . . . . . . . . . . . . . . . . . .20

     4.18   Mortgage Banking Licenses and Qualifications . . . . . . . . . . .21

     4.19   Payment of Taxes, Insurance Premiums, etc. . . . . . . . . . . . .21

     4.20   Minute Books . . . . . . . . . . . . . . . . . . . . . . . . . . .21

     4.21   Employee Benefit Plans and Employment and Labor Contracts. . . . .21

     4.22   Investments. . . . . . . . . . . . . . . . . . . . . . . . . . . .23

     4.23   Broker's or Finder's Fees. . . . . . . . . . . . . . . . . . . . .23

     4.24   Bank Accounts. . . . . . . . . . . . . . . . . . . . . . . . . . .23

     4.25   Deposits . . . . . . . . . . . . . . . . . . . . . . . . . . . . .23

ARTICLE 5.  REPRESENTATIONS AND WARRANTIES OF BUYER. . . . . . . . . . . . . .24

     5.1    Organization and Related Matters . . . . . . . . . . . . . . . . .24

     5.2    Authority; No Violation. . . . . . . . . . . . . . . . . . . . . .24

     5.3    Consents and Approvals . . . . . . . . . . . . . . . . . . . . . .24

     5.4    Financing; Capital . . . . . . . . . . . . . . . . . . . . . . . .25

     5.5    Broker's or Finder's Fees. . . . . . . . . . . . . . . . . . . . .25

     5.6    Investment Intent. . . . . . . . . . . . . . . . . . . . . . . . .25

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     5.7    Proxy Statement. . . . . . . . . . . . . . . . . . . . . . . . . .25

ARTICLE 6.  COVENANTS. . . . . . . . . . . . . . . . . . . . . . . . . . . . .25

     6.1    Access . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .25

     6.2    Conduct of Business of Bank. . . . . . . . . . . . . . . . . . . .26

     6.3    Regulatory Approvals: Consents of Third Parties. . . . . . . . . .29

     6.4    Public Announcements . . . . . . . . . . . . . . . . . . . . . . .30

     6.5    Further Assurances . . . . . . . . . . . . . . . . . . . . . . . .30

     6.6    Notification of Certain Matters. . . . . . . . . . . . . . . . . .31

     6.7    Corporate Records, Contracts and Financial Statements. . . . . . .31

     6.8    Delivery of Records at Closing . . . . . . . . . . . . . . . . . .31

     6.9    Shareholder Approval . . . . . . . . . . . . . . . . . . . . . . .31

     6.10   Resignations . . . . . . . . . . . . . . . . . . . . . . . . . . .32

     6.11   Divestitures . . . . . . . . . . . . . . . . . . . . . . . . . . .32

     6.12   Payment by Sellers . . . . . . . . . . . . . . . . . . . . . . . .32

     6.13   Termination and Amendment of Certain Employee Benefit Plans. . . .32

     6.14   Amendment of Contracts . . . . . . . . . . . . . . . . . . . . . .33

ARTICLE 7.  CONDITIONS TO CLOSING. . . . . . . . . . . . . . . . . . . . . . .33

     7.1    Reciprocal Conditions. . . . . . . . . . . . . . . . . . . . . . .33

     7.2    Conditions to Buyer's Obligations. . . . . . . . . . . . . . . . .34

     7.3    Conditions to Sellers' Obligations . . . . . . . . . . . . . . . .35

ARTICLE 8.  TAX MATTERS. . . . . . . . . . . . . . . . . . . . . . . . . . . .35

     8.1    Tax Cooperation. . . . . . . . . . . . . . . . . . . . . . . . . .35

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     8.2    Carrybacks . . . . . . . . . . . . . . . . . . . . . . . . . . . .36

     8.3    Liability for Taxes. . . . . . . . . . . . . . . . . . . . . . . .36

     8.4    Termination of Tax Sharing Agreement . . . . . . . . . . . . . . .38

     8.5    Survival . . . . . . . . . . . . . . . . . . . . . . . . . . . . .39

ARTICLE 9.  TERMINATION/SURVIVAL/INDEMNIFICATION/
            TERMINATION FEE. . . . . . . . . . . . . . . . . . . . . . . . . .39

     9.1    Termination. . . . . . . . . . . . . . . . . . . . . . . . . . . .39

     9.2    Survival of Representations and Warranties . . . . . . . . . . . .40

     9.3    Indemnification. . . . . . . . . . . . . . . . . . . . . . . . . .40

     9.4    Confidentiality Agreement. . . . . . . . . . . . . . . . . . . . .42

     9.5    Limitations on Dividends from SC, Etc. . . . . . . . . . . . . . .42

     9.6    Insurance Claims . . . . . . . . . . . . . . . . . . . . . . . . .42

     9.7    Termination Fee. . . . . . . . . . . . . . . . . . . . . . . . . .43

ARTICLE 10. EMPLOYEE BENEFIT PLANS . . . . . . . . . . . . . . . . . . . . . .43

ARTICLE 11. PURCHASE AND ASSUMPTION OPTION . . . . . . . . . . . . . . . . . .45

ARTICLE 12. MISCELLANEOUS. . . . . . . . . . . . . . . . . . . . . . . . . . .45

     12.1   Expenses; Attorneys' Fees. . . . . . . . . . . . . . . . . . . . .45

     12.2   Amendments . . . . . . . . . . . . . . . . . . . . . . . . . . . .45

     12.3   Schedules; Exhibits. . . . . . . . . . . . . . . . . . . . . . . .46

     12.4   Integration. . . . . . . . . . . . . . . . . . . . . . . . . . . .46

     12.5   Governing Law. . . . . . . . . . . . . . . . . . . . . . . . . . .46

     12.6   Notices. . . . . . . . . . . . . . . . . . . . . . . . . . . . . .46

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     12.7   No Assignment. . . . . . . . . . . . . . . . . . . . . . . . . . .47

     12.8   Headings . . . . . . . . . . . . . . . . . . . . . . . . . . . . .47

     12.9   Counterparts . . . . . . . . . . . . . . . . . . . . . . . . . . .47

     12.10  Severability . . . . . . . . . . . . . . . . . . . . . . . . . . .47

     12.11  Alternative Dispute Resolution . . . . . . . . . . . . . . . . . .47

     12.12  Further Cooperation. . . . . . . . . . . . . . . . . . . . . . . .48

                                   EXHIBITS

Exhibit A-1 Matters to be Covered in Opinion of O'Melveny & Myers
Exhibit A-2 Matters to be Covered in Opinion of Counsel to Sellers
Exhibit B   Matters to be Covered by Opinion of Counsel to Buyer

                                  SCHEDULES

1.1(a)  Branches/ATM's/Loan Offices/Other Bank Offices
1.1(b)  Employee Benefit Plans/Programs
1.1(c)  Intellectual Property
1.1(d)  Margarita Village Lien
1.1(e)  Material Contracts
1.1(f)  Operating Sites
1.1(g)  Real Estate Subsidiaries
1.1(h)  Requisite Regulatory Approvals
1.1(i)  Subsidiaries
4.1     Equity Interests
4.3     Third Party Consents
4.4(a)  Real Property
4.5     Financial Statements
4.7     Legal Proceedings
4.8     Undisclosed Liabilities
4.10    Changes or Events
4.11    Taxes
4.13    Insurance
4.15    Affiliate Transactions
4.17    Classified Assets
4.22    Investments
4.24    Bank Accounts
4.25    Deposits

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
5.3     Consents & Approvals
6.2     Conduct of Business
6.11(a) Stead Real Property
6.11(b) A/L of Subsidiaries
6.12    Tax Assets
6.14    Amendment of Contract
9.1(h)  Filings with Bank Regulators


                                 AGREEMENT

    This AGREEMENT (this "Agreement"), dated as of January 8, 1996, is entered into by and among SOUTHWEST GAS CORPORATION, a California corporation ("Parent"), THE SOUTHWEST COMPANIES, a Nevada corporation ("SC"), PRIMERIT BANK, FEDERAL SAVINGS BANK, a federal savings bank ("Bank") (for the limited purposes set forth herein), and NORWEST CORPORATION, a Delaware corporation ("Buyer"). SC and Parent are collectively referred to herein as "Sellers" and sometimes individually as a "Seller."


                             R E C I T A L S :

    A.   Parent owns all the capital stock of SC.

    B.   SC owns all of the capital stock of Bank.

    C. Buyer desires to acquire all of the outstanding capital stock of Bank.

    D. In the alternative, at Buyer's sole option, Buyer may elect as provided in Article 11 to acquire certain of the assets, properties and business of the Bank and assume certain liabilities of the Bank related to such assets (the "Purchase and Assumption Option").

    E. Bank is executing this Agreement in order to facilitate the Purchase and Assumption Option.

    In consideration of the mutual promises and covenants contained herein, and of other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:


                                 ARTICLE 1.
                                DEFINITIONS

    1.1 Definitions. As used in this Agreement, the following definitions shall apply:

    "Acquisition" means the acquisition by Buyer of the Bank Stock pursuant to the terms of this Agreement.

    "Acquisition Event" has the meaning given such term in Section 6.9.

    "Acquisition Proposal" has the meaning given such term in Section 6.9.

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    "Affiliate" means any Person directly or indirectly controlling, controlled by, or under common control with, the subject entity through the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such entity whether through the ownership of voting securities, by contract or otherwise. Without limiting the foregoing, the ownership, direct or indirect, of a 25 percent interest in such entity shall be deemed to be control.

    "Affiliated Group" means any affiliated group within the meaning of
Section 1504 of the Code or any similar group defined under a similar provision of state, local or foreign law, including any consolidated, unitary or combined group of companies.

    "Agency" means HUD, FHA, VA, GNMA, FNMA or FHLMC, as applicable.

    "Agreement" means this Agreement by and among Sellers, Bank and Buyer, as amended or supplemented, together with all Exhibits and Schedules, incorporated by reference or referred to herein.

    "Applicable Law" means any domestic, federal, state or local statute, law, ordinance, rule, administrative interpretation, regulation, order, writ, injunction, directive, judgment, decree, policy, guideline or other requirement of any Governmental Entity applicable to Buyer, Sellers, Bank or the Subsidiaries.

    "ATM" means all automated teller machines owned and currently being used by Bank.

    "Bank Regulator" means, one or more of the following, as applicable: the OTS, the FDIC, the Federal Reserve Board, the Office of the Comptroller of the Currency and the Nevada Commissioner of Financial Institutions.

    "Bank Stock" means the outstanding capital stock of Bank consisting of 56,629 shares of common stock, $1.00 par value per share.

    "Bank Subsidiaries" means PriMerit Investors Services, BSF Trustee, First Nevada Company and Home Trustee, Inc.

    "Branch Deposits" mean all deposits as defined in Section 3(1) of the Federal Deposit Insurance Act, as amended (12 USC Section 1831(1)), at the Branches.

    "Branches" mean each of the branches, loan production offices, other banking offices and ATMs of Bank, all of which are listed on Schedule 1.1(a).

    "Business Day" means any day other than a Saturday, a Sunday, or a day on which banks in the state of Nevada or Minnesota are generally closed for regular banking business.

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    "Closing" means the consummation of the Acquisition as contemplated by this Agreement.

    "Closing Date" means the date and time of the Closing.

    "Code" means the Internal Revenue Code of 1986, as amended.

    "Confidentiality Agreement" means the Confidentiality Agreement dated November 29, 1995, between Parent and Buyer.

    "Contract" or "Contracts" means any rights and interests arising under or in connection with any agreement, arrangement, bond, commitment, franchise, guarantee, indemnity, indenture, instrument, lease, license or understanding, whether written or oral.

    "DPC Property" means any voting securities, other personal property or real property acquired by Bank or a Bank Subsidiary by foreclosure or otherwise, in the ordinary course of collecting a debt previously contracted in good faith, retained with the object of sale for a period not longer than the applicable statutory holding period and recorded in Bank's business records as such.

    "Employee Benefit Plans" mean all employee benefit plans (as defined in Section 3(3) of ERISA) maintained or contributed to by Bank and in which the Employees participate, all of which are listed on Schedule 1.1(b).

    "Employee Programs" mean all of Bank's payroll practices, personnel policies, contracts, plans, and arrangements, if any, providing for bonuses, deferred compensation, retirement payments, profit sharing, incentive pay, commissions, vacation pay or other benefits in which any Employees or their dependents participate, and all employment, severance or other agreements with any director of the Bank or any Bank Subsidiary or any Employee, all of which are listed on Schedule 1.1(b).

    "Employees" mean employees of Bank and the Bank Subsidiaries (including any such employees on leave or disability who return to work within three months after the initial date of leave or disability).

    "Encumbrance" means any lien, pledge, security interest, claim, charge, easement, limitation, commitment, encroachment, restriction or encumbrance of any kind or nature whatsoever.

    "Environmental Law" means the federal Clean Water Act, the Resource Conservation and Recovery Act, the Comprehensive Environmental Response, Compensation and Liability Act, the Superfund Amendment and Reauthorization Act, the Safe Drinking Water Act and the Toxic Substances Control Act, each as amended to the date hereof or any regulations thereunder, or any other Applicable Law relating to (a) the discharge, spill, disposal, emission, or

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other release of any Hazardous Substance; (b) any injury to or death of individuals or damage to or loss of property caused by or resulting from the presence of Hazardous Substances; or (c) the generation, storage, handling, location, disposal or arranging for disposal of Hazardous Substances.

    "Equity Interests" mean capital stock, partnership interests (limited or general), joint venture interests or other equity interests or any securities or other equity interests convertible into or exchangeable for any of the foregoing or any other rights, warrants or options to acquire or vote any of the foregoing.

    "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

    "Federal Reserve Board" means the Board of Governors of the Federal Reserve System.

    "FDIC" means the Federal Deposit Insurance Corporation.

    "FHA" means the Federal Housing Administration.

    "FHA Loans" mean Loans which satisfy all applicable rules and requirements to be insured by FHA and which are insured by FHA.

    "FHLB" means the Federal Home Loan Bank of San Francisco.

    "FHLMC" means the Federal Home Loan Mortgage Corporation.

    "Filings" mean all reports, returns, registrations and statements, together with any amendments required to be made with respect thereto, that were required to be filed with (a) the OTS, including, but not limited to, thrift financial reports, annual reports and proxy statements, (b) the FDIC, and (c) any other applicable Governmental Entity, including taxing authorities, except where the failure to file such reports, returns, registrations and statements has not had and is not reasonably expected to have a material adverse effect on Bank and the Bank Subsidiaries taken as a whole.

    "Final Termination Date" means September 30, 1996.

    "Financial Statements" mean the financial statements of Bank and the Subsidiaries described in Section 4.5.

    "FNMA" means the Federal National Mortgage Association.

    "GAAP" means generally accepted accounting principles as used in the United States of America as in effect at the time any applicable financial statements were prepared or any act requiring the application of GAAP was performed.

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    "GNMA" means the Government National Mortgage Association.

    "Governmental Entity" means any court, administrative agency or commission or other governmental authority or instrumentality, including, without limitation, each Bank Regulator, the SEC, the California Public Utilities Commission and the Arizona Corporation Commission.

    "Hazardous Substances" mean (a) substances that are defined or listed in, or otherwise classified pursuant to, any Applicable Laws as "hazardous substances," "hazardous materials," "hazardous wastes," "toxic substances," or any other formulation intended to define, list or classify substances by reason of deleterious properties such as ignitability, corrosivity, reactivity, carcinogenicity, reproductive toxicity, or "EP Toxicity;" (b) oil petroleum or petroleum derived substances and drilling fluids, produced waters, and other wastes associated with the exploration, development, or production of crude oil, natural gas, or geothermal resources; (c) any flammable substances or explosives, any radioactive materials, any hazardous wastes or substances, any toxic wastes or substances or any other materials or pollutants which pose a hazard to DPC Property or any other property of Bank or any Bank Subsidiary or to persons on or about such property; and
(d) asbestos, other than non-friable asbestos, or electrical equipment which contains any oil or dielectric fluid containing levels of polychlorinated biphenyls in excess of 50 parts per million.

    "HUD" means the Department of Housing and Urban Development.

    "Insurer" means a Person who insures or guarantees all or any portion of the risk of loss upon borrower default on any of the Serviced Mortgage Loans, including, without limitation the FHA, the VA and any private mortgage insurer, and providers of life, flood, hazard, disability, title or other insurance with respect to any of the Serviced Mortgage Loans or the property securing any such Serviced Mortgage Loan.

    "Intellectual Property" means all Marks used in connection with the conduct of business in the ordinary course at any Branch or Operating Site and listed on Schedule 1.1(c).

    "Investor" means any Person who owns (beneficially or of record) a Serviced Mortgage Loan, or the servicing rights or master servicing rights to a Serviced Mortgage Loan, subserviced, serviced or master serviced by Bank or any Bank Subsidiary pursuant to a Mortgage Servicing Agreement.

    "IRS" means the Internal Revenue Service.

    "Lease" means any of the real estate leases, or a sublease of Bank's interest thereunder, for a Branch or any Operating Site.


    "Loans" mean loans originated by Bank or any Bank Subsidiary or purchased by Bank or any Bank Subsidiary, including loan commitments and the unfunded portion of existing commitments.

    "Loss" means any actual cost, expense or liability, including but not limited to penalties, fines, damages, legal and other professional fees and expenses reasonably incurred in the investigation, collection, prosecution and defense of claims and amounts paid in settlement, that are imposed upon or otherwise incurred or suffered by the relevant party.

    "Margarita Village Lien" means the super priority lien and associated loan on the project described on Schedule 1.1(d).

    "Mark" means any brand name, copyright, patent, service mark, trademark, trade name, state or federal common law usages and all registrations or applications for registration of any of the foregoing.

    "Material Contracts" mean all Contracts or offers that would become binding upon acceptance by a third party (a) that obligate Bank or any Bank Subsidiary to pay or forego receipt of an amount of $50,000 or more in any 12-month period, other than (i) any Branch Deposit or (ii) any Loan made in the ordinary course of business; (b) that bind Bank or any Bank Subsidiary and contain a covenant by Bank or such Bank Subsidiary not to compete; (c) that bind Bank or any Bank Subsidiary or any of its properties and contain a right of first refusal in favor of a third party; (d) that relate to Technology Systems; (e) that grant a power of attorney or similar authorization to act on behalf of Bank or any Bank Subsidiary to any Person; (f) any agreement or commitment with respect to the Community Reinvestment Act or similar law with any state or Federal regulatory authority or any other party; or (g) that are otherwise material to Bank and the Bank Subsidiaries taken as a whole. All Material Contracts as of the date hereof are listed on Schedule 1.1(e).

    "Mortgage" means, with respect to a Mortgage Loan or a Serviced Mortgage Loan, a mortgage, deed of trust or other security instrument creating a lien upon real property and any other property described therein which secures a Mortgage Note, together with any assignment, reinstatement, extension, endorsement or modification of any thereof.

    "Mortgage Loan" means any interest in a Loan secured by a Mortgage.

    "Mortgage Loan Regulations" mean (a) all Applicable Laws with respect to the origination, insuring, purchase, sale, pooling, servicing, subservicing, master servicing or filing of claims in connection with a Loan, (b) the responsibilities and obligations set forth in any agreement between Bank or any of the Bank Subsidiaries and an Investor or private mortgage insurer (including, without limitation, Mortgage Servicing Agreements and selling and servicing guides), (c) all Applicable Laws and other requirements of an


Agency, and all rules, regulations and other requirements of an Investor, private mortgage insurer, public housing program or Investor program with respect to the origination, insuring, purchase, sale, pooling, servicing, subservicing, master servicing or filing of claims in connection with a Serviced Mortgage Loan, and (d) the terms and provisions of the Serviced Mortgage Loan documents.

    "Mortgage Note" means, with respect to a Mortgage Loan or a Serviced Mortgage Loan, a promissory note or notes, or other evidence of indebtedness, with respect to such Mortgage Loan or Serviced Mortgage Loan secured by a Mortgage or Mortgages, together with any assignment, reinstatement, extension, endorsement or modification thereof.

    "Mortgage Servicing Agreements" mean all contracts or arrangements between Bank or any of the Bank Subsidiaries and an Investor pursuant to which Bank or any of the Bank Subsidiaries subservices, services or master services Serviced Mortgage Loans for such Investor.

    "Operating Sites" mean the headquarters building, warehouse and other non-Branch offices of Bank or any of the Bank Subsidiaries, all of which are listed on Schedule 1.1(f).

    "OTS" means the Office of Thrift Supervision.

    "Permitted Encumbrances" mean all Encumbrances that are:

    (a) disclosed in any title reports, opinions or insurance binders delivered or made available to Buyer prior to the execution of this Agreement;

    (b) for Taxes or assessments, special or otherwise, either not due and payable or being contested in good faith and fully accrued or adequately provided for;

    (c) representing mechanics', materialmen's, carriers', warehousemen's, landlords' and other similar or statutory liens arising in the ordinary course of business and fully accrued or adequately provided for; or

    (d) rights of parties lawfully in possession and any other defect, exception to title or easement or claim of easement which in all cases does not materially impair the use, operation or value of the property to which it relates.

    "Person" means any individual, corporation, company, partnership (limited or general), joint venture, association, limited liability company, trust or other entity.

    "Purchase Price" means the purchase price for the Acquisition set forth in Section 2.2.


    "Real Estate Liabilities" means all liabilities or obligations (absolute or contingent) of Bank or any Subsidiary to the extent arising out of any real estate development activities (past or present) of Bank or any of its Affiliates, all real estate held for development, all Real Estate Subsidiaries, the ownership or operation of the Real Estate Subsidiaries by Bank or any Subsidiary, including without limitation, (i) claims of persons who have purchased properties or assets from Real Estate Subsidiaries or any partnership, joint venture, association, project or development in which any of the Real Estate Subsidiaries may have participated at any time,
(ii) contractual obligations, performance bonds, undertakings, guarantees, suretyship arrangements, or other obligations of Bank or the Subsidiaries with respect to the business or obligations of the Real Estate Subsidiaries, and
(iii) liabilities or obligations arising out of the ownership, operation, formation, dissolution, sale or disposition of any Real Estate Subsidiary.

    "Real Estate Subsidiaries" means the entities identified on
Schedule 1.1(g) hereto and all interests or investments (equity, debt, or otherwise) of the Bank or any Subsidiary, direct or indirect, in any of such entities.

    "Real Property" means all real property of Bank or any Bank Subsidiary, including fee, leasehold and other interests in real property (including real property that is DPC Property, but excluding any interest in real property held solely as a trustee or beneficiary under a deed of trust or mortgagee under a mortgage).

    "Records" mean all records and original documents which pertain to and are utilized by Bank to administer, reflect, monitor, evidence or record information respecting the business or conduct of Bank and the Bank Subsidiaries, including all such records maintained on electronic or magnetic media in the Technology Systems.

    "Regulatory Agreement" means, with respect to Bank or any Bank
Subsidiary, any cease-and-desist or other order issued by, or any written agreement, consent agreement or memorandum of understanding with, or any order or directive by, or any extraordinary supervisory letter from, or any board resolutions adopted at the request of any Bank Regulator or other Governmental Entity that restricts the conduct of Bank's or any Bank Subsidiary's business or that in any manner relates to its capital adequacy, its credit policies, its management or its business.

    "Requisite Regulatory Approvals" mean all approvals or consents of or filings with any Governmental Entity required in order to consummate the transactions contemplated by this Agreement, all of which are listed in
Schedule 1.1(h).

    "SEC" means the United States Securities and Exchange Commission.

    "Serviced Mortgage Loan" means any closed Mortgage Loan, whether or not such Mortgage is included in a securitized portfolio, which is subserviced,

serviced or master serviced by Bank or any of the Bank Subsidiaries pursuant to Mortgage Servicing Agreements.

    "Software" means all computer programs, software, firmware and related documentation used in the operation of the Technology Systems.

    "Subsidiary" means any Person more than 50 percent of the voting power of which is owned directly or indirectly by Bank or any Person more than 50 percent of the Equity Interests of which is owned directly or indirectly by Bank, all of which are listed on Schedule 1.1(i).

    "Taxes" means all federal, provincial, territorial, state, municipal, local, foreign or other taxes, imposts, rates, levies, assessments and other charges including, without limitation, all income, franchise, gains, capital, real property, goods and services, transfer, value added, gross receipts, windfall profits, severance, ad valorem, personal property, production, sales, use, license, stamp, documentary stamp, mortgage recording, excise, employment, payroll, social security, unemployment, disability, estimated or withholding taxes, and all customs and import duties, together with any interest, additions, fines or penalties with respect thereto or in respect of any failure to comply with any requirement regarding Tax Returns and any interest in respect of such additions, fines or penalties.

    "Tax Return" means any return, report, information statements, schedule or other document (including any related or supporting information) with respect to Taxes, including any document required to be retained or provided to any Governmental Entity pursuant to 31 USC Sections 5311-5328 and regulations promulgated thereunder.

    "Technology Systems" mean all electronic data processing, communications, telecommunications, disaster recovery services and other computer systems which are material to the operation of the Branches and the Operating Sites, and to the servicing of the Loans and Serviced Mortgage Loans and, including
(a) any computer hardware and Software owned, leased or licensed by Bank that is used in the operation of the Technology Systems, and (b) any Contracts pursuant to which Bank is granted rights which are used in the operation of the Technology Systems, including Software licenses and similar agreements.

    "VA" means the Veterans Administration.

    "VA Loans" mean Loans which satisfy all applicable rules and regulations to be guaranteed by the VA and which are guaranteed by the VA.

    1.2  Construction and Interpretation.

    (a) When used to modify a statement with respect to the Bank or a Bank Subsidiary, "material," "materially," or similar phrases refer to matters which are material to the business, condition (financial or otherwise) or operations of Bank and the Bank Subsidiaries, taken as a whole; provided,

however, that such terms shall not include (i) changes in Applicable Law, GAAP or regulatory accounting principles, or thrift laws or regulations, or interpretations thereof, that affect the thrift industry generally or changes in the general level of interest rates unless such change affects Bank to a materially greater extent than thrift institutions generally, (ii) any assessment imposed on the Bank in connection with the recapitalization of the Savings Association Insurance Fund of the FDIC or (iii) the write off of any goodwill on the books of Bank and the Bank Subsidiaries as a result of the execution and delivery of this Agreement.

    (b) Any reference to the "ordinary course of business" shall refer to the ordinary course of the business of Bank and the Subsidiaries prior to October 31, 1995.


                                 ARTICLE 2.
                            SALE OF BANK STOCK

    2.1 ACQUISITION. Subject to the terms and conditions of this Agreement, at the Closing, Sellers shall sell, transfer and deliver to Buyer, and Buyer shall purchase, the Bank Stock.

    2.2  PURCHASE PRICE.

    (a) The Purchase Price for the Bank Stock shall be $175,000,000. The Purchase Price shall be reduced by the after tax amount of any Purchase Price reduction and increased by the after tax amount of any Purchase Price increase. The amount of any Purchase Price reduction shall be determined by adding (x) the amount of Real Estate Liabilities paid in the aggregate by the Bank or any of the Bank Subsidiaries subsequent to November 30, 1995 but on or prior to the Closing Date in excess of $1,205,000, and (y) the amount of Taxes paid by the Bank or any of the Bank Subsidiaries subsequent to October 31, 1995 but on or prior to the Closing Date (other than for Taxes related to operations subsequent to October 31, 1995 and prior to the Closing Date) in excess of the amount of Taxes accrued on the balance sheet of the Bank and the Bank Subsidiaries contained in the Financial Statements as of October 31, 1995. The amount of any Purchase Price increase shall be determined by adding
(x) any amounts received by the Bank or any of the Bank Subsidiaries with respect to the Margarita Village Lien or the Stead Real Property described in
Schedule 6.11(a) subsequent to November 30, 1995 and prior to the Closing Date in excess of $200,000 plus the book value of the Margarita Village Lien and the Stead Real Property on the Bank's Financial Statements at November 30, 1995, and (y) any amounts received by the Bank or any of the Bank Subsidiaries subsequent to October 31, 1995, but on or prior to the Closing Date with respect to Tax refunds attributable to periods on or prior to October 31, 1995, except for Tax receivables accrued on the balance sheets of the Bank and the Bank Subsidiaries contained in the Financial Statements as of October 31, 1995.

    (b) Sellers shall prepare an interim closing statement as of a date no more than five Business Days prior to the Closing Date and as if the Closing

had occurred on such date setting forth the amount of the Purchase Price. The interim closing statement shall be delivered by Sellers to Buyer no less than two Business Days prior to the Closing Date. The Purchase Price paid by the Buyer on the Closing Date shall be the Purchase Price set forth on the interim closing statement.

    (c) Not more than 30 calendar days after the Closing Date, Sellers shall deliver to Buyer a final closing statement setting forth its final calculation of the amount of the Purchase Price.

    (d) If within 30 calendar days after delivery of the final closing statement to Buyer, the Buyer determines in good faith that the Purchase Price set forth on the final closing statement was inaccurate, Buyer shall give notice of such determination to Sellers setting forth the amount of the Purchase Price as determined by Buyer and specifying in reasonable detail the Buyer's basis for its disagreement with Sellers' determination of the Purchase Price. The failure by Buyer so to express its disagreement within such 30-day period shall constitute acceptance of the Purchase Price by Buyer. If the parties are unable to resolve their disagreement, the items in dispute shall be referred to KPMG Peat Marwick, LLP ("KPMG") and Arthur Andersen, LLP ("AA") for determination. KPMG and AA shall make a determination as to the matter in dispute, which determination shall be in writing, furnished to each of the parties as promptly as practicable after the matter in dispute has been referred to KPMG and AA and shall be final, conclusive and binding upon each of the parties hereto. If KPMG and AA cannot agree, KPMG and AA will jointly designate another accounting firm to make the determination, which determination shall be final, conclusive and binding upon each of the parties hereto. The final closing statement shall thereupon be modified in accordance with the determination of KPMG and AA. Each of the parties shall pay the fees and expenses of its accountants and, if a third accountant is appointed as set forth above, the Sellers, on the one hand, and the Buyer on the other hand shall share equally the expenses of such third accountant.

    (e) If the amount of the Purchase Price paid by Buyer was less than that set forth on the final closing statement, Buyer shall, subject to the provisions of Section 2.2(d), promptly pay the difference to Sellers, together with interest thereon for each day after the Closing Date to the date of such payment at the closing Federal Funds rate per annum as set forth in the Western Edition of the WALL STREET JOURNAL published on the day prior to the date of payment (the "Interest Rate"). If the amount of the Purchase Price paid by Buyer was greater than that set forth on the final closing statement, Sellers shall, subject to the provisions of Section 2.3(d), promptly pay the difference to Buyer, together with interest thereon for each day after the Closing Date to the date of such payment at the Interest Rate.


                                 ARTICLE 3.
                                THE CLOSING

    3.1 Closing. The Closing shall take place (a) at the offices of Buyer, Norwest Center, Sixth and Marquette, Minneapolis, MN 55479 within ten (10)


Business Days following the satisfaction or waiver of all of the conditions in
Article 7 (other than those designating instruments, opinions, certificates or other documents to be delivered at the Closing), or (b) at such other place and time as the parties hereto shall agree.

    3.2 Deliveries by Sellers. On the Closing Date, Sellers shall deliver or cause to be delivered the following to Buyer:

    (a) a certificate or certificates evidencing all of the Bank Stock, which shall be properly endorsed for transfer or accompanied by duly executed stock powers, in either case executed in blank or as otherwise directed by Buyer and otherwise in a form acceptable for transfer on the books of Bank;

    (b) copies of the charters of Bank and each Bank Subsidiary certified as of a recent date by an appropriate government official of its respective jurisdiction of incorporation and certified by its respective Secretary or Assistant Secretary as to the absence of any amendments between the date of certification by the official and the Closing Date;

    (c) a certificate from the appropriate governmental official as to the good standing of Bank and each Bank Subsidiary in such entity's respective jurisdiction of incorporation or organization as of a recent date;

    (d) a certificate of the Secretary or Assistant Secretary of Bank and each Bank Subsidiary attaching thereto a true and correct copy of the bylaws of Bank and each such Bank Subsidiary;

    (e) either a "sworn affidavit" or a "qualifying statement" of SC that complies with Section 1445 of the Code;

    (f) copies of resolutions duly adopted by the Board of Directors and shareholders of each Seller authorizing this Agreement and the transactions contemplated hereby, certified as of the Closing Date by a Secretary or Assistant Secretary of such party;

    (g) an incumbency certificate executed by a Secretary or Assistant Secretary of each Seller certifying the names and true signatures of the officers of such Seller authorized to sign this Agreement and other documents to be delivered hereunder on behalf of such Seller;

    (h) the signed resignations of the directors of Bank effective as of the Closing Date; and

    (i)  the documents required to be delivered by Sellers pursuant to
Section 7.2 and such other documents as may be required by this Agreement.


    3.3 Deliveries by Buyer. On the Closing Date, Buyer shall deliver or cause to be delivered to Sellers the following:

    (a) an amount equal to the Purchase Price by wire transfer in immediately available funds to an account designated in writing to Buyer by Sellers;

    (b) copies of resolutions duly adopted by the Board of Directors of Buyer authorizing this Agreement and the transactions contemplated hereby, certified as of the Closing Date by a Secretary or Assistant Secretary of Buyer;

    (c) a certificate from the appropriate government official as to the good standing of Buyer in its jurisdiction of incorporation as of a recent date;

    (d) an incumbency certificate executed by a Secretary or Assistant Secretary of Buyer certifying the names and true signatures of the officers of Buyer authorized to sign this Agreement and other documents to be delivered hereunder on behalf of Buyer; and

    (e)  the documents required to be delivered by Buyer pursuant to
Section 7.3 and such other documents as may be required by this Agreement.


                                 ARTICLE 4.
                 REPRESENTATIONS AND WARRANTIES OF SELLERS

    Sellers represent and warrant to Buyer as follows:

    4.1  Organization and Related Matters.

    (a) Parent is a corporation duly organized, validly existing and in good standing under the laws of the State of California. SC is a corporation duly organized, validly existing and in good standing under the laws of the State of Nevada. All of the Bank Stock is owned by SC, beneficially and of record, free and clear of all Encumbrances, other than net worth maintenance and similar obligations to Bank Regulators, and there are no other outstanding Equity Interests of Bank.

    (b) Bank is a federal savings bank duly organized, validly existing and in good standing under the provisions of the Home Owners' Loan Act, as amended (12 USC Section 1461), and is a member in good standing of the Federal Home Loan Bank System through the FHLB. The Branch Deposits are insured to applicable limits by the Savings Association Insurance Fund of the FDIC. Bank has the corporate power and authority to carry on its business as now being conducted and to own, lease and operate its properties.


    (c) Except as set forth on Schedule 4.1, all of the Equity Interests of the Bank Subsidiaries are owned beneficially and of record directly or indirectly by Bank, free and clear of any Encumbrances. Except for the Subsidiaries, and as set forth on Schedule 4.1, neither Bank nor any Bank Subsidiary has a direct or indirect Equity Interest in any Person, other than DPC Property.

    (d) The Bank Subsidiaries are duly organized, validly existing and in good standing under the laws of the jurisdiction of their organization. Each of the Bank Subsidiaries has the corporate power and authority to carry on its respective business as now being conducted and to own, lease and operate its respective properties. Each of the Bank Subsidiaries is duly qualified and licensed and in good standing to do business as a foreign corporation in each jurisdiction in which the properties owned, leased or operated by it or the nature of the business conducted by it makes such qualification or licensing necessary, except where the failure to be so organized or existing or to have such power and authority or to be so qualified or licensed would not have a material adverse effect on Bank and the Bank Subsidiaries taken as a whole. None of the Bank Subsidiaries has engaged in the real estate development business as an owner, operator, developer, contractor or otherwise.

    (e) The authorized capital stock of Bank consists of 100,000 shares of common stock, $1.00 par value per share, of which 56,629 shares have been duly issued and are validly outstanding, fully paid, and nonassessable. Bank is not a party to, and is not obligated by, any commitment, plan or arrangement to issue or to sell any Equity Interests of Bank or the Bank Subsidiaries or to sell or otherwise transfer any significant portion of their assets, except the transactions contemplated by this Agreement and there are no outstanding subscriptions, contracts, conversion privileges, options, warrants, calls or preemptive or other rights requiring Bank to sell, dispose of, purchase, redeem or otherwise acquire the Bank Stock. None of the shares of Bank Stock has been issued in violation of the preemptive rights of any Person.

    4.2  Authority; No Violation.

    (a) Each Seller has full corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby. Except for the approval of a majority of the outstanding shares of Parent's common stock, the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been or will be duly and validly approved by all requisite corporate action on the part of Sellers and Bank, and, except for a meeting of the shareholders of Parent and corporate and partnership actions to be taken in connection with the divestitures pursuant to Section 6.11, no other corporate proceedings on the part of Sellers or Bank are necessary to approve this Agreement and to consummate the transactions contemplated hereby. This Agreement has been or will be duly and validly executed and delivered by Sellers and Bank and (assuming the due authorization, execution and delivery of this Agreement by Buyer) constitutes a valid and binding obligation of Sellers and Bank, enforceable against Sellers and Bank in accordance with its terms, except as may be limited by bankruptcy, insolvency, moratorium, reorganization or

similar laws affecting creditors' rights generally and except as may be limited by general principles of equity whether applied in a court of law or a court of equity.

    (b) Neither the execution and delivery of this Agreement by Sellers and Bank nor the consummation by Sellers and Bank of the transactions contemplated hereby, nor compliance by Sellers and Bank with any of the terms or provisions hereof, will (i) violate any provision of the respective articles of incorporation or charter and By-Laws of Sellers or Bank or (ii) assuming that the Requisite Regulatory Approvals and the consents and approvals referred to in Section 4.3 are duly obtained, (x) violate in any material respect any Applicable Law with respect to either Bank, Sellers or any Bank Subsidiary, or
(y) violate, conflict with, result in a breach of any provision of or the loss of any benefit under, constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, result in the termination of or a right of termination or cancellation under, accelerate the performance required by, or result in the creation of any Encumbrance upon any of the respective properties or assets of either Seller, Bank or any of the Bank Subsidiaries under, any of the terms, conditions or provisions of any Contract to which either Seller, Bank or any of the Bank Subsidiaries is a party, or by which either Seller, Bank or any of the Bank Subsidiaries, or any of their respective properties or assets, may be bound or affected, except for
(i) such violations which arise from the legal or regulatory status of Buyer or its Affiliates or the businesses in which they are or propose to be engaged and (ii) such consents and approvals the failure of which to obtain will not, individually or in the aggregate, have a material adverse effect on the Sellers and their subsidiaries taken as a whole or the Bank and the Bank Subsidiaries taken as a whole.

    4.3 Consents and Approvals. Except for the Requisite Regulatory Approvals to be obtained by Sellers and Buyer, the consents and approvals to be obtained by Buyer and the matters set forth on Schedule 4.3, no consents or approvals of or filings, notices or registrations with any Governmental Entity or with any third party are necessary in connection with the execution and delivery by Sellers and Bank of this Agreement or the consummation by Sellers and Bank of the transactions contemplated hereby (including, without limitation the consummation of the Acquisition).

    4.4  Title to Property.

    (a) Bank and the Bank Subsidiaries own or have the right to use all property used in the operation of their business. Sellers have furnished to Buyer Schedule 4.4(a) that sets forth a description (including the character of the interest of Bank and each Bank Subsidiary) of all Real Property.
Except as set forth on Schedule 4.4(a), Bank and each Bank Subsidiary has good and marketable title to all Real Property owned in fee and all material items of personal property reflected as owned on its books, in each case free and clear of all Encumbrances, except Permitted Encumbrances.

    (b) All furniture, fixtures and equipment of Bank and each Bank Subsidiary that are material to the business, financial condition, results of operations or prospects of Bank and the Bank Subsidiaries taken as a whole, are in a good state of maintenance and repair, except for ordinary wear and

tear, and are adequate for the conduct of the business of Bank and each Bank Subsidiary as presently conducted. Except as set forth in Schedule 4.4(a),
(i) neither Bank nor any Bank Subsidiary has entered into any Contract containing a material obligation to improve any Real Property, (ii) each Lease and other Contract under which Bank or any Bank Subsidiary is a lessee or holds or operates any material property (real, personal or mixed) owned by any third party is in full force and effect and is a valid and legally binding obligation of Bank or such Bank Subsidiary and, to Sellers' knowledge, each other party thereto; (iii) Bank or such Bank Subsidiary and, to Sellers' knowledge, each other party to any such Lease or other Contract have performed in all material respects all the obligations required to be performed by them to date under such Lease or other Contract and are not in default in any material respect under any such Lease or other Contract and, to Sellers' knowledge, there is no pending or threatened proceeding that would interfere with the quiet enjoyment of such leasehold or such material property by Bank or any Bank Subsidiary; (iv) to Seller's knowledge, there has not been any generation, use, handling, transportation, treatment, storage, release or disposal of any Hazardous Substance in connection with the conduct of the business of Bank or such Bank Subsidiary and there has never been a use of any of the Real Property or any of the real property formerly owned by the Bank or any Bank Subsidiary for which the Bank has any indemnification obligations that has created or might reasonably be expected to result in any liability under any Environmental Law; (v) to Seller's knowledge, no underground storage tanks are on or in the Real Property; and (vi) to Seller's knowledge, no Hazardous Substances exist on any real property at any time directly or indirectly owned or operated, whether as beneficial owner or in a fiduciary capacity, by Bank or any Bank Subsidiary in a manner that could reasonably be expected to expose Bank or such Bank Subsidiary as a former owner or operator of such real property to any liability under any Environmental Law.

    (c) Sellers have provided Buyer access to copies of all Leases included on Schedule 4.4(a) and all appraisals and title insurance policies relating to Real Property.

    4.5  Financial Statements.  Sellers have previously delivered to Buyer:
(a) the audited consolidated statement of financial condition of Bank and the Subsidiaries as of December 31, 1994 and related audited consolidated statements of operations and cash flows for the year ended on such date, including in each case the related notes and schedules thereto, together with the related opinion of Arthur Andersen, LLP, independent certified public accountants to Bank; and (b) the unaudited consolidated statement of financial condition of Bank and the Subsidiaries as of October 31, 1995. The Financial Statements referred to in clause (a) above (including the related notes and schedules thereto), subject to qualifications, if any, noted in the accompanying opinion, have been prepared in accordance with GAAP or applicable regulatory accounting principles consistently applied during the periods involved and fairly present the consolidated financial condition, consolidated results of operations and consolidated changes in financial position of Bank and the Subsidiaries as of the date thereof and for the periods covered thereby. Except for changes in the financial accounting standards as set forth in Schedule 4.5, the Financial Statements referred to in clause
(b) above have been prepared on a consolidated basis in accordance with GAAP

or applicable regulatory accounting principles applied on a basis consistent with those at December 31, 1994, except for the omission of normal recurring year-end audit adjustments (if any) and notes thereto and fairly present the consolidated financial condition of Bank and the Subsidiaries as of the date thereof.

    4.6  Material Contracts.   Except as set forth on Schedules 1.1(e) or
4.4(a), (a) each Material Contract is a valid and binding obligation of Bank or a Bank Subsidiary; (b) Bank and each Bank Subsidiary has duly performed all material obligations under the Material Contracts to be performed by it to the extent that such obligations to perform have accrued; and (c) to Sellers' knowledge, there are no breaches, violations or defaults or allegations or assertions of such by any party under any Material Contract. True copies of all Material Contracts, including all amendments and supplements thereto, have been made available to Buyer.

    4.7 Legal or Other Proceedings. Except as set forth in Schedule 4.7, as of the date of this Agreement, neither Bank nor any of the Bank Subsidiaries is a party to any, and there are no pending or, to Sellers' knowledge, threatened, legal, administrative, arbitral or other proceedings, claims, actions or governmental or regulatory investigations of any nature against or affecting Bank, any of the Bank Subsidiaries or any of their respective properties or assets or challenging the validity or propriety of the transactions contemplated by this Agreement and there is no injunction, order, judgment or decree imposing ongoing obligations upon Bank, any of the Bank Subsidiaries or the properties or assets of Bank or any of the Bank Subsidiaries. Except for customary ongoing quality control reviews or as set forth in Schedule 4.7, no audit, investigation, complaint or inquiry of Bank or any of the Bank Subsidiaries by any Agency, Investor or Insurer is pending or, to the knowledge of Sellers, threatened.

    4.8  Undisclosed Liabilities.  Sellers have furnished to Buyer
Schedule 4.8 which sets forth all liabilities of Bank or any of the Subsidiaries that are material to Bank and the Subsidiaries taken as a whole, contingent or otherwise, that are not reflected or reserved against in the Financial Statements dated as of October 31, 1995, except for liabilities incurred or accrued since October 31, 1995 in the ordinary course of business, none of which, individually or in the aggregate, has had or may reasonably be expected to have a material adverse effect on Bank and the Subsidiaries taken as a whole.

    4.9 Reports and Filings. Since January 1, 1993, Bank and each Bank Subsidiary has filed all Filings. Bank has made available to Buyer all Filings filed by Bank or any Bank Subsidiary since January 1, 1993, together with copies of any orders or other administrative actions taken in connection with such Filings to the extent permitted to do so by Applicable Law. As of their respective dates, each of such Filings (a) was true and complete in all material respects (or was amended so as to be so following discovery of any discrepancy); (b) complied in all material respects with Applicable Law (or was amended so as to be so following discovery of any such noncompliance); and
(c) did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. Any Financial Statement contained in any of such Filings that

was intended to present the financial position of Bank or any Bank Subsidiary fairly presented the financial position of Bank or such Bank Subsidiary and was prepared in accordance with GAAP or applicable regulatory accounting principles consistently applied, except as stated therein, required by Applicable Law during the periods involved or as otherwise set forth in
Section 4.5.

    4.10 Absence of Certain Changes or Events. Except as contemplated by Sections 6.2(l) and 6.11 or as set forth on Schedule 4.10, since October 31, 1995, Bank has not declared, set aside or paid any dividend or, other distribution with respect to, or repurchased any Equity Investments in, Bank. Except as set forth in Schedule 4.10 or as consented to by Buyer in writing, during the period from October 31, 1995 to the Closing Date, (a) neither Bank nor the Bank Subsidiaries has: (i) mortgaged, pledged or subjected to any Encumbrance or lease any of the Real Property, or permitted or suffered any such asset to be subjected to any Encumbrance or lease, except in the ordinary course of business; (ii) other than in the ordinary course of business, (A) increased the wages, salaries, compensation, pension, or other fringe benefits or perquisites payable to any executive officer, Employee, or director from the amount in effect as of October 31, 1995, or granted any severance or termination pay, (B) entered into any contract to make or grant any severance or termination pay, or (C) paid any bonus to any such person; (iii) suffered any strike, work stoppage, slow-down, or other labor disturbance at the Branches or Operating Sites; (iv) amended, canceled or terminated any agreement relating to Technology Systems, Software or Intellectual Property, except in the ordinary course of business; (v) changed its accounting principles, practices or methods except as required by any change in Applicable Law, GAAP or regulatory accounting principles; (vi) engaged in any material sale or purchase of assets, entered into, amended, or terminated any Material Contract, or engaged in any other material transaction other than for fair value in the ordinary course of business; or (vii) incurred any damage, destruction or loss to any of the assets of Bank and the Bank Subsidiaries which has had or may be reasonably expected to have, individually or in the aggregate, a material adverse effect on Bank and the Bank Subsidiaries taken as a whole; and (b) no event has occurred or has failed to occur which has had or is reasonably expected to have, individually or in the aggregate with any other event(s), a material adverse effect on Bank and the Subsidiaries taken as a whole, PROVIDED, HOWEVER, that for purposes of this Section 4.10, no such material adverse effect shall be deemed to have occurred as a result of
(i) any change in Applicable Law, GAAP or regulatory accounting principles, or changes in thrift laws or regulations, or interpretations thereof, that affect the thrift industry generally or changes in the general level of interest rates unless such change affects Bank to a materially greater extent than thrift institutions generally, (ii) or any assessment imposed on the Bank in connection with the recapitalization of the Savings Association Insurance Fund of the FDIC or (iii) the write-off of any goodwill on the books of Bank and the Bank Subsidiaries as a result of the execution and delivery of this Agreement.

    4.11 Taxes and Tax Returns.

    (a) Except as reflected in Schedule 4.11, or otherwise disclosed, Bank and each Subsidiary, and any Affiliated Group of which any such entity was a

member, has duly filed all Tax Returns required to be filed by it on or prior to the date of this Agreement (all such returns being accurate and complete in all material respects), has duly paid or made provisions for the payment of all Taxes that have been incurred or are due or claimed to be due from it by any taxing authority on or prior to the date of this Agreement other than Taxes which are not yet delinquent or are being contested in good faith (and which are set forth in Schedule 4.11) and has not executed an extension or waiver of any statute of limitations on the assessment or collection of any Taxes that is currently in effect. Except as set forth in Schedule 4.11, there is no audit, examination, deficiency, refund litigation, tax claim, notice of assessment, notice of proposed assessment or any other matter in controversy with respect to any Taxes that is reasonably likely to result in a determination materially adverse to Bank and the Bank Subsidiaries taken as a whole.

    (b) No election under Section 341(f) of the Code has been or hereafter shall be made to treat Bank or any Bank Subsidiary as a consenting corporation (as defined in Section 341(f) of the Code).

    4.12 Compliance with Applicable Law. Bank and each of the Bank Subsidiaries hold, and have at all times held, all material licenses, franchises, permits and other authorizations necessary for the lawful ownership and use of their respective assets and the conduct of their respective businesses and have complied with and are not in default in any material respect under any Applicable Law material to Bank and the Bank Subsidiaries taken as a whole.

    4.13 Insurance. All insurance policies and indemnity bonds as of the date of this Agreement providing coverage for Bank and the Bank Subsidiaries are listed on Schedule 4.13. As of the date hereof each such insurance policy or bond is in full force and effect, and, as of the date hereof neither Bank nor any of the Subsidiaries has received written notice or any other indication from any insurer or agent of any intent to cancel any such insurance policy or bond.

    4.14 Agreements with Regulatory Agencies. Neither Bank nor any of the Bank Subsidiaries is currently subject to any Regulatory Agreement, nor has Bank or any of the Bank Subsidiaries been advised by any Bank Regulator or other Governmental Entity that it is considering issuing or requesting any Regulatory Agreement.

    4.15 Affiliate Transactions. Except as set forth on Schedule 4.15, no Person who is an executive officer, director or Affiliate of Bank is an obligor or guarantor on any Loan, a lessor with respect to any Lease, or otherwise has any interest in any asset of, Bank or the Bank Subsidiaries. Except as set forth on Schedule 4.15, Bank and the Subsidiaries on a consolidated basis do not have any other liabilities or obligation of any kind to either Seller or any Affiliate, other than Bank or a Bank Subsidiary. Except as set forth on Schedule 4.15, there are no intercompany payables owed by or intercompany receivables owed to Bank and the Bank Subsidiaries on a consolidated basis to or from Sellers or their Affiliates (other than Bank and the Bank Subsidiaries).


4.16 Intellectual Property.

    (a) Schedule 1.1(c) contains a true and complete list of all Intellectual Property owned by Bank or any Bank Subsidiary and any licenses or similar agreements pursuant to which Bank or any Bank Subsidiary is granted rights with respect to Intellectual Property.

    (b) Except as set forth in Schedule 1.1(c), Bank or any Bank Subsidiary has the unrestricted right to use the Intellectual Property, free and clear of any claims, by any Person (other than the claims of any licensors under licensing or similar agreements), and the consummation of the transactions contemplated by this Agreement will not alter or impair any such right. No claims have been asserted to either Sellers, Bank or any Bank Subsidiary by any Person with respect to the use by Bank or any Bank Subsidiary of any Intellectual Property or challenging or questioning the validity or effectiveness of any license or similar agreement with respect thereto, and, to the knowledge of Sellers, there is no basis for any such claim. Except as set forth in Schedule 1.1(c), no Intellectual Property is subject to any outstanding order, judgment, decree, stipulation or agreement restricting the use thereof by Bank or any Bank Subsidiary.

    4.17 Loan Portfolio.

    (a)  Schedule 4.17 sets forth a description, as of October 31, 1995, of
(i) by type and classification, if any, each Loan or lease by Bank in excess of $500,000; and (ii) by type and classification, all Loans or leases of Bank of $500,000 or more, that have been classified by its bank examiners, auditors (external or internal), or credit administration personnel as "Special Mention," "Substandard," "Doubtful," "Loss" or any comparable classification.

    (b) To Sellers' knowledge, each Loan or Serviced Mortgage Loan owned or held by Bank complied at the time it was made or, if such Loan or Serviced Mortgage Loan was acquired and not originated by Bank, complied at the time it was originated, and remains in compliance, in all material respects with Applicable Law, including the federal Truth-in-Lending Act and other consumer protection laws, usury, equal credit opportunity, disclosure and recording laws.

    (c) Except in the case of Loans which individually and in the aggregate are not material or for deficiencies which can be cured without the incurrence of unreasonable expenditures in the circumstances, to Sellers' knowledge, each Loan included in the Financial Statements as of October 31, 1995, or acquired since that date (i) is the legal, valid and binding obligation of the obligor thereunder, enforceable in accordance with its terms, except (A) as enforcement may be limited by bankruptcy, insolvency, moratorium, reorganization or other similar laws affecting creditors' rights generally and except as may be limited by general principles of equity whether applied in a court of law or a court of equity, and (B) to the extent Applicable Law requires the holder of the note with respect to the Loan to foreclose against the collateral for such note before seeking recovery on such note, or prohibits a deficiency judgment or other recovery on such note against the

mortgagor or the grantor of such security interest or any guarantor of such Loan, (ii) arose in the ordinary course of business and (iii) is secured by a valid and legally enforceable security interest to the extent reflected in the loan records with respect thereto except (x) as enforcement may be limited by bankruptcy, insolvency, moratorium, reorganization or other similar laws affecting creditors' rights generally and except as may be limited by general principles of equity whether applied in a court of law or a court of equity, and (y) subject to any requirement of Applicable Law that the holder of the note with respect to the Loan foreclose against the collateral for such note before seeking recovery on such note, or prohibiting a deficiency judgment or other recovery on such note against the mortgagor or the grantor of such security interest or any guarantor of such Loan.

    4.18 Mortgage Banking Licenses and Qualifications. Bank (a) is qualified and or authorized, as appropriate (i) by FHA as a mortgagee and servicer for FHA Loans, (ii) by VA as a lender and servicer for VA Loans, (iii) by FNMA and FHLMC as a seller/servicer of first mortgages to FNMA and FHLMC, and (iv) by GNMA as an authorized issuer and servicer of GNMA-guaranteed mortgage-backed securities; and (b) has all other certifications, authorizations, licenses, permits and other approvals necessary to conduct its current business, and is in good standing under all Applicable Laws and Mortgage Loan Regulations as a mortgage lender and servicer.

    4.19 Payment of Taxes, Insurance Premiums, etc. To Sellers' knowledge, the responsibilities of Bank and all prior servicers and originators of the Serviced Mortgage Loans with respect to all applicable Taxes (including tax reporting for the period prior to the Closing), special assessments, ground rents, flood insurance premiums, hazard insurance premiums and mortgage insurance premiums that are related to the Serviced Mortgage Loans have been met in all material respects.

    4.20 Minute Books. The copies of the articles of incorporation and bylaws, including amendments, of Bank and each Bank Subsidiary which have been delivered to Buyer are true, correct and complete. The minute books of Bank and each Bank Subsidiary made available to Buyer are true, correct and complete and accurately reflect all material actions duly taken to date by its respective shareholder or owner, board of directors and committees.

    4.21 Employee Benefit Plans and Employment and Labor Contracts.

    (a) Sellers have furnished to Buyer Schedule 1.1(b) that sets forth all Employee Benefit Plans and any collective bargaining agreements, labor contracts and Employee Programs in which Bank or any Bank Subsidiary participates, or by which it is bound. Except as set forth in
Schedule 1.1(b), (i) Bank and each Bank Subsidiary is in compliance in all material respects with the applicable provisions of ERISA and the regulations and published authorities thereunder currently in effect with respect to all such Employee Benefit Plans and Employee Programs; (ii) Bank and each Bank Subsidiary has performed all of its obligations under all such plans and programs; and (iii) there are no actions, suits or claims (other than routine claims for benefits) pending or, to the knowledge of Sellers, threatened

against any such employee benefit plans or the assets of such plans, and to the knowledge of Sellers, no facts exist which could give rise to any actions, suits or claims (other than routine claims for benefits) against such plans or the assets of such plans that might have a material adverse effect on such plans. True copies of all of the Employee Benefit Plans and Employee Programs referred to in Schedule 1.1(b), including all amendments and supplements thereto, and all related summary plan descriptions have been made available to Buyer.

    (b) The Employee Benefit Plans have been duly authorized by the board of directors of Bank. Each such plan and associated trust intended to be qualified under Section 401(a) of the Code has received a favorable determination letter from the Internal Revenue Service and Sellers have no knowledge of any circumstances likely to result in revocation of any such determination letter. No event has occurred that will or could subject any such Employee Benefit Plans to tax under Section 511 of the Code. All costs of any Employee Benefit Plans subject to Title IV of ERISA have been provided for on the basis of consistent methods in accordance with actuarial assumptions and practices. Subject to amendments that are required by the Tax Reform Act of 1986 and later legislation, since the last valuation date for each Employee Benefit Plan subject to Title IV of ERISA, there has been no amendment or change to such Employee Benefit Plan that would increase the amount of benefits thereunder. Sellers have made available to Buyer for each of the Employee Benefit Plans, to the extent applicable, (i) a copy of the Form 5500 which was filed in each of the most recent three plan years, including, without limitation, all schedules thereto and all financial statements with attached opinions of independent accountants; (ii) the most recent determination letter from the IRS; (iii) the statement of assets and liabilities as of the most recent valuation date; and (iv) the statement of changes in fund balance and in financial position or the statement of changes in net assets available for benefits under each Employee Benefit Plan for the most recently ended plan year. The documents referred to in subdivisions
(iii) and (iv) fairly present the financial condition of each of said Employee Benefit Plans as at such dates and the results of operations of each of said plans, all in accordance with GAAP or applicable regulatory accounting principles applied on a consistent basis.

    (c) Neither Bank nor any entity with which Bank has been treated as a single employer under Section 4001(b) of ERISA sponsors or participates, or has sponsored or participated, in any Employee Benefit Plan that is a "multiemployer plan" (within the meaning of Section 3(37) of ERISA) that would subject such Person to any liability with respect to any such Employee Benefit Plan.

    (d) All group health plans of Bank (within the meaning of Section 5000(b)(1) of the Code) have been operated in compliance in all material respects with the group health plan continuation coverage requirements of Section 4980B of the Code and Section 601 through 609 of ERISA, to the extent such requirements are applicable.

    (e) There have been no acts or omissions by Bank that have given rise to or may give rise to fines, penalties, taxes, or related charges under


Sections 502(c), 502(i), 502(1) or 4071 of ERISA or Chapter 43 of the Code which would be material to Bank and the Bank Subsidiaries taken as a whole.

    (f) Schedule 1.1(b) sets forth the name of each director, officer or Employee of Bank or any Bank Subsidiaries entitled to receive any benefit or any payment of any amount (including, without limitation, severance, unemployment compensation, golden parachute or otherwise) under any existing employment agreement, severance plan or other benefit plan as a result of the consummation of any transaction contemplated in this Agreement, and with respect to each such person, the nature of such benefit or the amount of such payment, the event triggering the benefit or payment, and the date of, and parties to, such employment agreement, severance plan or other benefit plan.

    4.22 Investments. Sellers have furnished to Buyer Schedule 4.22 that, except for investments that have matured or been sold, sets forth all of the investments reflected in the consolidated balance sheet of Bank and the Bank Subsidiaries, contained in the Financial Statements dated October 31, 1995, and all of the investments made since October 31, 1995 to the date hereof. Except as set forth in Schedule 4.22, (i) all such investments are legal investments under Applicable Law for federal savings associations, and
(ii) none of such investments is subject to any restriction, contractual, statutory or other, that would materially impair the ability of the Bank or any Bank Subsidiary holding such investment to dispose freely of any such investment at any time, except restrictions on the public distribution or transfer of such investments under the Securities Act of 1933, as amended, or state securities laws.

    4.23 Broker's or Finder's Fees. Except for the fees of Merrill, Lynch & Co. to be paid by Parent, no agent, broker, investment or commercial banker, or other Person acting on behalf of either Seller, will have any claims against Buyer or Bank for any broker's or finder's fee or any other commission or similar fee directly or indirectly in connection with any of the transactions contemplated in this Agreement.

    4.24 Bank Accounts. Schedule 4.24 sets forth an accurate list of each bank, trust company, savings association or other financial institution with which the Bank or any Bank Subsidiary has an account or safe deposit box and the names and identification of all persons authorized to draw thereon or to have access thereto.

    4.25 Deposits. Except as set forth in Schedule 4.25, none of the Bank's bank deposits is a Brokered Deposit. Except as set forth in Schedule 4.25, no portion of the deposits represents a deposit by any Affiliate of Bank. "Brokered Deposits" shall mean all deposits of Bank for which Bank has paid a commission or an interest rate substantially above that paid by Bank to the general depositors of Bank at the time of issuance of the deposit.


                                  ARTICLE 5.
                    REPRESENTATIONS AND WARRANTIES OF BUYER

    Buyer represents and warrants to Sellers and Bank as follows:

    5.1 Organization and Related Matters. Buyer is a corporation duly organized and validly existing in good standing under the laws of the state of Delaware.

    5.2  Authority; No Violation.

    (a) Buyer has full corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly and validly approved by all requisite corporate action on the part of Buyer, and no other corporate proceedings on the part of Buyer is necessary to approve this Agreement and to consummate the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by Buyer and (assuming the due authorization, execution and delivery of this Agreement by Sellers) constitutes a valid and binding obligation of Buyer, enforceable against Buyer in accordance with its terms, except as may be limited by bankruptcy, insolvency, reorganization or similar laws affecting creditors' rights generally and except as may be limited by general principles of equity whether applied in a court of law or a court of equity.

    (b) Neither the execution and delivery of this Agreement by Buyer nor the consummation by Buyer of the transactions contemplated hereby, nor compliance by Buyer with any of the terms or provisions hereof will
(i) violate any provision of the certificate of incorporation or bylaws of Buyer or (ii) assuming that the Requisite Regulatory Approvals and consents and approvals referred to in Section 5.3 hereof are duly obtained, (x) violate in any material respect any Applicable Law applicable to Buyer, or any of its respective properties or assets, or (y) violate, conflict with, result in a breach of any provision of or the loss of any benefit under, constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, result in the termination of or a right of termination or cancellation under, accelerate the performance required by, or result in the creation of any Encumbrance upon any of the respective properties or assets of Buyer under, any of the terms, conditions or provisions of any Contract to which Buyer is a party or by which Buyer, or any of its properties or assets may be bound or affected, except for such consents and approvals the failure of which to obtain will not, individually or in the aggregate, materially adversely affect the ability of Buyer to consummate the transactions contemplated by this Agreement.

    5.3 Consents and Approvals. Except for the Requisite Regulatory Approvals to be obtained by Sellers and Buyer, the consents and approvals to be obtained by Sellers and the matters set forth on Schedule 5.3, no consents or approvals of or filings or registrations with any Governmental Entity or with any third party are necessary in connection with the execution and delivery by Buyer of this Agreement or the consummation by Buyer of the

transactions contemplated hereby (including, without limitation, the consummation of the Acquisition.

    5.4 Financing; Capital. Buyer has current assets, irrevocable credit lines, or guaranties or other financial arrangements such that at the Closing, Buyer will have funds sufficient to enable it to carry out its obligations under this Agreement. After giving effect to the transactions contemplated hereby, Buyer will have sufficient shareholders' equity to comply with all regulatory capital adequacy requirements and will be in compliance, in all material respects, with all other banking laws, regulations, and guidelines applicable to its business as of the Closing.

    5.5 Broker's or Finder's Fees. No agent, broker, investment or commercial banker or other Person acting on behalf of Buyer will have any claim against Sellers for any broker's or finder's fee or any other commission or similar fee directly or indirectly in connection with any of the transactions contemplated in this Agreement.

    5.6 Investment Intent. Buyer is acquiring the Bank Stock for investment and with no view to the distribution thereof in any transaction or transactions that would require its registration under the Securities Act of 1933, as amended.

    5.7 Proxy Statement. None of the information regarding Buyer and its subsidiaries supplied by Buyer for inclusion in the proxy statement to be used in connection with the shareholders' meeting at which the Acquisition will be considered will on the date mailed be false or misleading with respect to any material fact, or omit to state any material fact necessary to make the statements therein not misleading, or at the time of the shareholders' meeting at which the Acquisition is considered to be false or misleading with respect to any material fact, or omit to state any material fact necessary to correct any statement in any earlier communication with respect to the solicitation of any proxy for such meeting.


                                 ARTICLE 6.
                                 COVENANTS

    The parties covenant and agree that during the period prior to the Closing or, to the extent expressly herein provided, thereafter:

    6.1 Access. Upon the reasonable request to Parent, Sellers shall, and shall cause Bank to, give Buyer and its representatives reasonable access during normal business hours to all properties, documents, accounts, books and records of Bank and the Subsidiaries and furnish Buyer with such financial, operating and environmental data and other information with respect to the same as Buyer shall from time to time reasonably request, and provide Buyer with access to Sellers' officers, employees, accountants, counsel and other representatives, and the officers, employees, accountants, counsel and other representatives of the Bank and the Subsidiaries, in each case subject to Applicable Laws relating to the exchange of information. Buyer shall have the

right at its own expense to make copies of the above-described corporate records, reports and other documents, subject to Applicable Laws relating to the exchange of information. In addition, except as may be otherwise agreed by the parties, Sellers shall provide Buyer with Phase I environmental reports for each parcel of Real Property owned by the Bank (excluding residential DPC Property). Oral reports of such environmental assessments shall be delivered to Buyer as soon as practicable, provided Sellers use their best efforts to provide such reports no later than six (6) weeks from the date of this Agreement and written reports shall be delivered to Buyer as soon as practicable, provided Sellers shall use their best efforts to provide such reports no later than ten (10) weeks from the date of this Agreement. Sellers shall also obtain (except as may be otherwise agreed by the parties) Phase II environmental reports for properties identified by Buyer on the basis of the results of such Phase I environmental reports. The costs and expenses of all Phase II environmental reports shall be shared equally by Buyer and Sellers. Bank shall obtain a survey and assessment of all potential asbestos containing material in owned properties (other than DPC property) and a written report of the results shall be delivered to Buyer as soon as practicable, provided Sellers shall use their best efforts to obtain a report within six (6) weeks of execution of this Agreement. During the period prior to the Closing, Buyer shall furnish to Sellers such relevant information as Sellers may reasonably request regarding the ability of Buyer to perform its obligations under this Agreement.

    6.2 Conduct of Business of Bank. During the period from the date of this Agreement and continuing until the Closing Date, except as required by Applicable Law or as expressly permitted by this Agreement, or with the prior written consent of Buyer, Sellers shall cause Bank and the Bank Subsidiaries to carry on their respective businesses in the usual and ordinary course, in accordance with present practices and policies and Applicable Law, and to use commercially reasonable efforts to pursue their relationships with customers, suppliers and others having business dealings with them and to maintain the services of the Employees. Without limiting the generality of the foregoing, and except as set forth in Schedule 6.2 or as otherwise expressly permitted by this Agreement or consented to in writing by Buyer, Sellers shall not permit Bank or any of the Bank Subsidiaries to:

    (a) Engage or participate in any material transaction, or incur or sustain any material obligation, except in the ordinary course of business;

    (b) Except for the Branch to be constructed at Crossroads, Henderson, Nevada, open, close or relocate any Branch or Operating Site, or acquire or sell or agree to acquire or sell any Branch or Operating Site;

    (c) Change its interest rate or fee pricing policies, or materially alter the mix of rate, terms and account types, with respect to Branch Deposits, other than in the ordinary course of business;

    (d) Make or agree to make any improvements to the Branches or the Operating Sites, except with respect to commitments for such made on or before

the date of this Agreement and normal maintenance or refurbishing made in the ordinary course of business;

    (e) Amend, terminate or cancel, or take any other action that may result in an amendment, termination or cancellation of any Lease or any other Material Contract of Bank and the Bank Subsidiaries or enter into any Material Contract (except for the renewal of Contracts with respect to Technology Systems for terms not to exceed June 30, 1996, or for month to month periods thereafter);

    (f) Foreclose upon or otherwise acquire any real property securing any Loan except in accordance with the Bank's customary policy with respect to any such Loan;

    (g) Deviate in any material respect from policies and procedures existing as of the date hereof with respect to (i) classification of assets,
(ii) accrual of interest on assets, (iii) underwriting, pricing, originating, warehousing, selling and servicing or buying or selling rights to service, any Loans or Serviced Mortgage Loans, (iv) hedging (which term includes both buying futures and forward commitments from financial institutions) its mortgage loan positions or commitments, and (v) obtaining financing and credit;

    (h) Change its method of accounting in effect at October 31, 1995, except as required by changes in Applicable Law, GAAP or regulatory accounting principles as concurred to by Buyer's independent auditors;

    (i) Except as required by Applicable Law or to maintain qualification pursuant to the Code and except as required by Section 6.13 of this Agreement,
(i) adopt, amend, renew or terminate any Employee Benefit Plan or Employee Program, between Bank or any of the Bank Subsidiaries and one or more of its Employees, except that Bank and the Bank Subsidiaries may hire or terminate one or more of its Employees in the ordinary course of business, (ii) increase in any manner the compensation or fringe benefits of any director, officer or Employee or pay any benefit not required by any Employee Program as in effect as of the date hereof, except for normal merit increases with respect to Employees in the ordinary course of business consistent with past practice, or
(iii) enter into or modify any Contract providing for the payment to any director, officer or Employee of the Bank or any Bank Subsidiaries of compensation or benefits contingent, or the terms of which are materially altered, upon the occurrence of any of the transactions contemplated by this Agreement ("Management Contracts"), provided that the foregoing shall not prohibit the renewal of any such Management Contracts for a one year term at the same terms and conditions as currently in effect; or (iv) increase in any manner the compensation of any Person who is a party to a Management Contract not required by any Employee Program as in effect on the date hereof;


    (j) Terminate or unilaterally fail to renew any existing insurance coverage or bonds;

    (k)  Amend or modify its charter or bylaws;

    (l) Declare or pay any cash or property dividends or distributions, except as set forth in Section 6.11; provided that Bank may pay a cash dividend on Bank Stock in an amount not to exceed $250,000 for the quarter ending December 31, 1995, $375,000 for the quarter ending March 31, 1996 and $375,000 for the quarter ending June 30, 1996 if the Acquisition is not consummated by such date and dividends at a rate equal to $1,000,000 for the month ending July 31, 1996 and $1,250,000 for each of the months ending August 31, 1996 and September 30, 1996, which amounts shall be prorated for each day after July 1, 1996 that the Closing Date does not occur;

    (m) Declare or distribute any stock dividend, effect any stock split, or authorize, issue, or make any distribution of its capital stock or any other securities, grant or issue any right or option to acquire any such additional securities, or effect any recapitalization, exchange, or reclassification of shares;

    (n)  Merge with or into, or consolidate with, any other Person;

    (o) Except as contemplated by Section 6.11, make any direct or indirect redemption, purchase or other acquisition of any of its Equity Interests;

    (p) Except for the Branch under construction or to be constructed at Crossroads in Henderson, Nevada, make any capital expenditures, including any capitalized lease obligation, in amounts individually in excess of $50,000 or in the aggregate in excess of $100,000;

    (q) Make any new loan having a principal amount of $2,000,000 or more, increase the principal amount of any outstanding loan to $2,000,000 or more or make any commitment for any such loan or increase; provided, however, that Buyer shall be deemed to have consented in writing to any such loan, increase or commitment if it has not declined to give its consent within three (3) Business Days after receipt by Buyer of a request for such consent, accompanied by all of the credit information used by the Bank in determining to approve such loan or commitment; provided, that Sellers will cause Bank, promptly after the making thereof by Bank, to supply Buyer with all reasonably requested information concerning loans in amounts less than $2,000,000 but greater than $1,000,000;

    (r) Make any investments or enter into any derivative contracts except investments made in the ordinary course of business for terms of up to one year and in amounts of $100,000 or less or investments made in the ordinary course of business with terms of ten Business Days or less;


    (s) Authorize or incur any long term debt (other than deposit liabilities and Federal Home Loan Bank advances incurred in the ordinary course of business, consistent with past practices).

    (t) Mortgage, pledge or subject to lien or other encumbrance any of its assets or of any assets of its Bank Subsidiaries, except in the ordinary course of business

    (u) Sell or otherwise dispose of any of its or the Bank Subsidiaries' assets or properties other than in the ordinary course of business;

    (v)  Make any capital contribution to any Subsidiary; or

    (w)  Agree (by contract or otherwise) to do any of the foregoing;

    6.3  Regulatory Approvals: Consents of Third Parties.

    (a) During the period prior to the Closing, Buyer and Sellers shall cooperate, in preparing, submitting and filing all applications for all Requisite Regulatory Approvals, and obtaining such Requisite Regulatory Approvals and taking such other actions as may be required by Applicable Laws or court or administrative proceedings with respect to the transactions contemplated by this Agreement, and shall use all reasonable efforts to obtain such approvals and to accomplish such actions as expeditiously as possible.
As promptly as practicable after the date of this Agreement, Buyer and Sellers shall prepare, submit and file or cause to be filed the applications for Requisite Regulatory Approvals set forth on Schedule 1.1(h). Buyer and Sellers shall have the right to review in advance, and to the extent practicable each will consult the other on, in each case subject to Applicable Laws relating to the exchange of information, all the information which appears in any filing made with, or written materials submitted to, any third party or any Governmental Entity in connection with the transactions contemplated by this Agreement other than any portion of such filings or submissions that are customarily accorded confidential treatment. In exercising the foregoing right, each of the parties hereto shall act reasonably and as promptly as practicable. The parties hereto agree that they will consult and cooperate with each other with respect to the obtaining of all Requisite Regulatory Approvals and consents or approvals of third parties necessary or advisable to consummate the transactions contemplated by this Agreement and each party will keep the other apprised of the status of matters relating to completion of the transactions contemplated herein. Each of the Sellers and Buyer shall use reasonable efforts to take, or cause to be taken, all actions necessary to comply promptly with all legal requirements which may be imposed on such party or the Bank and the Subsidiaries with respect to the transactions contemplated hereby and, subject to the conditions set forth in
Article 7 hereof, to consummate such transactions. Buyer will furnish to Parent all information concerning Buyer required for inclusion in a proxy statement or statements to be sent to the shareholders of Parent or in any statement or application made by Parent in connection with obtaining any Requisite Regulatory Approvals to be obtained by it pursuant to this Agreement.


    (b) Each party shall, upon request, furnish each other with all information concerning themselves, their subsidiaries, directors, officers and shareholders and such other matters as may be reasonably necessary or advisable in connection with any statement, filing, notice or application made by or on behalf of any party or any of their respective subsidiaries to any Governmental Entity in connection with the transactions contemplated by this Agreement.

    (c) The parties shall use all reasonable efforts to obtain all approvals, waivers and/or consents of third parties required to consummate the transactions contemplated by this Agreement (it being understood that Sellers shall be responsible for obtaining all such approvals, waivers and consents from such parties with whom Bank or any of the Subsidiaries is in contractual privity to the extent necessary to consummate the Acquisition). If any required consent of or waiver by such third parties (excluding Governmental Entities) is not obtained prior to the Closing, the parties, each without cost, expense or liability to the other shall cooperate in good faith to develop an alternative arrangement to achieve the economic results intended, and the failure to obtain such consent or waiver shall not constitute a failure to satisfy any condition to Closing set forth in Article 7 of this Agreement, unless material to the transactions contemplated hereby.

    (d) Each party represents that at the date hereof, it does not know of any facts that would reasonably cause it to believe that all Requisite Regulatory Approvals could not be obtained and agrees not to take any action or enter into any agreement or arrangement that reasonably would be expected to delay or jeopardize its ability to obtain such Requisite Regulatory Approvals; provided, however, (i) that nothing herein shall require Buyer to agree to any conditions to the consummation of the Acquisition imposed by any Governmental Entity with jurisdiction over the Acquisition that are, individually or together with any other conditions, reasonably deemed by Buyer in good faith to be unreasonably burdensome upon Buyer or the Bank ("Buyer's Burdensome Conditions") and (ii) that nothing herein shall require Sellers to agree to any conditions to the consummation of the transactions contemplated by this Agreement imposed by any Governmental Entity that are, individually or together with any other condition, reasonably deemed by Parent in good faith to be unreasonably burdensome upon Sellers ("Sellers' Burdensome Conditions").

    6.4 Public Announcements. Parent and Buyer shall consult with each other before issuing any press releases or otherwise making any public statements with respect to this Agreement or the transactions contemplated hereby, and neither of them shall issue or permit any Affiliate to issue any such press release or make any such public statement prior to such consultation unless reasonably satisfactory to the other parties hereto, except as may be required by law or by the rules or regulations of any Governmental Entity or securities exchange.

    6.5 Further Assurances. Subject to the terms and conditions of this Agreement, Sellers, Bank and Buyer shall do all things reasonably necessary or desirable and within their control to effect the consummation of the

transactions contemplated hereby and cause their respective Affiliates to take such action as is contemplated hereby or required hereunder.

    6.6 Notification of Certain Matters. Each party shall give prompt notice to the other party of (a) the occurrence, or failure to occur, of any event or existence of any condition that would be likely to cause any of its representations or warranties contained in this Agreement to be untrue or inaccurate in any material respect on the Closing Date, and (b) any failure on its part to comply with or satisfy, in any material respect, any covenant, condition or agreement to be complied with or satisfied by it under this Agreement.

    6.7 Corporate Records, Contracts and Financial Statements. From the date hereof through the Closing Date:

    (a) Bank will promptly furnish Buyer with copies of the minutes of each meeting of the shareholder or directors (including committees) of Bank or the Bank Subsidiaries held after the date of this Agreement and any Material Contract entered into after the date of this Agreement.

    (b) Bank will promptly provide Buyer with copies of all regularly prepared monthly board reports substantially in the same form as prepared at the date of this Agreement and quarterly financial statements of Bank and the Bank Subsidiaries for each month and quarterly period ending between the date of this Agreement and the Closing Date. Such financial statements shall be verified by the chief financial officer of Bank and will be prepared in accordance with GAAP or applicable regulatory accounting principles, except for the omission of normal recurring year-end audit adjustments (if any) and notes thereto.

    6.8 Delivery of Records at Closing. At or prior to the Closing, to the extent not otherwise located at any Branch or Operating Site, Sellers shall deliver to Buyer all Records of the Bank and Bank Subsidiaries.

    6.9 Shareholder Approval. Parent shall call a meeting of its shareholders in conformance with California law to be held as soon as practicable, but in any event prior to July 17, 1996, for the purpose of voting on the approval of this Agreement and the transactions contemplated hereby and shall direct that this Agreement and the Acquisition to be submitted to a vote at that meeting. The board of directors of Parent shall recommend shareholder approval of this Agreement and such transactions and use its best efforts to solicit from Parent's shareholders proxies in favor thereof, except to the extent, based upon the advice of counsel, the board of directors of Parent determines in good faith that to do so would or is likely to violate its fiduciary duties under applicable law. Neither Parent, nor any director, officer, representative or agent thereof, will directly or indirectly, solicit, authorize the solicitation of or, except to the extent, based on the advice of counsel, the board of directors of Parent determines in good faith that failure to do so would or is likely to violate its fiduciary duties under applicable law enter into any discussions with any corporation, partnership, person or other entity or group (other than Buyer) concerning any

offer or possible offer (an "Acquisition Proposal") (i) to purchase any shares of common stock, any option or warrant to purchase any shares of common stock, any securities convertible into any shares of such common stock, or any other equity security of Bank (ii) to purchase, lease or otherwise acquire the assets of Bank or any Bank Subsidiary except in the ordinary course of business, or (iii) to merge, consolidate or otherwise combine with Bank or any Bank Subsidiary (an "Acquisition Event"). If any corporation, partnership, person or other entity or group makes an offer or inquiry to Sellers concerning any of the foregoing, Sellers will promptly disclose such offer or inquiry, including the terms thereof, to Buyer.

    6.10 Resignations. At the request of Buyer, Sellers shall obtain the resignations, to be effective at the Closing, of the directors of Bank and any Bank Subsidiary.

    6.11 Divestitures.  Prior to the Closing Date Sellers shall cause Bank to
(i) cause First Nevada Ltd. to transfer to Bank by way of dividend all of the Equity Interests held by First Nevada Ltd. in BSF Trustee, Inc., and (ii) transfer to SC by way of dividend (a) the Real Estate Subsidiaries, (b) the Margarita Village Lien, (c) the Stead Real Property described on Schedule 6.11(a), and (d) the assets and liabilities reflected on Schedule 6.11(b), and (iii) transfer to the Southwest Gas Corporation Foundation all of the assets of the PriMerit Bank, Federal Savings Bank Charitable Foundation (the "Foundation"). SC hereby agrees to assume, and upon completion of the divestiture described herein, is deemed to assume all of the liabilities associated with such assets, and to assume any commitments, liabilities or obligations of Bank which were to be met or funded by the Foundation. Any taxes resulting from the foregoing divestitures shall be paid by Sellers.

    6.12 Payment by Sellers.  Immediately prior to the transfers described in
Section 6.11 Sellers shall make a cash payment to Bank in an amount equal to the amount set forth on Schedule 6.12 ("Deferred Tax Amount"). It is agreed that for purposes of Schedule 6.12, that the contingent tax liability related to real estate shall not exceed the total contingent tax liability recorded on the books of Bank and the Bank Subsidiaries. Sellers will, upon filing of their consolidated Tax Return for the year including the Closing Date, disclose to Buyer the actual Deferred Tax Amount claimed on said return ("Claimed Amount"). If the Claimed Amount is more than 10% greater or less than the Deferred Tax Amount shown of Schedule 6.11 then within 30 days after filing such return (i) Sellers shall pay to Buyer such amount if greater than the amount shown on Schedule 6.11 and (ii) Buyer shall pay to Sellers such amount if less than the amount shown on Schedule 6.11, said payments to be in immediately available funds.

    6.13 Termination and Amendment of Certain Employee Benefit Plans. At the request of Buyer, Sellers and the Bank shall use their reasonable efforts, at the sole cost and expense of Bank, with respect to the following Employee Benefit Plans, to terminate the following plans and to the extent necessary under the terms of the Plans, obtain consent of participants in each for lump sum distributions in connection with such termination:


    (i)  The Executive Deferral Plan;

    (ii)  The Director Deferral Plan;

    (iii)  The Supplemental Executive Retirement Plan, I;

    (iv)  The Supplemental Executive Retirement Plan II;

    (v)  Long-Term Incentive Compensation Plan; and

    (vi)  Severance Agreement for Sherman Miller.

Notwithstanding the foregoing, it shall not be a condition of Buyer's obligation to consummate the Acquisition that the above-referenced Employee Benefit Plans are terminated or that the consents of participants for lump sum distributions are obtained. Sellers shall obtain the consent of Buyer before incurring any expense in connection with the foregoing terminations.

    6.14 Amendment of Contracts. Sellers shall, and shall cause Bank to, use their reasonable efforts to take such actions as may be necessary, at the sole cost and expense of Bank to (i) amend the Agent Bank Agreement between Bank and National City Bank dated January 3, 1994, as of the Closing Date, on terms acceptable to the Buyer, to clarify that the non-competition and/or termination provisions of such contract will not prevent any of Buyer's Affiliates from issuing credit cards in any state, and (ii) at Buyer's request, to terminate as of the Closing Date the contracts listed on Schedule 6.14. Notwithstanding the foregoing, it shall not be a condition of Buyer's obligation to consummate the Acquisition that the Agent Bank Agreement be amended or the Contracts set forth on Schedule 6.14 be terminated as of the Closing Date. Sellers shall obtain the consent of Buyer before incurring any expense in connection with the foregoing terminations.


                                 ARTICLE 7.
                           CONDITIONS TO CLOSING

    7.1 Reciprocal Conditions. The obligations of each of the Sellers and Buyer to effect the Closing shall be subject to the following conditions which, to the extent permitted by Applicable Law, may be waived in writing by such party as a condition to its own obligations:

    (a) No legal administrative, arbitration, investigatory or other proceedings by any Governmental Entity shall have been instituted and, on what otherwise would have been the Closing Date, remain pending, to restrain or prohibit in any material respect the transactions contemplated by this Agreement, nor shall there be in effect on such date an injunctive order or

decree of a court of competent jurisdiction restraining or prohibiting in any material respect the transactions contemplated by this Agreement.

    (b) All Requisite Regulatory Approvals shall have been obtained or made and shall remain in full force and effect, and all necessary waiting periods under Applicable Law shall have expired; except in any case for matters not material to the transactions contemplated by this Agreement. All other material statutory or regulatory requirements for the valid consummation of the transactions contemplated by this Agreement shall have been satisfied, including any filings required to be made under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the expiration of any waiting periods thereunder or under the Bank Holding Company Act of 1956, as amended, or the Savings and Loan Holding Company Act or otherwise.

    (c) All approvals or consents of any other third party required in order to consummate the transactions contemplated by this Agreement shall have been obtained and remain in full force and effect, except in any case for matters not material to the transactions contemplated by this Agreement and except to the extent otherwise provided in Section 6.3(c).

    (d) This Agreement and the transactions contemplated hereby shall have been approved by the affirmative vote of the holders of the percentage of the outstanding shares of Parent required for approval of this Agreement in accordance with the provisions of Parent's Articles of Incorporation and the California General Corporations Law.

    7.2 Conditions to Buyer's Obligations. The obligations of Buyer to effect the Closing shall be subject to the following additional conditions which may be waived in writing by Buyer:

    (a) The representations and warranties of Sellers contained in this Agreement shall be true in all material respects as of the date of this Agreement and on the Closing Date with the same effect as though made at such time; Sellers shall have performed all obligations and complied in all material respects with all covenants and conditions required by this Agreement to be performed or complied with by them at or prior to the Closing Date; and Sellers shall have delivered to Buyer a certificate dated the Closing Date and signed in their respective names and on their respective behalf by their respective chief executive officer and principal financial officer to the foregoing effect to the best knowledge of such officers;

    (b) Opinions of O'Melveny & Myers, counsel to Sellers, and of Sellers' in-house counsel, covering the matters contemplated by Exhibit A-1 and A-2, respectively, shall have been delivered to Buyer;

    (c) During the period from the date of this Agreement to the Closing Date, there shall not have been any material adverse change in Bank and the


Bank Subsidiaries taken as a whole or any injunctions, orders, judgments or decrees which are material to Bank and the Bank Subsidiaries taken as a whole and Buyer shall have received a certificate dated the Closing Date signed by the chief executive officer and the chief financial officer of Bank attesting to such fact to the best knowledge of such officers;

    (d) In connection with any Requisite Regulatory Approvals, no Buyer's Burdensome Conditions shall be imposed.

    7.3 Conditions to Sellers' Obligations. The obligation of Sellers to effect the Closing shall be subject to the following additional conditions which may be waived in writing by Sellers:

    (a) The representations and warranties of Buyer contained in this Agreement shall be true in all material respects as of the date of this Agreement and on the Closing Date with the same effect as though made at such time; Buyer shall have performed all obligations and complied with all material covenants and conditions required by this Agreement to be performed or complied with by them at or prior to the Closing Date; and Buyer shall have delivered to Sellers a certificate, dated the Closing Date and signed in its name and on its behalf by its chief executive and principal financial officer to the foregoing effect to the best knowledge of such officers;

    (b) Opinion of Buyer's General Counsel or Senior Counsel, covering the matters contemplated by Exhibit B, shall have been delivered to Sellers; and

    (c) In connection with any Requisite Regulatory Approvals, no Sellers' Burdensome Conditions shall be imposed.


                                 ARTICLE 8.
                                TAX MATTERS

    8.1 Tax Cooperation. Buyer shall: (a) cooperate fully in preparing for any audits of or disputes with taxing authorities regarding, any Taxes imposed on Bank or the Bank Subsidiaries with respect to matters arising prior to the Closing Date or Taxes imposed on Sellers as a result of the consummation of the transactions contemplated hereby; (b) make available to the other and to any taxing authority, as reasonably requested by Sellers, all information, records and documents relating to Taxes imposed on Bank or the Bank Subsidiaries with respect to matters arising prior to the Closing Date or Taxes imposed on Sellers as a result of the consummation of the transactions contemplated hereby; and (c) provide timely notice to Parent in writing of any pending or threatened audits or assessments relating to Taxes imposed on the Bank or the Bank Subsidiaries with respect to matters arising prior to the Closing Date. Sellers and Buyer shall each (y) cooperate in the preparation of any Tax Returns which the other is responsible for preparing and filing; and (z) furnish the other with copies of all correspondence received from any

taxing authority in connection with any audit or information request with respect to Taxes imposed on the Bank, the Bank Subsidiaries or Sellers with respect to matters prior to the Closing Date.

    8.2 Carrybacks. Sellers shall pay to Buyer the amount of any tax benefit (including interest thereon, if any) realized by Sellers as a result of a Carryback (as defined below) within ten Business Days after such benefit is received by Sellers as a refund or otherwise, provided that Buyer shall return to Sellers within ten Business Days of its payment the amount, if any, by which such benefit is thereafter reduced by further adjustments (including interest thereon, if any). "Carryback" shall mean any tax loss, deduction, credit or attribute of Bank or the Bank Subsidiaries for any tax period beginning after the Closing Date that is available as a carryback to a tax period ending on or before the Closing Date, but only to the extent such Carryback does not exceed the benefit that could have been obtained by the Bank for a Carryback computed as if the Bank's tax return for the year to which the Carryback is claimed (or would have been claimed had the Bank filed on a stand-alone basis) was filed on a stand-alone basis. Sellers will cooperate with Buyer and Bank and the Bank Subsidiaries in obtaining such refunds (or reduction in tax liability), including through the filing of amended tax returns or refund claims. Buyer shall permit Sellers to review such work papers or other documentation as the Sellers reasonably deem necessary to be provided by Buyer or Bank to support the accuracy of the Carryback calculation. In addition, any refund remitted to Buyer shall be reduced by the Sellers' reasonable out of pocket costs incurred in processing the Carryback, including but not limited to fees paid to Sellers' outside accountants to review the Carryback claim. Any accounting or legal fees incurred by Sellers to support the Carryback during an audit or review by the IRS or other applicable taxing authority shall be borne solely by Buyer or Bank.

    8.3  Liability for Taxes.

    (a) Liability of Sellers. To the extent provided in this Section 8.3, SC and, to the extent permitted by Applicable Law Parent shall be liable for and indemnify Buyer against all Taxes imposed on Sellers, Bank, and the Subsidiaries or Buyer (either directly or by virtue of joint and several liabilities) (i) for any taxable year or period that ends on or before the Closing Date or (ii) with respect to any taxable year or period beginning before and ending after the Closing Date, the portion of such taxable year or period ending on and including the Closing Date, except for Taxes accrued on the balance sheet of the Bank and the Bank Subsidiaries contained in the Financial Statements as of October 31, 1995, adjusted to reflect (1) payments or refunds made or received by the Bank or the Bank Subsidiaries after October 31, 1995 and prior to the Closing Date, (2) payments under Section 6.12, (3) previous payments or refunds under this Article 8, and (4) accruals for Taxes related to operations subsequent to October 31, 1995 and prior to the Closing Date.

    (b) Liability of Buyer. To the extent provided in this Section 8.3, Buyer shall be liable for and indemnify the Sellers against all Taxes imposed on Bank or any Bank Subsidiary for (i) any taxable year or period that begins

after the Closing Date and (ii) with respect to any taxable year or period beginning before and ending after the Closing Date, the portion of such taxable year beginning on the day after the Closing Date.

    (c)  Tax Liabilities and Benefits.  Except as otherwise provided in this
Section 8.3, Tax liabilities and Tax benefits of Bank and the Bank Subsidiaries with respect to tax periods or portions thereof ending on or before the Closing Date shall be for the account of Sellers and Tax liabilities and Tax benefits of Bank and the Bank Subsidiaries with respect to tax periods or portions thereof beginning after the Closing Date shall be for the account of Buyer. For this purpose, Tax liabilities and Tax benefits with respect to a period which begins on or before and ends after the Closing Date shall be apportioned between the portion of such period ending on the Closing Date and the portion of such period beginning on the day after the Closing Date (x) in the case of real and personal property Taxes, on a per diem basis,
(y) in the case of all Taxes based on income, on the basis of the taxable income or losses of Bank and the Bank Subsidiaries for such portions of such period as determined from Bank and the Bank Subsidiaries' books and records and (z) in the case of all other Taxes, on the basis of activities of Bank and the Bank Subsidiaries for such portions of such period as determined from Bank and the Bank Subsidiaries' books and records.

    (d) Refunds. Except for Tax receivables accrued on the balance sheet of the Bank and the Bank Subsidiaries contained in the Financial Statements as of October 31, 1995, adjusted to reflect (1) refunds received by Bank or the Bank Subsidiaries after October 31, 1995 and prior to the Closing Date, (2) payments under Section 6.12, and (3) previous payments or refunds under this
Article 8, (A) any refund of Taxes relating to Bank or the Bank Subsidiaries received (or the tax benefit of which is otherwise realized) by Buyer after the Closing Date with respect to any tax period beginning on or before the Closing Date shall be paid by Buyer to Sellers to the extent provided in
Section 8.3(c) within ten Business Days after such refund is received (or such benefit is otherwise realized) by Buyer, and (B) any refund of Taxes relating to Bank or the Bank Subsidiaries received (or the Tax benefit of which is otherwise realized) by Sellers after the Closing Date with respect to any tax period ending after the Closing Date shall be paid by Sellers to Buyer to the extent provided in Section 8.3(c) within ten Business Days after such refund is received (or such benefit is otherwise realized) by Sellers.

    (e) Payments. Except for Taxes accrued on the balance sheet of the Bank and the Bank Subsidiaries contained in the Financial Statements as of October 31, 1995, adjusted to reflect (1) payments made by the Bank or Bank Subsidiaries after October 31, 1995 and prior to the Closing Date, (2) payments under Section 6.12, (3) previous payments or refunds under this
Article 8, and (4) accruals for Taxes related to operations subsequent to October 31, 1995 and prior to the Closing Date (A) any payment of Taxes relating to Bank or the Bank Subsidiaries made (or the Tax liability of which is otherwise realized) by Bank or the Bank Subsidiaries or Buyer after the Closing Date with respect to any tax period beginning on or before the Closing Date shall be reimbursed by Sellers to Buyer to the extent provided in


Section 8.3(c) within ten Business Days after receiving a written notice from Bank or the Bank Subsidiaries or Buyer, and (B) any payment of Taxes relating to Bank or the Bank Subsidiaries made (or the Tax liability of which is otherwise realized) by Sellers after the Closing Date with respect to any tax period ending after the Closing Date shall be reimbursed by Buyer to Sellers to the extent provided in paragraph 8.3(c) within ten Business Days after receiving written notice from Sellers.

    (f)  Tax Returns.

    (i) Sellers shall, to the extent permitted by law and consistent with prior year practice, include Bank and the Subsidiaries in the consolidated federal income Tax Returns and in any combined, consolidated or unitary state or local income Tax Returns filed by Sellers for all tax periods or portions thereof ending on or prior to the Closing Date. To the extent such tax returns relate to Bank and the Subsidiaries, Sellers shall submit copies of such Tax Returns to Buyer (at least 30 days prior to the extended due date) for its review. Sellers shall prepare and file such Tax Returns to the extent that they relate to Bank and the Subsidiaries on a basis consistent with the returns filed by or on behalf of Sellers for the preceding tax period.

    (ii) Sellers shall prepare, submit copies to Buyer (at least 30 days prior to the extended due date) for its review, and thereafter file all state, county, local and foreign Tax Returns (other than those referred to in Section 8.3(f)(i) required to be filed by Bank and the Subsidiaries after the Closing Date for all tax periods ending on or before the Closing Date. All such returns shall be prepared on a basis consistent with the returns filed by or on behalf of Sellers for the preceding tax period.

    (iii) Buyer shall, or shall cause Bank and the Bank Subsidiaries, to prepare and file all state, county, local and foreign Tax Returns required to be filed by Bank and the Bank Subsidiaries after the Closing Date for all tax periods ending after the Closing Date. To the extent that Sellers are responsible for any Taxes in such Tax Returns as set forth in this Section 8.3, Buyer shall furnish copies of such returns to Sellers for its review at least 30 days prior to the extended due date.

    (iv) Sellers shall pay (or reimburse Bank or the Bank Subsidiaries for paying) and Buyer shall pay (or reimburse Seller for paying) the Taxes reportable on the Tax Returns referred to in Sections 8.3(f)(i),
(ii) and (iii) to the extent provided in Section 8.3.

    8.4 Termination of Tax Sharing Agreement. Any tax sharing agreement between Bank and the Subsidiaries and Sellers or any of its other Affiliates will be terminated as of the Closing Date and will have no further effect for any taxable year (whether the current year, a future year, or a past year), except for a final payment thereunder for income Taxes accrued for on the financial statements of Bank and its Subsidiaries at the Closing Date.


    8.5 Survival. The obligations of the parties under this Article 8 shall survive until expiration of the applicable statute of limitations (or any extension).


                                 ARTICLE 9.
            TERMINATION/SURVIVAL/INDEMNIFICATION/TERMINATION FEE

    9.1 Termination. This Agreement may be terminated by either of the parties, if the Closing has not yet occurred, on the Final Termination Date (unless the failure of such occurrence shall be due to the failure of the party seeking to terminate this Agreement to perform or observe all of the agreements contained herein required to be performed or observed prior to the Closing), unless extended by the written consent of Sellers and Buyer, and this Agreement may be terminated at any other time prior to the Closing Date as follows and pursuant to Section 9.7 and in no other manner:

    (a)  by consent of the parties evidenced by their written agreement;

    (b) by Sellers or by Buyer, as the case may be, upon written notice to the other, if the Bank Regulators, or any other Governmental Entity having jurisdiction over the transactions contemplated by this Agreement, shall notify Buyer or Sellers in writing that by its final determination it will refuse to grant an approval or consent to any material aspect of the transactions necessary to the consummation thereof, unless within 30 days after receipt of notice of such action, the party against whom the action was taken shall agree to submit or resubmit an application to, or appeal the decision of the Bank Regulator or Governmental Entity which denied or refused to grant approval thereof;

    (c) by Sellers and Bank upon written notice of termination to Buyer if Buyer shall not have filed applications with the Bank Regulators for approval of the Acquisition of the Stock by 75 days after the date hereof, unless Buyer's failure to file such applications shall be primarily the result of a breach of Sellers' covenants under Section 6.3 hereof;

    (d) by Sellers and Bank upon written notice of termination to Buyer if any event occurs which makes it impossible to satisfy, by the Final Termination Date, one or more of the conditions to the obligations of Sellers set forth in Section 7.1 or 7.3, and such failure is not waived by Sellers;

    (e) by Buyer upon written notice of termination to Sellers and Bank if any event occurs which makes it impossible to satisfy, by the Final Termination Date, one or more of the conditions to the obligations of Buyer set forth in Section 7.1 or 7.2, and such failure is not waived by Buyer;

    (f)  upon the Election referred to in Article 11 hereof;


    (g)  by Buyer pursuant to Section 9.7; and

    (h) by Buyer upon written notice of termination to Sellers if Bank shall not have filed or have attempted in good faith to file applications with the Bank Regulators set forth on Schedule 9.1(h) by 75 days after the date hereof.

    Any such termination shall be without liability to either party, provided that no such termination shall relieve a party of liability for default in the performance of any of its obligations or breach of any of its representations and warranties. Notwithstanding the foregoing, if this Agreement is terminated for any reason other than as set forth in clause (e) above or
Section 9.7, Buyer shall reimburse Bank for all expenses incurred by Bank pursuant to Sections 6.13 and 6.14.

    9.2 Survival of Representations and Warranties. Except for covenants with respect to obligations to be performed post-Closing, the respective representations and warranties and covenants of Sellers and Buyer contained herein shall survive for a period of one year after the Closing Date; provided, however, that any representations and warranties contained in
Section 4.11 and the covenants set forth in Section 9.3(c), Section 9.5 and
Section 9.6, and the covenants of the parties set forth in Article 8 shall survive the Closing until the expiration of any applicable statutes of limitation (as extended). Following such termination of such representations and warranties and covenants, no party shall have any liability whatsoever with respect thereto.

    9.3  Indemnification.

    (a) From and after the Closing Date, each Seller shall indemnify Buyer and hold Buyer harmless from and against any and all Loss that Buyer may suffer, incur or sustain to the extent arising out of (i) any breach of any representation or warranty made by such Seller pursuant to Article 4 of this Agreement, and (ii) any breach of any agreement to be performed by it pursuant to this Agreement.

    (b) From and after the Closing Date, Buyer shall indemnify Sellers and hold them harmless from and against any and all Loss that either Seller may suffer, incur or sustain to the extent arising out of (i) any representation or warranty made by Buyer pursuant to Article 5 of this Agreement and (ii) any breach of any agreement to be performed by Buyer pursuant to this Agreement.

    (c) From and after the Closing Date, SC shall indemnify Bank and Buyer and hold them harmless against any and all Losses relating to or arising out of (i) the Real Estate Liabilities that the Bank or Buyer or any successor or assignee of Bank or Buyer may suffer, incur or sustain in excess of $200,000. In no event shall SC's obligations hereunder exceed the Purchase Price.

    (d) To exercise its indemnification rights under Section 9.3 as the result of the assertion against it of any claim or potential liability for which indemnification is provided, the indemnified party shall promptly notify the indemnifying party of the assertion of such claim, discovery of any such

potential liability or the commencement of any action or proceeding in respect of which indemnity may be sought hereunder. The indemnified party shall afford the indemnifying party the opportunity, at the indemnifying party's sole cost and expense, to defend against such claims for liability. In any such action or proceeding, the indemnified party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at its own expense unless (i) the indemnifying party and the indemnified party mutually agree to the retention of such counsel or (ii) the named parties to any such suit, action, or proceeding (including any impleaded parties) include both the indemnifying party and the indemnified party, and in the reasonable judgment of the indemnified party, based upon a written opinion of counsel, representation of the indemnifying party and the indemnified party by the same counsel would be inadvisable due to conflicts of interests between them.

    (e) The indemnified party shall have the right to settle or compromise any claim or liability subject to indemnification under Section 9.3, and to be indemnified from and against all Loss resulting therefrom, unless the indemnifying party, within 30 calendar days after receiving written notice of the claim or liability in accordance with Section 9.3(e) above, notifies the indemnified party that it intends to defend against such claim or liability and undertakes such defense, or, if required in a shorter time than 30 calendar days, the indemnifying party makes the requisite response to such claim or liability asserted. Notwithstanding the foregoing, neither Buyer nor Bank shall be entitled to settle or compromise any claim or liability arising out of the Real Estate Liabilities without the written consent of SC, which shall not be unreasonably withheld or delayed.

    (f) The indemnified party shall at all times use its reasonable efforts (at the indemnifying party's expense) to mitigate the Loss for which the indemnifying party may be liable pursuant to this Agreement. With respect to any matter for which the indemnifying party may be liable pursuant to the provisions of this Agreement, the indemnified party shall (at the indemnifying party's expense) diligently pursue (including, without limitation, the commencement and pursuit of litigation) any and all rights and remedies under agreements and contracts, including, without limitation, insurance policies, with third parties pursuant to which the indemnified party has rights of recourse or is indemnified or the beneficiary of a guaranty.

    (g)  Sellers shall not be required to indemnify Buyer under Section
9.3(a) unless the aggregate of all amounts for which indemnity would otherwise be payable thereunder by Sellers exceed $1,000,000 and in such event Sellers shall be responsible only for the amount in excess of such $1,000,000. In no event shall Sellers' obligations under Section 9.3(a) exceed $5,000,000.

    (h)  Buyer shall not be required to indemnify Sellers or Bank under
Section 9.3(b) unless the aggregate of all amounts for which indemnity would otherwise be payable thereunder by Buyer exceed $1,000,000 and in such event Buyer shall be responsible only for the amount in excess of such $1,000,000. In no event shall Buyer's obligations under Section 9.3(b) exceed $5,000,000.


    (i) Any amounts payable by an indemnifying party hereunder shall be net of the dollar amount of any insurance proceeds recovered by the indemnified party with respect to such Loss.

    (j) The remedies provided in Article 8 and in this Article 9 shall constitute the sole and exclusive remedy with respect to the matters set forth in Section 9.3.

    9.4 Confidentiality Agreement. The Confidentiality Agreement shall terminate on the Closing Date, other than with respect to any Evaluation Material (as defined in the Confidentiality Agreement) concerning Parent, SC or the Real Estate Subsidiaries.

    9.5 Limitations on Dividends from SC, Etc. SC shall not, and Parent shall not permit SC (i) to pay a dividend to Parent or loan the proceeds of this transaction in any manner that would cause SC to be unable to satisfy its obligations under Sections 8.3(a) or 9.3(c), (ii) sell SC or otherwise transfer, merge, consolidate or dissolve SC or (iii) sell or subject to Encumbrance or otherwise dispose of any of SC's assets unless the proceeds of such sale, Encumbrance or disposition are retained by SC or used by SC to satisfy its obligations under Sections 8.3(a) and 9.3(c). In the event that, notwithstanding the foregoing, SC is unable to satisfy its obligations under Sections 8.3(a) or 9.3(c) as a result of the payment of a dividend or loan to Parent or the actions taken in subclauses (ii) or (iii), Parent shall promptly repay to SC the amount which SC is unable to pay as a result of the payment of such dividends or loan or the actions taken in subsection (ii) or (iii).

    9.6  Insurance Claims.

    (a) Buyer shall cause Bank to make all claims for Losses which Bank may suffer, incur or sustain with respect to matters covered by insurance policies for which Bank is the insured and which are disclosed on Schedule 4.13 or of which Bank is aware and in effect on or prior to the Closing Date and shall do all such things as may be reasonably requested in connection with the prosecution of such claims. Buyer shall promptly notify Parent and SC of any such claims which have been filed and of all material events which occur in connection with the prosecution of such claims.

    (b) To the extent that (i) any insurance policies controlled by Parent and SC ("Sellers' Insurance Policies"), cover any loss, liability, claim, damage or expense relating to Bank or the Bank Subsidiaries or their respective businesses, assets or current or former employees and relating to or arising out of occurrences prior to the Closing Date and (ii) such Sellers' Insurance Policies continue to permit claims to be made thereunder after the Closing Date with respect to Bank and the Bank Subsidiaries' liabilities relating to or arising out of occurrences prior to the Closing Date ("Subject Company Claims"), Parent and SC shall cooperate with Buyer in submitting Subject Company Claims (or pursuing Subject Company Claims previously made) on behalf of Buyer and/or Bank under Seller's Insurance Policies.

    (c) At the request of Buyer, to the extent that any of Sellers' Excess Liabilities Umbrella Insurance Policies provide for coverage only on a "claims

made" basis, Parent and SC shall use their reasonable efforts to amend such policies prior to the Closing Date to provide coverage on an "occurrence" basis or to provide for an extended discovery period thereunder (in either case for a period not less than seven years following the Closing Date) for Bank and Bank Subsidiary liabilities that are based on acts or omissions occurring on or prior to the Closing Date, the cost of which shall be the responsibility of Buyer. In addition, Sellers shall provide to Buyer a certified copy of each such policy. Sellers shall advise Buyer before incurring any out of pocket expense related to any such amendment.

    (d) To the extent that, after the Closing Date, Buyer or Sellers require any information regarding claim data, payroll or other information in order to satisfy inquiries from insurance carriers, or self-insurance regulators, or other third parties to whom either party is reasonably required to provide such information, Sellers shall promptly supply such information to Buyer and Buyer shall promptly supply such information to Sellers.

    9.7 Termination Fee. If (a) an Acquisition Proposal is made, (b) the board of directors of the Parent fails to recommend shareholder approval of this Agreement or withdraws or modifies such recommendation in a manner adverse to Buyer, and (c) either (i) this Agreement is not approved by the affirmative vote of the holders of the percentage of the outstanding shares of Parent required for approval of this Agreement in accordance with the provisions of Parent's Articles of Incorporation and the California General Corporations Law, or (ii) the meeting of shareholders of the Parent at which approval of this Agreement and the transactions contemplated hereby is sought does not occur on or before August 16, 1996, or (d) an Acquisition Event occurs prior to termination of this Agreement, then Buyer may terminate this Agreement by written notice of termination to Sellers and Bank, whereupon no party shall have any liability to any other party except that Sellers shall pay to Buyer, within ten Business Days after receipt by Sellers of Buyer's written notice of termination or the occurrence of an Acquisition Event, the amount of $5,250,000, plus documented expenses incurred by Buyer in connection with this Agreement and the transactions contemplated herein, including reasonable accounting and legal fees (for a total of all expenses not to exceed $1,250,000), such payments to be in immediately available funds to an account or accounts specified in writing by Buyer to Sellers;


                                 ARTICLE 10
                           EMPLOYEE BENEFIT PLANS

    Each person who is an employee of Bank as of the Closing Date ("Bank Employees") shall be eligible for participation in the employee welfare and retirement plans of Buyer, as in effect from time to time, as follows:

    (a) Employee Welfare Benefit Plans. Each Bank Employee shall be eligible for participation in the employee welfare benefit plans of Buyer listed below subject to any eligibility requirements applicable to such plans (but not subject to any pre-existing conditions or exclusions except for the


Norwest Long Term Care Plan) and shall enter each plan not later than the first day of the calendar quarter which begins at least 32 days after the Closing Date, provided, however, that until the effective date of coverage for Bank Employees under the Buyers' employee welfare benefit plans listed below, the employee welfare benefit plans of Bank, as in effect prior to the Closing Date, shall be maintained for the benefit of Bank Employees on the terms and conditions previously in effect, including with respect to employer contributions, to ensure that no gap in coverage occurs:

         Medical Plan
         Dental Plan
         Vision Plan
         Short Term Disability Plan
         Long Term Disability Plan
         Long Term Care Plan
         Flexible Benefits Plan
         Basic Group Life Insurance Plan
         Group Universal Life Insurance Plan
         Dependent Group Life Insurance Plan
         Business Travel Accident Insurance Plan
         Accidental Death and Dismemberment Plan
         Severance Pay Plan
         Vacation Program

For the purpose of determining each Bank Employee's benefits for the year in which the Closing occurs under Buyer's vacation program, vacation taken by a Bank Employee in the year in which the Acquisition occurs will be deducted from the total Buyer's benefit. After the Closing Date, Bank Employees will be subject to Buyer's Vacation Program in accordance with the terms of that Program, with full credit for years of past service to Bank and the Bank's Subsidiaries . For purposes of the Short Term Disability Plan and Severance Policy, Bank Employees will receive full credit for years of past service with Bank and the Bank Subsidiaries. Each Bank Employee whose employment is terminated on or after the Closing Date shall be eligible to receive benefits under Buyer's Severance Pay Plan on the terms and conditions stated therein with full credit for years of past service with Bank and the Bank Subsidiaries.

    Bank Employees shall not be entitled to past service credit with regard to retiree medical benefits.

    (b)  Employee Retirement Benefit Plans.

    Each Bank Employee shall be eligible for participation in the Norwest Savings Investment Plan (the "SIP"), subject to any eligibility requirements applicable to the SIP (with full credit for years of past service to Bank to the extent such service was credited in the Bank 401(k) for the purpose of satisfying any eligibility and vesting periods applicable to SIP), and shall

enter the SIP not later than the first day of the calendar quarter which begins at least 32 days after the Closing Date.

    Each Bank Employee shall be eligible for participation in the Norwest Pension Plan under the terms thereof with full credit for years of past service to Bank and the Bank Subsidiaries to the extent such service was credited in the Bank Pension Plan for the purpose of satisfying any eligibility and vesting periods applicable to the Norwest Pension Plan (but not for benefit purposes).


                                ARTICLE 11.
                       PURCHASE AND ASSUMPTION OPTION

    Buyer, in its sole discretion and option, may at any time after the date hereof until May 15, 1996 (the "Option Termination Date"), elect ("Election"), by written notice delivered to Sellers, to consummate the transaction pursuant to the Purchase and Assumption Agreement attached as Appendix A attached hereto ("Purchase and Assumption Agreement") and the terms and conditions set forth therein, in which event parties' obligations to consummate the transaction pursuant to the Acquisition shall terminate and be of no further force and effect. Such Election, when given, shall be irrevocable. In the event such Election is not made on or prior to the Option Termination Date, Buyer's right to make such Election shall terminate and be of no further force and effect. By entering into this Agreement, the parties hereto shall be deemed to have entered into the Purchase and Assumption Agreement without any further action, in the event Buyer makes the Election.


                                ARTICLE 12.
                               MISCELLANEOUS

    12.1 Expenses; Attorneys' Fees. Except as otherwise expressly provided herein, each party shall bear its own expenses and all fees and out-of-pocket expenses of outside counsel, independent public accountants, investment bankers, brokers, finders and other consultants shall be paid or provided for by the party employing such person; provided that Buyer shall be responsible for any additional costs incurred in connection with any transaction contemplated by Buyer after the Acquisition and Sellers shall be responsible for the out-of-pocket expenses of outside counsel, independent public accountants, investment bankers, brokers, finders and other consultants incurred prior to the Closing Date by Bank in connection with this Agreement, except as otherwise provided in this Agreement. Buyer shall reimburse Sellers for any and all documented out-of-pocket expenses incurred by Sellers, including reasonable legal and accounting fees and expenses, in connection with Sellers' or Bank's efforts to obtain the regulatory approvals set forth in Schedule 9.1(h).

    12.2 Amendments. The provisions of this Agreement and any Exhibit or Schedule attached hereto (or agreement entered into concurrently herewith) may

be amended or waived only in writing by agreement of the parties hereto except as otherwise provided by law.

    12.3 Schedules; Exhibits. Each Schedule and Exhibit delivered in connection with or pursuant to this Agreement shall be in writing and shall constitute a part of this Agreement, although such Schedule or Exhibit need not be attached to each copy of this Agreement. Disclosure of any fact or item in any Schedule referenced by a particular section of this Agreement shall be deemed to have been disclosed for any and all purposes under this Agreement. The specification of any dollar amount in the representations and warranties contained in this Agreement or the inclusion of any specific items in any Schedules hereto is not intended to imply that such amounts, or higher or lower amounts, or the items so included or other items, are or are not material, and neither party shall use the fact of the setting of such amounts or the inclusion of any such item in any dispute or controversy between the parties as to whether any obligation, item or matter not described herein or included in a Schedule, or otherwise, is or is not material for purposes of this Agreement. Unless otherwise specified, definitions given to terms in this Agreement or the Exhibits and Schedules shall apply to all parts of this Agreement including the Exhibits and Schedules.

    12.4 Integration. Except to the extent otherwise provided in Section 9.4, this Agreement supersedes any and all prior agreements or understandings of the parties in connection herewith or with respect to the subject matter hereof.

    12.5 Governing Law. This Agreement, the legal relations between the parties and the adjudication and the enforcement thereof shall be governed by and interpreted and construed in accordance with the substantive laws of the State of California, and, to the extent applicable, federal law.

    12.6 Notices. All notices hereunder shall be in writing, and shall be deemed given when (a) delivered in person, (b) transmitted by telecopy, provided that any notice so given is also mailed as provided in clause (c), or
(c) mailed by certified or registered mail, postage prepaid, return receipt requested, addressed as follows:

    If to Buyer:

         Norwest Corporation
         Norwest Center
         Sixth and Marquette
         Minneapolis, MN 55479-1026
         Attention: Secretary

    If to Sellers:

   Southwest Gas Corporation
   5241 Spring Mountain Road
   Las Vegas, Nevada  89102
   Attention:  Chief Financial Officer


    With a copy to:

         O'Melveny & Myers
         400 South Hope Street
         Los Angeles, California  90071-2899
         Telecopy:  (213) 669-6407
         Attention:  Frances E. Lossing, Esq.

    12.7 No Assignment. Neither this Agreement nor any rights hereunder may be assigned by any party without the written consent of the other parties hereto; provided, however, that all rights of the Bank hereunder may be assigned to any successor of the Bank without the prior consent of any other party; provided however, that the Buyer may assign its rights and obligations (other than Buyer's obligation to pay or cause to be paid the Purchase Price) hereunder to any of the Buyer's direct or indirect subsidiaries; provided, however, that Buyer shall guarantee, in a form reasonably satisfactory to Sellers, the performance of the obligations of any of its assignees under this Agreement.

    12.8 Headings. The descriptive headings of the sections of this Agreement are inserted for convenience only and do not constitute a part of this Agreement.

    12.9 Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original but all of which taken together shall constitute one and the same agreement.

    12.10 Severability. If any provision of this Agreement is determined to be invalid, illegal or unenforceable by any Governmental Entity, the remaining provisions of this Agreement shall remain in full force and effect, provided that the essential terms and conditions of this Agreement for both parties remain valid, binding and enforceable.

    12.11 Alternative Dispute Resolution. If a dispute arises between the parties relating to this Agreement, the following procedure shall be implemented before either party pursues other available remedies, except that either party may seek injunctive relief from a court, where appropriate, in order to maintain the status quo while this procedure is being followed:

    (a) The parties shall meet within ten days after either party notifies the other party in writing of the existence of a dispute to attempt in good faith to negotiate a resolution of the dispute. The meeting shall be attended by persons with authority to settle the dispute; PROVIDED, HOWEVER, that no such meeting shall be deemed to vitiate or reduce the obligations and liabilities of the parties or be deemed a waiver by either party of any remedies to which such party otherwise would be entitled.


    (b) If within 15 days after such meeting, the parties have not succeeded in negotiating a resolution of the dispute, the dispute shall be determined by arbitration. The arbitration shall be conducted in accordance with the United States Arbitration Act (Title 9, U.S. Code) and under the Commercial Rules of the American Arbitration Association; provided, however, that with respect to
Section 30, failure of any party to appear or respond in the arbitration proceeding shall result in a default award against such party. The arbitrator(s) shall give effect to statutes of limitation in determining any claim. Any controversy concerning whether an issue is arbitrable shall be determined by the arbitrator(s). The award rendered by the arbitrator(s) shall set forth findings of the facts and conclusions of law and shall be final, and the judgment may be entered in any court having jurisdiction thereof. A failure by the arbitrator(s) to make findings of fact and conclusions of law shall be grounds for overturning the award.

    (c) In any arbitration proceeding, the arbitrator(s) is (are) authorized to apportion costs and expenses, including investigation, legal and other expense, which will include, if applicable, a reasonable estimate of allocated costs and expense or in-house legal counsel and legal staff. Such costs and expenses are to be awarded only after the conclusion of the arbitration and will not be advanced during the course of such arbitration.

    (d) Any arbitration hereunder shall take place in the City of Las Vegas, Nevada, unless otherwise agreed by the parties.

    12.12 Further Cooperation. Sellers acknowledge that Buyer may merge or consolidate Bank with a banking or thrift Affiliate of Buyer on or after the Closing Date and contingent on the Closing. Subject to the terms and conditions herein provided, Sellers agree to, and agree to cause Bank to, cooperate with Buyer in the preparing, filing, submitting of such notices and applications and related filings for the obtaining of such consents or approvals of a Governmental Entity, including any notices or applications thereto for an internal reorganization of Bank with a bank or thrift affiliate of Buyer as may be necessary to effect such internal reorganization; provided that Buyer shall reimburse Sellers for all costs and expenses incurred by Sellers in connection with any such preparations, filings and submittals; and provided further that it shall not be a condition of Buyer's obligation to consummate the Acquisition that any such approvals or consents be obtained.


     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date first above written.


                             SOUTHWEST GAS CORPORATION:


                             /s/ MICHAEL O. MAFFIE
                             ------------------------------------
                             Name:  MICHAEL O. MAFFIE
                             Title: PRESIDENT AND CEO


                             /s/ FAYE J. RINGLER
                             ------------------------------------
                             Name:  FAYE J. RINGLER
                             Title: ASSISTANT CORPORATE SECRETARY



                             THE SOUTHWEST COMPANIES:


                             /s/ MICHAEL O. MAFFIE
                             ------------------------------------
                             Name:  MICHAEL O. MAFFIE
                             Title: PRESIDENT AND CEO


                             FAYE J. RINGLER
                             ------------------------------------
                             Name:  FAYE J. RINGLER
                             Title: ASSISTANT CORPORATE SECRETARY


                             NORWEST CORPORATION:


                             /s/ LES BILLER
                             ------------------------------------
                             Name:  LES BILLER
                             Title: EVP


    The following is executing this Agreement for the purpose only of entering into the Purchase and Assumption Agreement only. By affixing its signature, PriMerit Bank is entering into the Purchase and Assumption Agreement only and to the extent Buyer makes the Election set forth in Article 11 in accordance with the terms thereof.


                       PRIMERIT BANK, FEDERAL SAVINGS BANK:


                       /s/ DAN J. CHEEVER
                       ------------------------------------
                       Name:  DAN J. CHEEVER
                       Title: PRESIDENT AND CEO

                       /s/ HARRY E. HINDERLITER III
                       ------------------------------------
                       Name:  HARRY E. HINDERLITER III
                       Title: CHIEF ADMINISTRATIVE OFFICER
                                AND GENERAL COUNSEL

                                  APPENDIX A

                                  APPENDIX A
                              TABLE OF CONTENTS


ARTICLE 1. DEFINITIONS . . . . . . . . . . . . . . . . . . . . . . . . . . . . 1

     1.1   Definitions . . . . . . . . . . . . . . . . . . . . . . . . . . . . 1

     1.2   Construction and Interpretation . . . . . . . . . . . . . . . . . .11

ARTICLE 2. PURCHASE AND ASSUMPTION . . . . . . . . . . . . . . . . . . . . . .11

     2.1   Assets to Be Sold . . . . . . . . . . . . . . . . . . . . . . . . .11

     2.2   Assumed Liabilities . . . . . . . . . . . . . . . . . . . . . . . .12

     2.3   Purchase and Assumption Price . . . . . . . . . . . . . . . . . . .12

ARTICLE 3. THE CLOSING . . . . . . . . . . . . . . . . . . . . . . . . . . . .13

     3.1   Closing . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .13

     3.2   Delivery by Sellers and Bank. . . . . . . . . . . . . . . . . . . .13

     3.3   Deliveries by Buyer and Purchaser . . . . . . . . . . . . . . . . .14

ARTICLE 4. REPRESENTATIONS AND WARRANTIES OF SELLERS . . . . . . . . . . . . .14

     4.1   Organization and Related Matters. . . . . . . . . . . . . . . . . .14

     4.2   Authority; No Violation . . . . . . . . . . . . . . . . . . . . . .15

     4.3   Consents and Approvals. . . . . . . . . . . . . . . . . . . . . . .16

     4.4   Title to Property . . . . . . . . . . . . . . . . . . . . . . . . .16

     4.5   Financial Statements. . . . . . . . . . . . . . . . . . . . . . . .17

     4.6   Material Contracts. . . . . . . . . . . . . . . . . . . . . . . . .18

     4.7   Legal or Other Proceedings. . . . . . . . . . . . . . . . . . . . .18

     4.8   Undisclosed Liabilities . . . . . . . . . . . . . . . . . . . . . .18


     4.9   Reports and Filings . . . . . . . . . . . . . . . . . . . . . . . .18

     4.10  Absence of Certain Changes or Events. . . . . . . . . . . . . . . .19

     4.11  Taxes and Tax Returns . . . . . . . . . . . . . . . . . . . . . . .20

     4.12  Compliance with Applicable Law. . . . . . . . . . . . . . . . . . .20

     4.13  Insurance . . . . . . . . . . . . . . . . . . . . . . . . . . . . .20

     4.14  Agreements with Regulatory Agencies . . . . . . . . . . . . . . . .20

     4.15  Affiliate Transactions. . . . . . . . . . . . . . . . . . . . . . .20

     4.16  Intellectual Property . . . . . . . . . . . . . . . . . . . . . . .21

     4.17  Loan Portfolio. . . . . . . . . . . . . . . . . . . . . . . . . . .21

     4.18  Mortgage Banking Licenses and Qualifications. . . . . . . . . . . .22

     4.19  Payment of Taxes, Insurance Premiums, etc.. . . . . . . . . . . . .22

     4.20  Minute Books. . . . . . . . . . . . . . . . . . . . . . . . . . . .22

     4.21  Employee Benefit Plans and Employment and Labor Contracts . . . . .22

     4.22  Investments . . . . . . . . . . . . . . . . . . . . . . . . . . . .24

     4.23  Broker's or Finder's Fees . . . . . . . . . . . . . . . . . . . . .24

     4.24  Bank Accounts . . . . . . . . . . . . . . . . . . . . . . . . . . .24

     4.25  Deposits. . . . . . . . . . . . . . . . . . . . . . . . . . . . . .24

ARTICLE 5. REPRESENTATIONS AND WARRANTIES OF BUYER . . . . . . . . . . . . . .25

     5.1   Organization and Related Matters. . . . . . . . . . . . . . . . . .25

     5.2   Authority; No Violation . . . . . . . . . . . . . . . . . . . . . .25

     5.3   Consents and Approvals. . . . . . . . . . . . . . . . . . . . . . .26

     5.4   Financing; Capital. . . . . . . . . . . . . . . . . . . . . . . . .26


     5.5   Broker's or Finder's Fees . . . . . . . . . . . . . . . . . . . . .26

     5.6   Proxy Statement . . . . . . . . . . . . . . . . . . . . . . . . . .26

ARTICLE 6. COVENANTS . . . . . . . . . . . . . . . . . . . . . . . . . . . . .26

     6.1   Access. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .27

     6.2   Conduct of Business of Bank . . . . . . . . . . . . . . . . . . . .27

     6.3   Regulatory Approvals: Consents of Third Parties . . . . . . . . . .30

     6.4   Public Announcements. . . . . . . . . . . . . . . . . . . . . . . .32

     6.5   Further Assurances. . . . . . . . . . . . . . . . . . . . . . . . .32

     6.6   Notification of Certain Matters . . . . . . . . . . . . . . . . . .32

     6.7   Corporate Records, Contracts and Financial Statements . . . . . . .33

     6.8   Delivery of Records at Closing. . . . . . . . . . . . . . . . . . .33

     6.9   Shareholder Approval. . . . . . . . . . . . . . . . . . . . . . . .33

     6.10  Resignations. . . . . . . . . . . . . . . . . . . . . . . . . . . .34

     6.11  Taxes . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .34

     6.12  Termination and Amendment of Certain Employee Benefit Plans . . . .34

     6.13  Amendment of Contracts. . . . . . . . . . . . . . . . . . . . . . .34

     6.14  Employees . . . . . . . . . . . . . . . . . . . . . . . . . . . . .35

ARTICLE 7. CONDITIONS TO CLOSING . . . . . . . . . . . . . . . . . . . . . . .35

     7.1   Reciprocal Conditions . . . . . . . . . . . . . . . . . . . . . . .35

     7.2   Conditions to Buyer's Obligations . . . . . . . . . . . . . . . . .36

     7.3   Conditions to Sellers' Obligations. . . . . . . . . . . . . . . . .36


ARTICLE 8. TAX MATTERS . . . . . . . . . . . . . . . . . . . . . . . . . . . .37

     8.1   Liability for Taxes . . . . . . . . . . . . . . . . . . . . . . . .37

     8.2   Survival. . . . . . . . . . . . . . . . . . . . . . . . . . . . . .38

     8.3   Transfer Taxes. . . . . . . . . . . . . . . . . . . . . . . . . . .38

     8.4   Tax Cooperation . . . . . . . . . . . . . . . . . . . . . . . . . .38

ARTICLE 9. TERMINATION/SURVIVAL/INDEMNIFICATION/
           TERMINATION FEE . . . . . . . . . . . . . . . . . . . . . . . . . .38

     9.1   Termination . . . . . . . . . . . . . . . . . . . . . . . . . . . .38

     9.2   Survival of Representations and Warranties. . . . . . . . . . . . .40

     9.3   Indemnification . . . . . . . . . . . . . . . . . . . . . . . . . .40

     9.4   Confidentiality Agreement . . . . . . . . . . . . . . . . . . . . .42

     9.5   Limitations on Dividends from SC, Etc.. . . . . . . . . . . . . . .42

     9.6   Insurance Claims. . . . . . . . . . . . . . . . . . . . . . . . . .42

     9.7   Termination Payment . . . . . . . . . . . . . . . . . . . . . . . .43

ARTICLE 10.    EMPLOYEE BENEFIT PLANS. . . . . . . . . . . . . . . . . . . . .43

ARTICLE 11.    MISCELLANEOUS . . . . . . . . . . . . . . . . . . . . . . . . .45

     11.1  Expenses; Attorneys' Fees . . . . . . . . . . . . . . . . . . . . .45

     11.2  Amendments. . . . . . . . . . . . . . . . . . . . . . . . . . . . .45

     11.3  Schedules; Exhibits . . . . . . . . . . . . . . . . . . . . . . . .45

     11.4  Integration . . . . . . . . . . . . . . . . . . . . . . . . . . . .45

     11.5  Governing Law . . . . . . . . . . . . . . . . . . . . . . . . . . .46

     11.6  Notices . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .46

     11.7  No Assignment . . . . . . . . . . . . . . . . . . . . . . . . . . .46


     11.8  Headings. . . . . . . . . . . . . . . . . . . . . . . . . . . . . .46

     11.9  Counterparts. . . . . . . . . . . . . . . . . . . . . . . . . . . .47

     11.10 Severability. . . . . . . . . . . . . . . . . . . . . . . . . . . .47

     11.11 Alternative Dispute Resolution. . . . . . . . . . . . . . . . . . .47

                                   EXHIBITS

Exhibit A      Assumption Agreement
Exhibit B      Bill of Sale
Exhibit C-1    Matters to be Covered in Opinion of O'Melveny & Myers
Exhibit C-2    Matters to be Covered in Opinion of Counsel to Sellers
Exhibit D      Matters to be Covered by Opinion of Counsel to Buyer

                                  SCHEDULES

1.1(a) Branches/ATM's/Loan Offices/Other Bank Offices
1.1(b) Employee Benefit Plans/Programs
1.1(c) Excluded Recorded Intangibles
1.1(d) Stead Real Property
1.1(e) Excluded Other Assets/Liabilities
1.1(f) Intellectual Property
1.1(g) Margarita Village Lien
1.1(h) Material Contracts
1.1(i) Operating Sites
1.1(j) Real Estate Subsidiaries
1.1(k) Requisite Regulatory Approvals
1.1(l) Subsidiaries
4.1    Equity Interests
4.3    Third Party Consents
4.4(a) Real Property
4.5    Financial Statements
4.7    Legal Proceedings
4.8    Undisclosed Liabilities
4.10   Changes or Events
4.11   Taxes
4.13   Insurance


4.15   Affiliate Transactions
4.17   Classified Assets
4.22   Investments
4.24   Bank Accounts
4.25   Deposits
5.3    Consents & Approvals
6.2    Conduct of Business
6.11   Deferred Tax Amount
6.13   Amendment of Contracts
9.1(g) Filings with Bank Regulators


                                 APPENDIX A


                                 AGREEMENT

    This AGREEMENT (this "Agreement"), dated as of ______________, 1996, is entered into by and among SOUTHWEST GAS CORPORATION, a California corporation ("Parent"), THE SOUTHWEST COMPANIES, a Nevada corporation ("SC"), PRIMERIT BANK, FEDERAL SAVINGS BANK, a federal savings bank ("Bank"), and NORWEST CORPORATION, a Delaware corporation ("Buyer"). SC and Parent are collectively referred to herein as "Sellers" and sometimes individually as a "Seller."


                             R E C I T A L S :

    A.   Parent owns all the capital stock of SC.

    B.   SC owns all of the capital stock of Bank.

    C. Buyer desires to acquire certain of the assets, properties and business of the Bank and assume certain liabilities of the Bank related to such assets, all of which assets and liabilities, taken together, constitute substantially as an entirety a going concern,, pursuant to and in accordance with the terms and conditions of this Agreement and Sellers desire to cause Bank to sell and transfer to a wholly-owned bank or thrift subsidiary of Buyer to be acquired or to be formed by Buyer after the date hereof (the "Purchaser") certain of the assets, properties and business of the Bank, pursuant to and in accordance with the terms and conditions of this Agreement (such asset purchase and liability assumption pursuant to the terms of this Agreement being referred to as the "Purchase and Assumption").

    In consideration of the mutual promises and covenants contained herein, and of other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:


                                 ARTICLE 1.
                                DEFINITIONS

    1.1 Definitions. As used in this Agreement, the following definitions shall apply:

    "Acquisition Agreement" means the Agreement, dated as of January 8, 1996, among Parent, Bank and Buyer to which this Agreement is attached as Appendix A.

    "Acquisition Event" has the meaning given such term in Section 6.9.


    "Acquisition Proposal" has the meaning given such term in Section 6.9.

    "Affiliate" means any Person directly or indirectly controlling, controlled by, or under common control with, the subject entity through the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such entity whether through the ownership of voting securities, by contract or otherwise. Without limiting the foregoing, the ownership, direct or indirect, of a 25 percent interest in such entity shall be deemed to be control.

    "Affiliated Group" means any affiliated group within the meaning of
Section 1504 of the Code or any similar group defined under a similar provision of state, local or foreign law, including any consolidated, unitary or combined group of companies.

    "Agency" means HUD, FHA, VA, GNMA, FNMA or FHLMC, as applicable.

    "Agreement" means this Agreement by and among Sellers, Bank and Buyer, as amended or supplemented, together with all Exhibits and Schedules, incorporated by reference or referred to herein.

    "Applicable Law" means any domestic, federal, state or local statute, law, ordinance, rule, administrative interpretation, regulation, order, writ, injunction, directive, judgment, decree, policy, guideline or other requirement of any Governmental Entity applicable to Buyer, Purchaser, Sellers, Bank or the Subsidiaries.

    "Assumed Liabilities" means all Branch Deposits and all other obligations and liabilities, whether actual or contingent, or known or unknown, of Bank as of the Closing Date (except Retained Liabilities).

    "Assumption Agreement" means the assumption agreement in substantially the form of Exhibit A.

    "ATM" means all automated teller machines owned and currently being used by Bank.

    "Bank Regulator" means, one or more of the following, as applicable: the OTS, the FDIC, the Federal Reserve Board, the Office of the Comptroller of the Currency and the Nevada Commissioner of Financial Institutions.

    "Bank Subsidiaries" means PriMerit Investor Services, BSF Trustee, First Nevada Company, and Home Trustee, Inc.

    "Bill of Sale" means the bill of sale in substantially the form of Exhibit B.

    "Branch Deposits" mean all deposits as defined in Section 3(1) of the Federal Deposit Insurance Act, as amended (12 USC Section 1831(1)), at the Branches.


    "Branches" mean each of the branches, loan production offices, other banking offices and ATMs of Bank, all of which are listed on Schedule 1.1(a).

    "Business Day" means any day other than a Saturday, a Sunday, or a day on which banks in the state of Nevada or Minnesota are generally closed for regular banking business.

    "Closing" means the consummation of the transactions contemplated by this Agreement.

    "Closing Date" means the date and time of the Closing.

    "Code" means the Internal Revenue Code of 1986, as amended.

    "Confidentiality Agreement" means the Confidentiality Agreement dated November 29, 1995, between Parent and Buyer.

    "Contract" or "Contracts" means any rights and interests arising under or in connection with any agreement, arrangement, bond, commitment, franchise, guarantee, indemnity, indenture, instrument, lease, license or understanding, whether written or oral that will be included in the Purchased Assets.

    "DPC Property" means any voting securities, other personal property or real property acquired by Bank or a Bank Subsidiary by foreclosure or otherwise, in the ordinary course of collecting a debt previously contracted in good faith, retained with the object of sale for a period not longer than the applicable statutory holding period and recorded in Bank's business records as such.

    "Employee Benefit Plans" mean all employee benefit plans (as defined in Section 3(3) of ERISA) maintained or contributed to by Bank and in which the Employees participate, all of which are listed on Schedule 1.1(b).

    "Employee Programs" mean all of Bank's payroll practices, personnel policies, contracts, plans, and arrangements, if any, providing for bonuses, deferred compensation, retirement payments, profit sharing, incentive pay, commissions, vacation pay or other benefits in which any Employees or their dependents participate, and all employment, severance or other agreements with any director of the Bank or any Bank Subsidiary or any Employee, all of which are listed on Schedule 1.1(b).

    "Employees" mean employees of Bank and the Bank Subsidiaries (including any such employees on leave or disability who return to work within three months after the initial date of leave or disability).


    "Encumbrance" means any lien, pledge, security interest, claim, charge, easement, limitation, commitment, encroachment, restriction or encumbrance of any kind or nature whatsoever.

    "Environmental Law" means the federal Clean Water Act, the Resource Conservation and Recovery Act, the Comprehensive Environmental Response, Compensation and Liability Act, the Superfund Amendment and Reauthorization Act, the Safe Drinking Water Act and the Toxic Substances Control Act, each as amended to the date hereof or any regulations thereunder, or any other Applicable Law relating to (a) the discharge, spill, disposal, emission, or other release of any Hazardous Substance; (b) any injury to or death of individuals or damage to or loss of property caused by or resulting from the presence of Hazardous Substances; or (c) the generation, storage, handling, location, disposal or arranging for disposal of Hazardous Substances.

    "Equity Interests" mean capital stock, partnership interests (limited or general), joint venture interests or other equity interests or any securities or other equity interests convertible into or exchangeable for any of the foregoing or any other rights, warrants or options to acquire or vote any of the foregoing.

    "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

    "Excluded Assets" means collectively: (i) any claims, refunds, credits or overpayments with respect to any Taxes paid or incurred by the Bank and its Affiliates, or any related interest received from the relevant taxing authority for periods ending prior to the Closing Date, and the appropriately prorated portion thereof for periods commencing prior to the Closing Date and ending on or after the Closing Date; (ii) the rights of the Sellers and Bank under this Agreement and the Related Documents, including but not limited to the right to receive the Purchase Price; (iii) any tax sharing agreement between Bank on the one hand and Sellers or the Real Estate Subsidiaries on the other hand and any other Contract (except depository contracts between the Bank or the Bank Subsidiaries and Sellers and the Real Estate Subsidiaries) between the Bank on the one hand and Sellers and the Subsidiaries (other than the Bank Subsidiaries) on the other hand and any claims of the Bank or the Bank Subsidiaries thereunder; (iv) the Real Estate Subsidiaries; (v) the recorded intangibles reflected on Schedule 1.1(c); (vi) the Margarita Village Lien, the Stead Real Property described on Schedule 1.1(d) and the assets and liabilities reflected on Schedule 1.1(e); (vii) the assets of PriMerit Bank, Federal Savings Bank Charitable Foundation; and
(viii) the Bank's charter, non-transferable franchises, licenses, permits, authorizations and memberships, corporate seals, minute books, stock books and other corporate records having to do with the corporate organization and capitalization of Bank and all income tax records; provided, however, that copies of such corporate and tax reports shall be provided to Buyer at Buyer's request; (ix) Bank's books of accounts; provided, however, that copies of such books of accounts shall be provided to Buyer at Buyer's request; and (x) all corporate records of Bank with respect to the Excluded Assets set forth in clauses (i) through (ix) hereof.


    "Federal Reserve Board" means the Board of Governors of the Federal Reserve System.

    "FDIC" means the Federal Deposit Insurance Corporation.

    "FHA" means the Federal Housing Administration.

    "FHA Loans" mean Loans which satisfy all applicable rules and requirements to be insured by FHA and which are insured by FHA.

    "FHLB" means the Federal Home Loan Bank of San Francisco.

    "FHLMC" means the Federal Home Loan Mortgage Corporation.

    "Filings" mean all reports, returns, registrations and statements, together with any amendments required to be made with respect thereto, that were required to be filed with (a) the OTS, including, but not limited to, thrift financial reports, annual reports and proxy statements, (b) the FDIC, and (c) any other applicable Governmental Entity, including taxing authorities, except where the failure to file such reports, returns, registrations and statements has not had and is not reasonably expected to have a material adverse effect on Bank and the Bank Subsidiaries taken as a whole.

    "Final Termination Date" means September 30, 1996.

    "Financial Statements" mean the financial statements of Bank and the Subsidiaries described in Section 4.5.

    "FNMA" means the Federal National Mortgage Association.

    "GAAP" means generally accepted accounting principles as used in the United States of America as in effect at the time any applicable financial statements were prepared or any act requiring the application of GAAP was performed.

    "GNMA" means the Government National Mortgage Association.

    "Governmental Entity" means any court, administrative agency or commission or other governmental authority or instrumentality, including, without limitation, each Bank Regulator, the SEC, the California Public Utilities Commission and the Arizona Corporation Commission.

    "Hazardous Substances" mean (a) substances that are defined or listed in, or otherwise classified pursuant to, any Applicable Laws as "hazardous substances," "hazardous materials," "hazardous wastes," "toxic substances," or any other formulation intended to define, list or classify substances by reason of deleterious properties such as ignitability, corrosivity, reactivity, carcinogenicity, reproductive toxicity, or "EP Toxicity;"


(b) oil petroleum or petroleum derived substances and drilling fluids, produced waters, and other wastes associated with the exploration, development, or production of crude oil, natural gas, or geothermal resources; (c) any flammable substances or explosives, any radioactive materials, any hazardous wastes or substances, any toxic wastes or substances or any other materials or pollutants which pose a hazard to DPC Property or any other property of Bank or any Bank Subsidiary or to persons on or about such property; and (d) asbestos, other than non-friable asbestos, or electrical equipment which contains any oil or dielectric fluid containing levels of polychlorinated biphenyls in excess of 50 parts per million.

    "HUD" means the Department of Housing and Urban Development.

    "Insurer" means a Person who insures or guarantees all or any portion of the risk of loss upon borrower default on any of the Serviced Mortgage Loans, including, without limitation the FHA, the VA and any private mortgage insurer, and providers of life, flood, hazard, disability, title or other insurance with respect to any of the Serviced Mortgage Loans or the property securing any such Serviced Mortgage Loan.

    "Intellectual Property" means all Marks used in connection with the conduct of business in the ordinary course at any Branch or Operating Site and listed on Schedule 1.1(f).

    "Investor" means any Person who owns (beneficially or of record) a Serviced Mortgage Loan, or the servicing rights or master servicing rights to a Serviced Mortgage Loan, subserviced, serviced or master serviced by Bank or any Bank Subsidiary pursuant to a Mortgage Servicing Agreement.

    "IRS" means the Internal Revenue Service.

    "Lease" means any of the real estate leases, or a sublease of Bank's interest thereunder, for a Branch or any Operating Site.

    "Loans" mean loans originated by Bank or any Bank Subsidiary or purchased by Bank or any Bank Subsidiary, including loan commitments and the unfunded portion of existing commitments.

    "Loss" means any actual cost, expense or liability, including but not limited to penalties, fines, damages, legal and other professional fees and expenses reasonably incurred in the investigation, collection, prosecution and defense of claims and amounts paid in settlement, that are imposed upon or otherwise incurred or suffered by the relevant party.

    "Margarita Village Lien" means the superpriority lien and associated loan on the project described on Schedule 1.1(g).


    "Mark" means any brand name, copyright, patent, service mark, trademark, trade name, state or federal common law usages and all registrations or applications for registration of any of the foregoing.

    "Material Contracts" mean all Contracts or offers that would become binding upon acceptance by a third party (a) that obligate Bank or any Bank Subsidiary to pay or forego receipt of an amount of $50,000 or more in any 12-month period, other than (i) any Branch Deposit or (ii) any Loan made in the ordinary course of business; (b) that bind Bank or any Bank Subsidiary and contain a covenant by Bank or such Bank Subsidiary not to compete;
(c) that bind Bank or any Bank Subsidiary or any of its properties and contain a right of first refusal in favor of a third party; (d) that relate to Technology Systems; (e) that grant a power of attorney or similar authorization to act on behalf of Bank or any Bank Subsidiary to any Person;
(f) any agreement or commitment with respect to the Community Reinvestment Act or similar law with any state or Federal regulatory authority or any other party; or (g) that are otherwise material to Bank and the Bank Subsidiaries taken as a whole. All Material Contracts as of the date hereof are listed on Schedule 1.1(h).

    "Mortgage" means, with respect to a Mortgage Loan or a Serviced Mortgage Loan, a mortgage, deed of trust or other security instrument creating a lien upon real property and any other property described therein which secures a Mortgage Note, together with any assignment, reinstatement, extension, endorsement or modification of any thereof.

    "Mortgage Loan" means any interest in a Loan secured by a Mortgage.

    "Mortgage Loan Regulations" mean (a) all Applicable Laws with respect to the origination, insuring, purchase, sale, pooling, servicing, subservicing, master servicing or filing of claims in connection with a Loan, (b) the responsibilities and obligations set forth in any agreement between Bank or any of the Bank Subsidiaries and an Investor or private mortgage insurer (including, without limitation, Mortgage Servicing Agreements and selling and servicing guides), (c) all Applicable Laws and other requirements of an Agency, and all rules, regulations and other requirements of an Investor, private mortgage insurer, public housing program or Investor program with respect to the origination, insuring, purchase, sale, pooling, servicing, subservicing, master servicing or filing of claims in connection with a Serviced Mortgage Loan, and (d) the terms and provisions of the Serviced Mortgage Loan documents.

    "Mortgage Note" means, with respect to a Mortgage Loan or a Serviced Mortgage Loan, a promissory note or notes, or other evidence of indebtedness, with respect to such Mortgage Loan or Serviced Mortgage Loan secured by a Mortgage or Mortgages, together with any assignment, reinstatement, extension, endorsement or modification thereof.


    "Mortgage Servicing Agreements" mean all contracts or arrangements between Bank or any of the Bank Subsidiaries and an Investor pursuant to which Bank or any of the Bank Subsidiaries subservices, services or master services Serviced Mortgage Loans for such Investor.

    "Operating Sites" mean the headquarters building, warehouse and other non-Branch offices of Bank or any of the Bank Subsidiaries, all of which are listed on Schedule 1.1(i).

    "OTS" means the Office of Thrift Supervision.

    "Permitted Encumbrances" mean all Encumbrances that are:

         (a) disclosed in any title reports, opinions or insurance binders delivered or made available to Buyer prior to the execution of this Agreement;

         (b) for Taxes or assessments, special or otherwise, either not due and payable or being contested in good faith and fully accrued or adequately provided for;

         (c) representing mechanics', materialmen's, carriers', warehousemen's, landlords' and other similar or statutory liens arising in the ordinary course of business and fully accrued or adequately provided for; or

         (d) rights of parties lawfully in possession and any other defect, exception to title or easement or claim of easement which in all cases does not materially impair the use, operation or value of the property to which it relates.

    "Person" means any individual, corporation, company, partnership (limited or general), joint venture, association, limited liability company, trust or other entity.

    "Purchase and Assumption Purchase Price" or "Purchase Price" means the purchase price set forth in Section 2.3.

    "Purchased Assets" means all of the assets, properties, rights and business of the Bank of every type and description, real, personal and mixed, tangible and intangible, wherever located and whether or not reflected on the books and records of the Bank, other than the Excluded Assets. Such assets and property shall include, without limitation, all right, title and interest of the Bank in all lands, branches, offices, buildings (together with improvements, appurtenances, licenses and permits), motor vehicles, equipment, furniture and fixtures, supplies, stationery, cash, loans, the allowance for loan losses , accrued interest, securities, certificates of deposit, accounts receivable, cash management accounts, servicing rights, leases of real and personal property, prepaid expenses, deposits, licenses and permits, agreements and contracts, claims against third parties
(including warranty claims relating to goods, equipment or real property sold to

the Bank), authorizations and approvals of any third party, the right to receive mail, payments on loans and accounts receivable and other communications, prepaid FDIC insurance and assessments and other prepaid expenses incurred in the ordinary course of business and not related to the Excluded Assets, computer software used in connection with personal computers (the "Software"), other files and business records, advertising materials, customer application forms, the right to use the Bank's ABA transit numbers and other intangible properties and rights to, refunds and prepayments under Contracts, Marks and the capital stock and assets of the Bank Subsidiaries, and the payment referred to in Section 6.11, but shall not include the Excluded Assets.

    "Real Estate Liabilities" means all liabilities or obligations (absolute or contingent) of Bank or any Subsidiary to the extent arising out of any real estate development activities (past or present) of Bank or any of its Affiliates, all real estate held for development, all Real Estate Subsidiaries, the ownership or operation of the Real Estate Subsidiaries by Bank or any Subsidiary, including without limitation, (i) claims of persons who have purchased properties or assets from Real Estate Subsidiaries or any partnership, joint venture, association, project or development in which any of the Real Estate Subsidiaries may have participated at any time,
(ii) contractual obligations, performance bonds, undertakings, guarantees, suretyship arrangements, or other obligations of Bank or the Subsidiaries with respect to the business or obligations of the Real Estate Subsidiaries, and (iii) liabilities or obligations arising out of the ownership, operation, formation, dissolution, sale or disposition of any Real Estate Subsidiary.

    "Real Estate Subsidiaries" means the entities identified on
Schedule 1.1(j) hereto and all interests or investments (equity, debt, or otherwise) of the Bank or any Subsidiary, direct or indirect, in any of such entities.

    "Real Property" means all real property of Bank or any Bank Subsidiary, including fee, leasehold and other interests in real property (including real property that is DPC Property, but excluding any interest in real property held solely as a trustee or beneficiary under a deed of trust or mortgagee under a mortgage).

    "Records" mean all records and original documents which pertain to and are utilized by Bank to administer, reflect, monitor, evidence or record information respecting the business or conduct of Bank and the Bank Subsidiaries, including all such records maintained on electronic or magnetic media in the Technology Systems.

    "Regulatory Agreement" means, with respect to Bank or any Bank Subsidiary, any cease-and-desist or other order issued by, or any written agreement, consent agreement or memorandum of understanding with, or any order or directive by, or any extraordinary supervisory letter from, or any board resolutions adopted at the request of any Bank Regulator or other Governmental Entity that restricts the conduct of Bank's or any Bank Subsidiary's business or that in any manner relates to its capital adequacy, its credit policies, its management or its business.


    "Related Documents" means the Bill of Sale and the Assumption Agreement.

    "Requisite Regulatory Approvals" mean all approvals or consents of or filings with any Governmental Entity required in order to consummate the transactions contemplated by this Agreement, all of which are listed in
Schedule 1.1(k).

    "Retained Liabilities" means all obligations and liabilities of Bank, whether actual or contingent, or known or unknown, consisting of or arising out of (i) the Real Estate Subsidiaries or any assets or obligations or liabilities thereof; (ii) Real Estate Liabilities; (iii) any liabilities or obligations consisting of or arising out of the Excluded Assets; and (iv) all Taxes imposed on Sellers, Bank and the Subsidiaries (either directly or by virtue of joint and several liabilities) (a) for any taxable year or period that ends on or before the Closing Date or (b) with respect to any taxable year or period beginning before and ending after the Closing Date, the portion of such taxable year or period ending on and including the Closing Date; and any liabilities or obligations consisting of, arising out of, or related to acts occurring after the Closing Date.

    "SEC" means the United States Securities and Exchange Commission.

    "Serviced Mortgage Loan" means any closed Mortgage Loan, whether or not such Mortgage is included in a securitized portfolio, which is subserviced, serviced or master serviced by Bank or any of the Bank Subsidiaries pursuant to Mortgage Servicing Agreements.

    "Software" means all computer programs, software, firmware and related documentation used in the operation of the Technology Systems.

    "Subsidiary" means any Person, more than 50 percent of the voting power of which is owned directly or indirectly by Bank or any Person more than 50 percent of the Equity Interests of which is owned directly or indirectly by Bank, all of which are listed on Schedule 1.1(l).

    "Taxes" means all federal, provincial, territorial, state, municipal, local, foreign or other taxes, imposts, rates, levies, assessments and other charges including, without limitation, all income, franchise, gains, capital, real property, goods and services, transfer, value added, gross receipts, windfall profits, severance, ad valorem, personal property, production, sales, use, license, stamp, documentary stamp, mortgage recording, excise, employment, payroll, social security, unemployment, disability, estimated or withholding taxes, and all customs and import duties, together with any interest, additions, fines or penalties with respect thereto or in respect of any failure to comply with any requirement regarding Tax Returns and any interest in respect of such additions, fines or penalties.

    "Tax Return" means any return, report, information statements, schedule or other document (including any related or supporting information) with respect to Taxes,

including any document required to be retained or provided to any Governmental Entity pursuant to 31 USC Sections 5311-5328 and regulations promulgated thereunder.

    "Technology Systems" mean all electronic data processing, communications, telecommunications, disaster recovery services and other computer systems which are material to the operation of the Branches and the Operating Sites, and to the servicing of the Loans and Serviced Mortgage Loans and, including (a) any computer hardware and Software owned, leased or licensed by Bank that is used in the operation of the Technology Systems, and
(b) any Contracts pursuant to which Bank is granted rights which are used in the operation of the Technology Systems, including Software licenses and similar agreements.

    "VA" means the Veterans Administration.

    "VA Loans" mean Loans which satisfy all applicable rules and regulations to be guaranteed by the VA and which are guaranteed by the VA.

    1.2  Construction and Interpretation.

    (a) When used to modify a statement with respect to the Bank or a Bank Subsidiary, "material," "materially," or similar phrases refer to matters which are material to the business, condition (financial or otherwise) or operations of Bank and the Bank Subsidiaries, taken as a whole; provided, however, that such terms shall not include (i) changes in Applicable Law, GAAP, or regulatory accounting principles, or thrift laws or regulations, or interpretations thereof, that affect the thrift industry generally or changes in the general level of interest rates unless such change affects Bank to a materially greater extent than thrift institutions generally (ii) any assessment imposed on the Bank in connection with the recapitalization of the Savings Association Insurance Fund of the FDIC; or (iii) the writeoff of any goodwill on the books of Bank and the Bank Subsidiaries as a result of the execution of delivery of this Agreement.

    (b) Any reference to the "ordinary course of business" shall refer to the ordinary course of the business of Bank and the Subsidiaries prior to October 31, 1995.


                                 ARTICLE 2.
                          PURCHASE AND ASSUMPTION

    2.1 Assets to Be Sold. Subject to the terms and conditions of this Agreement, at the Closing, the Bank will sell to Purchaser, and Purchaser will purchase from the Bank the Purchased Assets. Such sale, conveyance, assignment, transfer and delivery shall be effected by delivery by the Bank to the Purchaser at the Closing of (i) the duly executed Bill of Sale, (ii) good and sufficient deeds, in recordable or registrable form, with respect to all Real Property owned by the Bank and included among the Purchased Assets,
(iii) assignments of mortgages or deeds of trust, security agreements and security interests and assignments of notes, in recordable form, if

applicable, relating to the Purchased Assets, and (iv) such other instruments of conveyance and transfer as the Purchaser shall reasonably request.

    2.2 Assumed Liabilities. On the Closing Date Purchaser shall assume the obligations and liabilities of Bank other than the Retained Liabilities. Such assumption shall be effected by delivery by the Purchaser to the Bank at the Closing of (i) the duly executed Assumption Agreement, and (ii) such other instruments and supporting documents as Sellers, Bank or any applicable third party may reasonably request. The Purchaser shall not assume or be liable for the Retained Liabilities.

    2.3 Purchase and Assumption Price. (a) The Purchase and Assumption Purchase Price shall be an amount equal to $190,700,000. The Purchase Price shall be reduced by the after tax amount of any Purchase Price reduction and increased by the after tax amount of any Purchase Price increase. The amount of any Purchase Price reduction shall be determined by adding (x) the amount of Real Estate Liabilities paid in the aggregate by the Bank or any of the Bank Subsidiaries subsequent to November 30, 1995 but on or prior to the Closing Date in excess of $1,205,000, and (y) the amount of Taxes paid by the Bank or any of the Bank Subsidiaries subsequent to October 31, 1995 but on or prior to the Closing Date (other than for Taxes related to operations subsequent to October 31, 1995 and prior to the Closing Date) in excess of the amount of Taxes accrued on the balance sheet of the Bank contained in the Financial Statements as of October 31, 1995. The amount of any Purchase Price increase shall be determined by adding (x) any amounts received by the Bank or any of the Bank Subsidiaries with respect to the Margarita Village Lien or the Stead Real Property described in Schedule 1.1(d) subsequent to November 30, 1995 and prior to the Closing Date in excess of $200,000, plus the book value of the Margarita Village Lien and the Stead Real Property on the Bank's Financial Statements at November 30, 1995, and (y) any amounts received by the Bank or any of the Bank Subsidiaries subsequent to October 31, 1995 but on or prior to the Closing Date with respect to Tax refunds attributable to periods on or prior to October 31, 1995 except for Tax receivables on the balance sheets of the Bank contained in the Financial Statements of October 31, 1995.

    (b) Bank shall prepare an interim closing statement as of a date no more than five Business Days prior to the Closing Date and as if the Closing had occurred on such date setting forth the amount of the Purchase Price. The interim closing statement shall be delivered by Bank to Buyer and Purchaser no less than two Business Days prior to the Closing Date. The Purchase Price paid by the Buyer on the Closing Date shall be the Purchase Price set forth on the interim closing statement.

    (c) Not more than 30 calendar days after the Closing Date, Bank shall deliver to Buyer and Purchaser a final closing statement setting forth its final calculation of the amount of the Purchase Price.

    (d) If within 30 calendar days after delivery of the final closing statement to Buyer and Purchaser, the Buyer and Purchaser determine in good faith that the Purchase Price set forth on the final closing statement was inaccurate, Buyer and Purchaser shall give notice of such determination to


Sellers and Bank setting forth the amount of the Purchase Price as determined by Buyer and Purchaser and specifying in reasonable detail the Buyer's and Purchaser's basis for its disagreement with Bank's determination of the Purchase Price. The failure by Buyer and Purchaser so to express its disagreement within such 30-day period shall constitute acceptance of the Purchase Price by Buyer and Purchaser. If the parties are unable to resolve their disagreement, the items in dispute shall be referred to KPMG Peat Marwick, LLP ("KPMG") and Arthur Andersen, LLP ("AA") for determination. KPMG and AA shall make a determination as to the matter in dispute, which determination shall be in writing, furnished to each of the parties as promptly as practicable after the matter in dispute has been referred to KPMG and AA and shall be final, conclusive and binding upon each of the parties hereto. If KPMG and AA cannot agree, KPMG and AA will jointly designate another accounting firm to make the determination, which determination shall be final, conclusive and binding upon each of the parties hereto. The final closing statement shall thereupon be modified in accordance with the determination of KPMG and AA. Each of the parties shall pay the fees and expenses of its accountants and, if a third accountant is appointed as set forth above, the Sellers, on the one hand, and the Buyer on the other hand shall share equally the expenses of such third accountant.

    (e) If the amount of the Purchase Price paid by Buyer and Purchaser was less than that set forth on the final closing statement, Buyer and Purchaser shall, subject to the provisions of Section 2.3(d), promptly pay the difference to Bank together with interest thereon for each day after the Closing Date to the date of such payment at the rate of the closing Federal Funds rate per annum as set forth in the Western Edition of THE WALL STREET JOURNAL published on the day prior to the date of payment (the "Interest Rate"). If the amount of the Purchase Price paid by Buyer and Purchaser was greater than that set forth on the final closing statement, Bank shall, subject to the provisions of Section 2.3(d), promptly pay the difference to Buyer, together with interest thereon for each day after the Closing Date to the Date of such payment at the Interest Rate.


                                 ARTICLE 3.
                                THE CLOSING

    3.1 Closing. The Closing shall take place (a) at the offices of Buyer, Norwest Center, Sixth and Marquette, Minneapolis, MN 55479 within ten (10) Business Days following the satisfaction or waiver of all of the conditions in Article 7 (other than those designating instruments, opinions, certificates or other documents to be delivered at the Closing), or (b) at such other place and time as the parties hereto shall agree.

    3.2 Delivery by Sellers and Bank. On the Closing Date Sellers and Bank shall deliver or cause to be delivered the following to Buyer and Purchaser:

    (a) copies of resolutions duly adopted by the Board of Directors and shareholders of each Seller and Bank authorizing this Agreement and the

transactions contemplated hereby, certified as of the Closing Date by thE Secretary or Assistant Secretary of such party; and

    (b) the documents required to be delivered by Sellers and Bank pursuant to Section 7.2 and such other documentation as may be required by this Agreement.

    3.3 Deliveries by Buyer and Purchaser. On the Closing Date, Buyer and Purchaser shall deliver or cause to be delivered the following to Bank and
Sellers:

    (a) copies of resolutions duly adopted by the Board of Directors and (if applicable) shareholders of Buyer and Purchaser authorizing this Agreement and the transactions contemplated hereby, certified as of the Closing Date by a Secretary or Assistant Secretary of such party;

    (b) an amount equal to the Purchase and Assumption Purchase Price by wire transfer in immediately available funds to an account designated in writing to Buyer and Purchaser by Bank; and

    (c) the documents required to be delivered by Buyer and Purchaser pursuant to Section 7.3 and such other documents as may be required by this Agreement.


                                 ARTICLE 4.
                 REPRESENTATIONS AND WARRANTIES OF SELLERS

    Sellers represent and warrant to Buyer as follows:

    4.1  Organization and Related Matters.

    (a) Parent is a corporation duly organized, validly existing and in good standing under the laws of the State of California. SC is a corporation duly organized, validly existing and in good standing under the laws of the State of Nevada. All of the Bank Stock is owned by SC, beneficially and of record, free and clear of all Encumbrances, other than net worth maintenance and similar obligations to Bank Regulators, and there are no other outstanding Equity Interests of Bank.

    (b) Bank is a federal savings bank duly organized, validly existing and in good standing under the provisions of the Home Owners' Loan Act, as amended (12 USC Section 1461), and is a member in good standing of the Federal Home Loan Bank System through the FHLB. The Branch Deposits are insured to applicable limits by the Savings Association Insurance Fund of the FDIC. Bank has the corporate power and authority to carry on its business as now being conducted and to own, lease and operate its properties.

    (c) Except as set forth on Schedule 4.1, all of the Equity Interests of the Bank Subsidiaries are owned beneficially and of record directly or indirectly by Bank, free and clear of any Encumbrances. Except for the


Subsidiaries and as set forth on Schedule 4.1, neither Bank nor any Bank Subsidiary has a direct or indirect Equity Interest in any Person, other than DPC Property.

    (d) The Bank Subsidiaries are duly organized, validly existing and in good standing under the laws of the jurisdiction of their organization. Each of the Bank Subsidiaries has the corporate power and authority to carry on its respective business as now being conducted and to own, lease and operate its respective properties. Each of the Bank Subsidiaries is duly qualified and licensed and in good standing to do business as a foreign corporation in each jurisdiction in which the properties owned, leased or operated by it or the nature of the business conducted by it makes such qualification or licensing necessary, except where the failure to be so organized or existing or to have such power and authority or to be so qualified or licensed would not have a material adverse effect on Bank and the Bank Subsidiaries taken as a whole. None of the Bank Subsidiaries has engaged in the real estate development business as an owner, operator, developer, contractor or otherwise.

    (e) Bank is not a party to, and is not obligated by, any commitment, plan or arrangement to issue or to sell any Equity Interests of Bank or the Bank Subsidiaries or to sell or otherwise transfer any significant portion of their assets, except the transactions contemplated by this Agreement and there are no outstanding subscriptions, contracts, conversion privileges, options, warrants, calls or preemptive or other rights requiring Bank to sell, dispose of, purchase, redeem or otherwise acquire the capital stock of the Bank.

    4.2  Authority; No Violation.

    (a) Each Seller and Bank has full corporate power and authority to execute and deliver this Agreement and the Related Documents to which it is a party and to consummate the transactions contemplated hereby. Except for the approval of a majority of the outstanding shares of Parent's common stock, the execution and delivery of this Agreement and the Related Documents to which it is a party and the consummation of the transactions contemplated hereby have been or will be duly and validly approved by all requisite corporate action on the part of Sellers and Bank, and, except for a meeting of the shareholders of Parent and corporate actions to be taken in connection with the transfer of the Bank Subsidiaries, no other corporate proceedings on the part of Sellers or Bank are necessary to approve this Agreement and the Related Documents to which it is a party and to consummate the transactions contemplated hereby. This Agreement and the Related Documents to which it is a party have been or will be duly and validly executed and delivered by Sellers and Bank and (assuming the due authorization, execution and delivery of this Agreement by Buyer and the Related Documents by Purchaser) constitute a valid and binding obligation of Sellers and Bank, enforceable against Sellers and Bank in accordance with their respective terms, except as may be limited by bankruptcy, insolvency, moratorium, reorganization or similar laws affecting creditors' rights generally and except as may be limited by general principles of equity whether applied in a court of law or a court of equity.


    (b) Neither the execution and delivery of this Agreement by Sellers and Bank or the Related Documents to which they are a party nor the consummation by Sellers and Bank of the transactions contemplated hereby, nor compliance by Sellers and Bank with any of the terms or provisions hereof, will
(i) violate any provision of the respective articles of incorporation or charter and By-Laws of Sellers or Bank or (ii) assuming that the Requisite Regulatory Approvals and the consents and approvals referred to in
Section 4.3 are duly obtained, (x) violate in any material respect any Applicable Law with respect to either Bank, Sellers or any Bank Subsidiary, or (y) violate, conflict with, result in a breach of any provision of or the loss of any benefit under, constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, result in the termination of or a right of termination or cancellation under, accelerate the performance required by, or result in the creation of any Encumbrance upon any of the respective properties or assets of either Seller, Bank or any of the Bank Subsidiaries under, any of the terms, conditions or provisions of any Contract to which either Seller, Bank or any of the Bank Subsidiaries is a party, or by which either Seller, Bank or any of the Bank Subsidiaries, or any of their respective properties or assets, may be bound or affected, except for (i) such violations which arise from the legal or regulatory status of Buyer or its Affiliates or the businesses in which they are or propose to be engaged and (ii) such consents and approvals the failure of which to obtain will not, individually or in the aggregate, have a material adverse effect on the Sellers and their Subsidiaries taken as a whole or the Bank and the Bank Subsidiaries taken as a whole.

    4.3 Consents and Approvals. Except for the Requisite Regulatory Approvals to be obtained by Sellers and Buyer, the consents and approvals to be obtained by Buyer and Purchaser and the matters set forth on Schedule 4.3, no consents or approvals of or filings, notices or registrations with any Governmental Entity or with any Person who is a party to a Material Contract are necessary in connection with the execution and delivery by Sellers and Bank of this Agreement or the consummation by Sellers and Bank of the transactions contemplated hereby (including, without limitation the consummation of the Purchase and Assumption).

    4.4  Title to Property.

    (a) Bank and the Bank Subsidiaries own or have the right to use all property used in the operation of their business. Sellers have furnished to Buyer Schedule 4.4(a) that sets forth a description (including the character of the interest of Bank and each Bank Subsidiary) of all Real Property. Except as set forth on Schedule 4.4(a), Bank and each Bank Subsidiary has good and marketable title to all Real Property owned in fee and all material items of personal property reflected as owned on its books, in each case free and clear of all Encumbrances, except Permitted Encumbrances.

    (b) All furniture, fixtures and equipment of Bank and each Bank Subsidiary that are material to the business, financial condition, results of operations or prospects of Bank and the Bank Subsidiaries taken as a whole, are in a good state of maintenance and repair, except for ordinary wear and

tear, and are adequate for the conduct of the business of Bank and each Bank Subsidiary as presently conducted. Except as set forth in Schedule 4.4(a),
(i) neither Bank nor any Bank Subsidiary has entered into any Contract containing a material obligation to improve any Real Property, (ii) to Seller's knowledge, each Lease and other Contract under which Bank or any Bank Subsidiary is a lessee or holds or operates any material property (real, personal or mixed) owned by any third party is in full force and effect and is a valid and legally binding obligation of Bank or such Bank Subsidiary and, to Sellers' knowledge, each other party thereto; (iii) Bank or such Bank Subsidiary and, to Sellers' knowledge, each other party to any such Lease or other Contract have performed in all material respects all the obligations required to be performed by them to date under such Lease or other Contract and are not in default in any material respect under any such Lease or other Contract and, to Sellers' knowledge, there is no pending or threatened proceeding that would interfere with the quiet enjoyment of such leasehold or such material property by Bank or any Bank Subsidiary; (iv) to Seller's knowledge, there has not been any generation, use, handling, transportation, treatment, storage, release or disposal of any Hazardous Substance in connection with the conduct of the business of Bank or such Bank Subsidiary and there has never been a use of any of the Real Property or any of the real property formerly owned by the Bank or any Bank Subsidiary for which the Bank or a Bank Subsidiary has any indemnification obligations that has created or might reasonably be expected to result in any liability under any Environmental
Law; (v) to Seller's knowledge, no underground storage tanks are on or in the Real Property; and (vi) to Seller's knowledge, no Hazardous Substances exist on any real property at any time directly or indirectly owned or operated, whether as beneficial owner or in a fiduciary capacity, by Bank or any Bank Subsidiary in a manner that could reasonably be expected to expose Bank or such Bank Subsidiary as a former owner or operator of such real property to any liability under any Environmental Law.

    (c) Sellers have provided Buyer access to copies of all Leases included on Schedule 4.4(a) and all appraisals and title insurance policies relating to Real Property.

    4.5  Financial Statements.  Sellers have previously delivered to Buyer:
(a) the audited consolidated statement of financial condition of Bank and the Subsidiaries as of December 31, 1994 and related audited consolidated statements of operations and cash flows for the year ended on such date, including in each case the related notes and schedules thereto, together with the related opinion of Arthur Andersen, LLP, independent certified public accountants to Bank; and (b) the unaudited consolidated statement of financial condition of Bank and the Subsidiaries as of October 31, 1995. The Financial Statements referred to in clause (a) above (including the related notes and schedules thereto), subject to qualifications, if any, noted in the accompanying opinion, have been prepared in accordance with GAAP or applicable regulatory accounting principles consistently applied during the periods involved and fairly present the consolidated financial condition, consolidated results of operations and consolidated changes in financial position of Bank and the Subsidiaries as of the date thereof and for the periods covered thereby. Except for changes in the financial accounting standards as set forth in Schedule 4.5, the Financial Statements referred to in clause (b) above have been prepared on a consolidated basis in accordance

with GAAP or applicable regulatory accounting principles applied on a basis consistent with those at December 31, 1994, except for the omission of normal recurring year-end audit adjustments (if any) and notes thereto and fairly present the consolidated financial condition of Bank and the Subsidiaries as of the date thereof.

    4.6  Material Contracts.   Except as set forth on Schedules 1.1(h) or
4.4(a), (a) each Material Contract is a valid and binding obligation of Bank or a Bank Subsidiary; (b) Bank and each Bank Subsidiary has duly performed all material obligations under the Material Contracts to be performed by it to the extent that such obligations to perform have accrued; and (c) to Sellers' knowledge, there are no breaches, violations or defaults or allegations or assertions of such by any party under any Material Contract. True copies of all Material Contracts, including all amendments and supplements thereto, have been made available to Buyer.

    4.7 Legal or Other Proceedings. Except as set forth in Schedule 4.7, as of the date of this Agreement, neither Bank nor any of the Bank Subsidiaries is a party to any, and there are no pending or, to Sellers' knowledge, threatened, legal, administrative, arbitral or other proceedings, claims, actions or governmental or regulatory investigations of any nature against or affecting Bank, any of the Bank Subsidiaries or any of their respective properties or assets or challenging the validity or propriety of the transactions contemplated by this Agreement and there is no injunction, order, judgment or decree imposing ongoing obligations upon Bank, any of the Bank Subsidiaries or the properties or assets of Bank or any of the Bank Subsidiaries. Except for customary ongoing quality control reviews or as set forth in Schedule 4.7, no audit, investigation, complaint or inquiry of Bank or any of the Bank Subsidiaries by any Agency, Investor or Insurer is pending or, to the knowledge of Sellers, threatened.

    4.8  Undisclosed Liabilities.  Sellers have furnished to Buyer
Schedule 4.8 which sets forth all liabilities of Bank or any of the Subsidiaries that are material to Bank and the Subsidiaries taken as a whole, contingent or otherwise, that are not reflected or reserved against in the Financial Statements dated as of October 31, 1995, except for liabilities incurred or accrued since October 31, 1995 in the ordinary course of business, none of which, individually or in the aggregate, has had or may reasonably be expected to have a material adverse effect on Bank and the Subsidiaries taken as a whole.

    4.9 Reports and Filings. Since January 1, 1993, Bank and each Bank Subsidiary has filed all Filings. Bank has made available to Buyer all Filings filed by Bank or any Bank Subsidiary since January 1, 1993, together with copies of any orders or other administrative actions taken in connection with such Filings to the extent permitted to do so by Applicable Law. As of their respective dates, each of such Filings (a) was true and complete in all material respects (or was amended so as to be so following discovery of any discrepancy); (b) complied in all material respects with Applicable Law (or was amended so as to be so following discovery of any such noncompliance); and (c) did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made,

not misleading. Any Financial Statement contained in any of such Filings that was intended to present the financial position of Bank or any Bank Subsidiary fairly presented the financial position of Bank or such Bank Subsidiary and was prepared in accordance with GAAP or applicable regulatory accounting principles consistently applied, except as stated therein, required by Applicable Law during the periods involved or as otherwise set forth in Section 4.5.

    4.10 Absence of Certain Changes or Events.  Except as contemplated by
Section 6.2(l) or as set forth on Schedule 4.10, since October 31, 1995, Bank has not declared, set aside or paid any dividend or other distribution with respect to, or repurchased any Equity Investments in, Bank. Except as set forth in Schedule 4.10 or as consented to by Buyer in writing, during the period from October 31, 1995 to the Closing Date, (a) neither Bank nor the Bank Subsidiaries has: (i) mortgaged, pledged or subjected to any Encumbrance or lease any of the Real Property, or permitted or suffered any such asset to be subjected to any Encumbrance or lease, except in the ordinary course of business; (ii) other than in the ordinary course of business, (A) increased the wages, salaries, compensation, pension, or other fringe benefits or perquisites payable to any executive officer, Employee, or director from the amount in effect as of October 31, 1995, or granted any severance or termination pay, (B) entered into any contract to make or grant any severance or termination pay, or (C) paid any bonus to any such person; (iii) suffered any strike, work stoppage, slow-down, or other labor disturbance at the Branches or Operating Sites; (iv) amended, canceled or terminated any agreement relating to Technology Systems, Software or Intellectual Property, except in the ordinary course of business; (v) changed its accounting principles, practices or methods except as required by any change in Applicable Law, GAAP or regulatory accounting principles; (vi) engaged in any material sale or purchase of assets, entered into, amended, or terminated any Material Contract, or engaged in any other material transaction other than for fair value in the ordinary course of business; or (vii) incurred any damage, destruction or loss to any of the assets of Bank and the Bank Subsidiaries which has had or may be reasonably expected to have, individually or in the aggregate, a material adverse effect on Bank and the Bank Subsidiaries taken as a whole; and (b) no event has occurred or has failed to occur which has had or is reasonably expected to have, individually or in the aggregate with any other event(s), a material adverse effect on Bank and the Subsidiaries taken as a whole, provided, however, that for purposes of this Section 4.10, no such material adverse effect shall be deemed to have occurred as a result of (i) any change in Applicable Law, GAAP or regulatory accounting principles, (ii) changes in thrift laws or regulations, or interpretations thereof, that affect the thrift industry generally or changes in the general level of interest rates unless such change affects Bank to a materially greater extent than thrift institutions generally, (iii) or any assessment imposed on the Bank in connection with the recapitalization of the Savings Association Insurance Fund of the FDIC, or
(iv) the write-off of any goodwill on the books of Bank and the Bank Subsidiaries as a result of the execution and delivery of this Agreement.


    4.11 Taxes and Tax Returns.

    (a) Except as reflected in Schedule 4.11, or otherwise disclosed, Bank and each Subsidiary, and any Affiliated Group of which any such entity was a member, has duly filed all Tax Returns required to be filed by it on or prior to the date of this Agreement (all such returns being accurate and complete in all material respects), has duly paid or made provisions for the payment of all Taxes that have been incurred or are due or claimed to be due from it by any taxing authority on or prior to the date of this Agreement other than Taxes which are not yet delinquent or are being contested in good faith (and which are set forth in Schedule 4.11) and has not executed an extension or waiver of any statute of limitations on the assessment or collection of any Taxes that is currently in effect. Except as set forth in Schedule 4.11, there is no audit, examination, deficiency, refund litigation, tax claim, notice of assessment, notice of proposed assessment or any other matter in controversy with respect to any Taxes that is reasonably likely to result in a determination materially adverse to Bank and the Bank Subsidiaries taken as a whole.

    (b) No election under Section 341(f) of the Code has been or hereafter shall be made to treat Bank or any Bank Subsidiary as a consenting corporation (as defined in Section 341(f) of the Code).

    4.12 Compliance with Applicable Law. Bank and each of the Bank Subsidiaries hold, and have at all times held, all material licenses, franchises, permits and other authorizations necessary for the lawful ownership and use of their respective assets and the conduct of their respective businesses and have complied with and are not in default in any material respect under any Applicable Law material to Bank and the Bank Subsidiaries taken as a whole.

    4.13 Insurance. All insurance policies and indemnity bonds as of the date of this Agreement providing coverage for Bank and the Bank Subsidiaries are listed on Schedule 4.13. As of the date hereof each such insurance policy or bond is in full force and effect, and, as of the date hereof neither Bank nor any of the Bank Subsidiaries has received written notice or any other indication from any insurer or agent of any intent to cancel any such insurance policy or bond.

    4.14 Agreements with Regulatory Agencies. Neither Bank nor any of the Bank Subsidiaries is currently subject to any Regulatory Agreement, nor has Bank or any of the Bank Subsidiaries been advised by any Bank Regulator or other Governmental Entity that it is considering issuing or requesting any Regulatory Agreement.

    4.15 Affiliate Transactions. Except as set forth on Schedule 4.15, no Person who is an executive officer, director or Affiliate of Bank is an obligor or guarantor on any Loan, a lessor with respect to any Lease, or otherwise has any interest in any asset of, Bank or the Bank Subsidiaries. Except as set forth on Schedule 4.15, Bank and the Bank Subsidiaries on a consolidated basis do not have any other liabilities or obligation of any kind to either Seller or any Affiliate, other than Bank or a Bank Subsidiary. Except as set forth on Schedule 4.15, there are no intercompany payables owed by or intercompany receivables owed to Bank and the Bank Subsidiaries on a

consolidated basis to or from Sellers or their Affiliates (other than the Bank and the Bank Subsidiaries).

    4.16 Intellectual Property.

    (a) Schedule 1.1(f) contains a true and complete list of all Intellectual Property owned by Bank or any Bank Subsidiary and any licenses or similar agreements pursuant to which Bank or any Bank Subsidiary is granted rights with respect to Intellectual Property.

    (b) Except as set forth in Schedule 1.1(f), Bank or any Bank Subsidiary has the unrestricted right to use the Intellectual Property, free and clear of any claims, by any Person (other than the claims of any licensors under licensing or similar agreements), and the consummation of the transactions contemplated by this Agreement will not alter or impair any such right. No claims have been asserted to either Sellers, Bank or any Bank Subsidiary by any Person with respect to the use by Bank or any Bank Subsidiary of any Intellectual Property or challenging or questioning the validity or effectiveness of any license or similar agreement with respect thereto, and, to the knowledge of Sellers, there is no basis for any such claim. Except as set forth in Schedule 1.1(f), no Intellectual Property is subject to any outstanding order, judgment, decree, stipulation or agreement restricting the use thereof by Bank or any Bank Subsidiary.

    4.17 Loan Portfolio.

    (a)  Schedule 4.17 sets forth a description, as of October 31, 1995, of
(i) by type and classification, if any, each Loan or lease by Bank in excess of $500,000; and (ii) by type and classification, all Loans or leases of Bank of $500,000 or more, that have been classified by its bank examiners, auditors (external or internal), or credit administration personnel as "Special Mention," "Substandard," "Doubtful," "Loss" or any comparable classification.

    (b) To Seller's knowledge, each Loan or Serviced Mortgage Loan owned or held by Bank complied at the time it was made or, if such Loan or Serviced Mortgage Loan was acquired and not originated by Bank, complied at the time it was originated, and remains in compliance, in all material respects with Applicable Law, including the federal Truth-in-Lending Act and other consumer protection laws, usury, equal credit opportunity, disclosure and recording laws.

    (c) Except in the case of Loans which individually and in the aggregate are not material or for deficiencies which can be cured without the incurrence of unreasonable expenditures in the circumstances, to Sellers' knowledge, each Loan included in the Financial Statements as of October 31, 1995, or acquired since that date (i) is the legal, valid and binding obligation of the obligor thereunder, enforceable in accordance with its terms, except (A) as enforcement may be limited by bankruptcy, insolvency, moratorium, reorganization or other similar laws affecting creditors' rights generally and except as may be limited by general principles of equity whether applied in a court of law or a court of equity, and (B) to the extent Applicable Law requires the holder of the note with respect to the Loan to

foreclose against the collateral for such note before seeking recovery on such note, or prohibits a deficiency judgment or other recovery on such note against the mortgagor or the grantor of such security interest or any guarantor of such Loan, (ii) arose in the ordinary course of business and (iii) is secured by a valid and legally enforceable security interest to the extent reflected in the loan records with respect thereto except (x) as enforcement may be limited by bankruptcy, insolvency, moratorium, reorganization or other similar laws affecting creditors' rights generally and except as may be limited by general principles of equity whether applied in a court of law or a court of equity, and
(y) subject to any requirement of Applicable Law that the holder of the note with respect to the Loan foreclose against the collateral for such note before seeking recovery on such note, or prohibiting a deficiency judgment or other recovery on such note against the mortgagor or the grantor of such security interest or any guarantor of such Loan.

    4.18 Mortgage Banking Licenses and Qualifications. Bank (a) is qualified and or authorized, as appropriate (i) by FHA as a mortgagee and servicer for FHA Loans, (ii) by VA as a lender and servicer for VA Loans,
(iii) by FNMA and FHLMC as a seller/servicer of first mortgages to FNMA and FHLMC, and (iv) by GNMA as an authorized issuer and servicer of GNMA-guaranteed mortgage-backed securities; and (b) has all other certifications, authorizations, licenses, permits and other approvals necessary to conduct its current business, and is in good standing under all Applicable Laws and Mortgage Loan Regulations as a mortgage lender and servicer.

    4.19 Payment of Taxes, Insurance Premiums, etc. To Seller's knowledge, the responsibilities of Bank and all prior servicers and originators of the Serviced Mortgage Loans with respect to all applicable Taxes (including tax reporting for the period prior to the Closing), special assessments, ground rents, flood insurance premiums, hazard insurance premiums and mortgage insurance premiums that are related to the Serviced Mortgage Loans have been met in all material respects.

    4.20 Minute Books. The copies of the articles of incorporation and bylaws, including amendments, of Bank and each Bank Subsidiary which have been delivered to Buyer are true, correct and complete. The minute books of Bank and each Bank Subsidiary made available to Buyer are true, correct and complete and accurately reflect all material actions duly taken to date by its respective shareholder or owner, board of directors and committees.

    4.21 Employee Benefit Plans and Employment and Labor Contracts.

    (a) Sellers have furnished to Buyer Schedule 1.1(b) that sets forth all Employee Benefit Plans and any collective bargaining agreements, labor contracts and Employee Programs in which Bank or any Bank Subsidiary participates, or by which it is bound. Except as set forth in
Schedule 1.1(b), (i) Bank and each Bank Subsidiary is in compliance in all material respects with the applicable provisions of ERISA and the regulations and published authorities thereunder currently in effect with respect to all such Employee Benefit Plans and Employee Programs; (ii) Bank and each Bank


Subsidiary has performed all of its obligations under all such plans and programs; and (iii) there are no actions, suits or claims (other than routine claims for benefits) pending or, to the knowledge of Sellers, threatened against any such employee benefit plans or the assets of such plans, and to the knowledge of Sellers, no facts exist which could give rise to any actions, suits or claims (other than routine claims for benefits) against such plans or the assets of such plans that might have a material adverse effect on such plans. True copies of all of the Employee Benefit Plans and Employee Programs referred to in Schedule 1.1(b), including all amendments and supplements thereto, and all related summary plan descriptions have been made available to Buyer.

    (b) The Employee Benefit Plans have been duly authorized by the board of directors of Bank. Each such plan and associated trust intended to be qualified under Section 401(a) of the Code has received a favorable determination letter from the Internal Revenue Service and Sellers have no knowledge of any circumstances likely to result in revocation of any such determination letter. No event has occurred that will or could subject any such Employee Benefit Plans to tax under Section 511 of the Code. All costs of any Employee Benefit Plans subject to Title IV of ERISA have been provided for on the basis of consistent methods in accordance with actuarial assumptions and practices. Subject to amendments that are required by the Tax Reform Act of 1986 and later legislation, since the last valuation date for each Employee Benefit Plan subject to Title IV of ERISA, there has been no amendment or change to such Employee Benefit Plan that would increase the amount of benefits thereunder. Sellers have made available to Buyer for each of the Employee Benefit Plans, to the extent applicable, (i) a copy of the Form 5500 which was filed in each of the most recent three plan years, including, without limitation, all schedules thereto and all financial statements with attached opinions of independent accountants; (ii) the most recent determination letter from the IRS; (iii) the statement of assets and liabilities as of the most recent valuation date; and (iv) the statement of changes in fund balance and in financial position or the statement of changes in net assets available for benefits under each Employee Benefit Plan for the most recently ended plan year. The documents referred to in subdivisions
(iii) and (iv) fairly present the financial condition of each of said Employee Benefit Plans as at such dates and the results of operations of each of said plans, all in accordance with GAAP or applicable regulatory accounting principles applied on a consistent basis.

    (c) Neither Bank nor any entity with which Bank has been treated as a single employer under Section 4001(b) of ERISA sponsors or participates, or has sponsored or participated, in any Employee Benefit Plan that is a "multiemployer plan" (within the meaning of Section 3(37) of ERISA) that would subject such Person to any liability with respect to any such Employee Benefit Plan.

    (d) All group health plans of Bank (within the meaning of Section 5000(b)(1) of the Code) have been operated in compliance in all material respects with the group health plan continuation coverage requirements of Section 4980B of the Code and Section 601 through 609 of ERISA, to the extent such requirements are applicable.


    (e) There have been no acts or omissions by Bank that have given rise to or may give rise to fines, penalties, taxes, or related charges under Sections 502(c), 502(i), 502(1) or 4071 of ERISA or Chapter 43 of the Code which would be material to Bank and the Bank Subsidiaries taken as a whole.

    (f) Schedule 1.1(b) sets forth the name of each director, officer or employee of Bank or any Bank Subsidiaries entitled to receive any benefit or any payment of any amount (including, without limitation, severance, unemployment compensation, golden parachute or otherwise) under any existing employment agreement, severance plan or other benefit plan as a result of the consummation of any transaction contemplated in this Agreement, and with respect to each such person, the nature of such benefit or the amount of such payment, the event triggering the benefit or payment, and the date of, and parties to, such employment agreement, severance plan or other benefit plan.

    4.22 Investments. Sellers have furnished to Buyer Schedule 4.22 that, except for investments that have matured or been sold, sets forth all of the investments reflected in the consolidated balance sheet of Bank and the Bank Subsidiaries, contained in the Financial Statements dated October 31, 1995, and all of the investments made since October 31, 1995 to January 8, 1996. Except as set forth in Schedule 4.22, (i) all such investments are legal investments under Applicable Law for federal savings associations, and
(ii) none of such investments is subject to any restriction, contractual, statutory or other, that would materially impair the ability of the Bank or any Bank Subsidiary holding such investment to dispose freely of any such investment at any time, except restrictions on the public distribution or transfer of such investments under the Securities Act of 1933, as amended, or state securities laws.

    4.23 Broker's or Finder's Fees. Except for the fees of Merrill, Lynch & Co. to be paid by Parent, no agent, broker, investment or commercial banker, or other Person acting on behalf of either Seller, will have any claims against Buyer, Bank or Purchaser for any broker's or finder's fee or any other commission or similar fee directly or indirectly in connection with any of the transactions contemplated in this Agreement.

    4.24 Bank Accounts. Schedule 4.24 sets forth an accurate list of each bank, trust company, savings association or other financial institution with which the Bank or any Bank Subsidiary has an account or safe deposit box and the names and identification of all persons authorized to draw thereon or to have access thereto.

    4.25 Deposits. Except as set forth in Schedule 4.25, none of the Bank's Branch Deposits is a Brokered Deposit. Except as set forth in Schedule 4.25, no portion of the Branch Deposits represents a deposit by any Affiliate of Bank. "Brokered Deposits" shall mean all deposits of Bank for which Bank has paid a commission or an interest rate substantially above that paid by Bank to the general depositors of Bank at the time of issuance of the deposit.


                                    ARTICLE 5.
                    REPRESENTATIONS AND WARRANTIES OF BUYER

    Buyer represents and warrants to Sellers and Bank as follows:

    5.1 Organization and Related Matters. Buyer is a corporation duly organized and validly existing in good standing under the laws of the state of Delaware. The Purchaser will, at the time of Closing, be a bank or savings bank duly organized and validly existing under the laws of the jurisdiction of its organization and will have the requisite power and authority to own, operate and lease its properties and to carry on its business.

    5.2  Authority; No Violation.

    (a) Buyer has full corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby and at the Closing Date, each of Purchaser and Buyer will have full corporate power and authority to execute and deliver the Related Documents to which it is a party and to consummate the transactions contemplated thereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly and validly approved by all requisite corporate action on the part of Buyer, and no other corporate proceedings on the part of Buyer are necessary to approve this Agreement or the Related Documents and to consummate the transactions contemplated hereby and the transactions contemplated by this Agreement and the Related Documents will be duly and validly approved by all requisite corporate action on the part of the Purchaser. This Agreement and the Related Documents have been or will be duly and validly executed and delivered by Buyer and Purchaser and (assuming the due authorization, execution and delivery of this Agreement by Sellers and Bank) constitute a valid and binding obligation of Buyer, enforceable against Buyer in accordance with their respective terms, except as may be limited by bankruptcy, insolvency, reorganization or similar laws affecting creditors' rights generally and except as may be limited by general principles of equity whether applied in a court of law or a court of equity.

    (b) Neither the execution and delivery of this Agreement by Buyer or the Related Documents to which Buyer or Purchaser is a party nor the consummation by Buyer and Purchaser of the transactions contemplated hereby, nor compliance by Buyer with any of the terms or provisions hereof will or the execution or delivery by the Purchaser or Buyer of the Related Documents to which it is a party (i) violate any provision of the certificate of incorporation or bylaws of Buyer or Purchaser or (ii) assuming that the Requisite Regulatory Approvals and consents and approvals referred to in
Section 5.3 hereof are duly obtained, (x) violate in any material respect any Applicable Law applicable to either Buyer or Purchaser, or any of its respective properties or assets, or (y) violate, conflict with, result in a breach of any provision of or the loss of any benefit under, constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, result in the termination of or a right of termination or cancellation under, accelerate the performance required by, or result in the creation of any Encumbrance upon any of the respective properties

or assets of Buyer or Purchaser under, any of the terms, conditions or provisions of any Contract to which either Buyer or Purchaser is a party or by which either Buyer or Purchaser, or any of its properties or assets may be bound or affected, except for such consents and approvals the failure of which to obtain will not, individually or in the aggregate, materially adversely affect the ability of either Buyer or Purchaser to consummate the transactions contemplated by this Agreement.

    5.3 Consents and Approvals. Except for the Requisite Regulatory Approvals to be obtained by Sellers and Buyer, the consents and approvals to be obtained by Sellers and the matters set forth on Schedule 5.3, no consents or approvals of or filings or registrations with any Governmental Entity or with any third party are necessary in connection with the execution and delivery by Buyer of this Agreement or the consummation by Buyer or Purchaser of the transactions contemplated hereby (including, without limitation, the consummation of the Purchase and Assumption).

    5.4 Financing; Capital. Buyer has current assets, irrevocable credit lines, or guaranties or other financial arrangements such that at the Closing, Buyer (or Purchaser) will have funds sufficient to enable them to carry out their obligations under this Agreement. After giving effect to the transactions contemplated hereby, Buyer (or Purchaser) will have sufficient shareholders' equity to comply with all regulatory capital adequacy requirements and will be in compliance, in all material respects, with all other banking laws, regulations, and guidelines applicable to its respective business as of the Closing.

    5.5 Broker's or Finder's Fees. No agent, broker, investment or commercial banker or other Person acting on behalf of Buyers will have any claim against Sellers or Bank for any broker's or finder's fee or any other commission or similar fee directly or indirectly in connection with any of the transactions contemplated in this Agreement.

    5.6 Proxy Statement. None of the information regarding Buyer and its subsidiaries supplied by Buyer for inclusion in the proxy statement to be used in connection with the shareholders' meeting at which the Purchase and Assumption will be considered will on the date mailed be false or misleading with respect to any material fact, or omit to state any material fact necessary to make the statements therein not misleading, or at the time of the shareholders' meeting at which the Purchase and Assumption is considered to be false or misleading with respect to any material fact, or omit to state any material fact necessary to correct any statement in any earlier communication with respect to the solicitation of any proxy for such meeting.


                                 ARTICLE 6.
                                 COVENANTS

    The parties covenant and agree that during the period prior to the Closing or, to the extent expressly herein provided, thereafter:


    6.1 Access. Upon the reasonable request to Parent, Sellers and Bank shall give Buyer and its representatives reasonable access during normal business hours to all properties, documents, accounts, books and records of Bank and the Subsidiaries and furnish Buyer with such financial, operating and environmental data and other information with respect to the same as Buyer shall from time to time reasonably request, and provide Buyer with access to Sellers' officers, employees, accountants, counsel and other representatives, and the officers, employees, accountants, counsel and other representatives of the Bank and the Subsidiaries, in each case subject to Applicable Laws relating to the exchange of information. Buyer shall have the right at its own expense to make copies of the above-described corporate records, reports and other documents, subject to Applicable Laws relating to the exchange of information. In addition, except as may be otherwise agreed by the parties, Sellers shall provide Buyer with Phase I environmental reports for each parcel of Real Property owned by the Bank (excluding residential DPC Property). Oral reports of such environmental assessments shall be delivered to Buyer as soon as practicable, provided Sellers use their best efforts to provide such reports no later than six (6) weeks from the date of this Agreement and written reports shall be delivered to Buyer as soon as practicable, provided Sellers shall use their best efforts to provide such reports no later than ten (10) weeks from the date of this Agreement. Sellers shall also obtain (except as may be otherwise agreed by the parties) Phase II environmental reports for properties identified by Buyer on the basis of the results of such Phase I environmental reports. The costs and expenses of all Phase II environmental reports shall be shared equally by Buyer and Sellers. Bank shall obtain a survey and assessment of all potential asbestos containing material in owned properties (other than DPC property) and a written report of the results shall be delivered to Buyer as soon as practicable, provided Sellers shall use their best efforts to obtain a report within six (6) weeks of execution of this Agreement. During the period prior to the Closing, Buyer shall furnish to Sellers such relevant information as Sellers may reasonably request regarding the ability of Buyer to perform its obligations under this Agreement.

    6.2 Conduct of Business of Bank. During the period from the date of this Agreement and continuing until the Closing Date, except as required by Applicable Law or as expressly permitted by this Agreement, or with the prior written consent of Buyer, Sellers shall cause Bank and the Bank Subsidiaries to carry on their respective businesses in the usual and ordinary course, in accordance with present practices and policies and Applicable Law, and to use commercially reasonable efforts to pursue their relationships with customers, suppliers and others having business dealings with them and to maintain the services of the Employees. Without limiting the generality of the foregoing, and except as set forth in Schedule 6.2 or as otherwise expressly permitted by this Agreement or consented to in writing by Buyer, Sellers shall not permit Bank or any of the Bank Subsidiaries to:

    (a) Engage or participate in any material transaction, or incur or sustain any material obligation, except in the ordinary course of business;


    (b) Except for the Branch to be constructed at Crossroads, Henderson, Nevada, open, close or relocate any Branch or Operating Site, or acquire or sell or agree to acquire or sell any Branch or Operating Site;

    (c) Change its interest rate or fee pricing policies, or materially alter the mix of rate, terms and account types, with respect to Branch Deposits, other than in the ordinary course of business;

    (d) Make or agree to make any improvements to the Branches or the Operating Sites, except with respect to commitments for such made on or before the date of this Agreement and normal maintenance or refurbishing made in the ordinary course of business;

    (e) Amend, terminate or cancel, or take any other action that may result in an amendment, termination or cancellation of any Lease or any other Material Contract of Bank and the Subsidiaries or enter into any Material Contract (except for the renewal of Contracts with respect to Technology Systems for terms not to exceed June 30, 1996, or for month to month periods thereafter);

    (f) Foreclose upon or otherwise acquire any real property securing any Loan except in accordance with the Bank's customary policy with respect to any such Loan;

    (g) Deviate in any material respect from policies and procedures existing as of the date hereof with respect to (i) classification of assets,
(ii) accrual of interest on assets, (iii) underwriting, pricing, originating, warehousing, selling and servicing or buying or selling rights to service, any Loans or Serviced Mortgage Loans, (iv) hedging (which term includes both buying futures and forward commitments from financial institutions) its mortgage loan positions or commitments, and (v) obtaining financing and credit;

    (h) Change its method of accounting in effect at October 31, 1995, except as required by changes in Applicable Law, GAAP or regulatory accounting principles as concurred to by Buyer's independent auditors;

    (i) Except as required by Applicable Law or to maintain qualification pursuant to the Code and except as required by Section 6.12 of this Agreement, (i) adopt, amend, renew or terminate any Employee Benefit Plan or Employee Program, between Bank or any of the Bank Subsidiaries and one or more of its Employees, except that Bank and the Bank Subsidiaries may hire or terminate one or more of its Employees in the ordinary course of business,
(ii) increase in any manner the compensation or fringe benefits of any director, officer or Employee or pay any benefit not required by any Employee Program as in effect as of the date hereof, except for normal merit increases with respect to Employees in the ordinary course of business consistent with past practice, or (iii) enter into or modify any Contract providing for the payment to any director, officer or Employee of the Bank or any Bank


Subsidiaries of compensation or benefits contingent, or the terms of which are materially altered, upon the occurrence of any of the transactions contemplated by this Agreement ("Management Contracts"), provided that the foregoing shall not prohibit the renewal of any such Management Contracts for a one year term at the same terms and conditions as currently in effect; or
(iv) increase in any manner the compensation of any Person who is a party to a Management Contract not required by any Employee Program as in effect on the date hereof;

    (j) Terminate or unilaterally fail to renew any existing insurance coverage or bonds;

    (k)  Amend or modify its charter or bylaws;

    (l) Declare or pay any cash or property dividends or distributions; provided that Bank may pay a cash dividend on Bank Stock in an amount not to exceed $250,000 for the quarter ending December 31, 1995, $375,000 for the quarter ending March 31, 1996 and $375,000 for the quarter ending June 30, 1996 if the Purchase and Assumption is not consummated by such date, and dividends at a rate equal to $1,000,000 for the month ending July 31, 1996 and $1,250,000 for each of the months ending August 31, 1996 and September 30, 1996, which amounts shall be pro rated for each day after July 1, 1996 that the Closing Date does not occur;

    (m) Declare or distribute any stock dividend, effect any stock split, or authorize, issue, or make any distribution of its capital stock or any other securities, grant or issue any right or option to acquire any such additional securities, or effect any recapitalization, exchange, or reclassification of shares;

    (n)  Merge with or into, consolidate with, any other Person;

    (o) Except as contemplated by Section 6.11, make any direct or indirect redemption, purchase or other acquisition of any of its Equity Interests;

    (p) Except for the Branch under construction or to be constructed at Crossroads in Henderson, Nevada, make any capital expenditures, including any capitalized lease obligation, in amounts individually in excess of $50,000 or in the aggregate in excess of $100,000;

    (q) Make any new loan having a principal amount of $2,000,000 or more, increase the principal amount of any outstanding loan to $2,000,000 or more or make any commitment for any such loan or increase; provided, however, that Buyer shall be deemed to have consented in writing to any such loan, increase or commitment if it has not declined to give its consent within three (3) Business Days after receipt by Buyer of a request for such consent, accompanied by all of the credit information used by the Bank in determining to approve such loan or commitment; provided, that Sellers will cause Bank,

promptly after the making thereof by Bank, to supply Buyer with all reasonably requested information concerning loans in amounts less than $2,000,000 but greater than $1,000,000;

    (r) Make any investments or enter into any derivative contracts except investments made in the ordinary course of business for terms of up to one year and in amounts of $100,000 or less or investments made in the ordinary course of business with terms of ten Business Days or less;

    (s) Authorize or incur any long term debt (other than deposit liabilities and Federal Home Loan Bank advances incurred in the ordinary course of business, consistent with past practices).

    (t) Mortgage, pledge or subject to lien or other encumbrance any of its assets or of any assets of its Bank Subsidiaries, except in the ordinary course of business

    (u) Sell or otherwise dispose of any of its or the Bank Subsidiaries' assets or properties other than in the ordinary course of business;

    (v)  Make any capital contribution to any Subsidiary; or

    (w)  Agree (by contract or otherwise) to do any of the foregoing;

    6.3  Regulatory Approvals: Consents of Third Parties.

    (a) During the period prior to the Closing, Buyer, Purchaser, Sellers and Bank shall cooperate, in preparing, submitting and filing all applications for all Requisite Regulatory Approvals, and obtaining such Requisite Regulatory Approvals and taking such other actions as may be required by Applicable Laws or court or administrative proceedings with respect to the transactions contemplated by this Agreement, and shall use all reasonable efforts to obtain such approvals and to accomplish such actions as expeditiously as possible. As promptly as practicable after the date of this Agreement, Buyer and Sellers shall prepare, submit and file or cause to be filed the applications for Requisite Regulatory Approvals set forth on
Schedule 1.1(k). Buyer and Sellers shall have the right to review in ad-vance, and to the extent practicable each will consult the other on, in each case subject to Applicable Laws relating to the exchange of information, all the information which appears in any filing made with, or written materials submitted to, any third party or any Governmental Entity in connection with the transactions contemplated by this Agreement other than any portion of such filings or submissions that are customarily accorded confidential treatment. In exercising the foregoing right, each of the parties hereto shall act reasonably and as promptly as practicable. The parties hereto agree that they will consult and cooperate with each other with respect to the obtaining of all Requisite Regulatory Approvals and consents or approvals of third parties necessary or advisable to consummate the transactions contemplated by this Agreement and each party will keep the other apprised of the status of matters relating to completion of the transactions contemplated

herein. Each of the Sellers and Buyer shall use reasonable efforts to take, or cause to be taken, all actions necessary to comply promptly with all legal requirements which may be imposed on such party or the Bank and the Subsidiaries with respect to the transactions contemplated hereby and, subject to the conditions set forth in Article 7 hereof, to consummate such transactions. Buyer will furnish to Parent all information concerning Buyer and Purchaser required for inclusion in a proxy statement or statements to be sent to the shareholders of Parent or in any statement or application made by Parent in connection with obtaining any Requisite Regulatory Approvals to be obtained by it pursuant to this Agreement.

    (b) Each party shall, upon request, furnish each other with all information concerning themselves, their subsidiaries, directors, officers and shareholders and such other matters as may be reasonably necessary or advisable in connection with any statement, filing, notice or application made by or on behalf of any party or any of their respective subsidiaries to any Governmental Entity in connection with the transactions contemplated by this Agreement.

    (c) The parties shall use all reasonable efforts to obtain all approvals, waivers and/or consents of third parties required to consummate the transactions contemplated by this Agreement (it being understood that Sellers shall be responsible for obtaining all such approvals, waivers and consents from such parties with whom Bank or any of the Subsidiaries is in contractual privity to the extent necessary to consummate the Purchase and Assumption). If any required consent of or waiver by such third parties (excluding Governmental Entities) is not obtained prior to the Closing, the parties, each without cost, expense or liability to the other shall cooperate in good faith to develop an alternative arrangement to achieve the economic results intended, and the failure to obtain such consent or waiver shall not constitute a failure to satisfy any condition to Closing set forth in Article 7 of this Agreement, unless material to the transactions contemplated hereby.

    (d) Each party represents that at the date hereof, it does not know of any facts that would reasonably cause it to believe that all Requisite Regulatory Approvals could not be obtained and agrees not to take any action or enter into any agreement or arrangement that reasonably would be expected to delay or jeopardize its ability to obtain such Requisite Regulatory Approvals; provided, however, (i) that nothing herein shall require Buyer to agree to any conditions to the consummation of the Purchase and Assumption imposed by any Governmental Entity with jurisdiction over the Purchase and Assumption that are, individually or together with any other conditions, reasonably deemed by Buyer in good faith to be unreasonably burdensome upon Buyer or the Purchaser ("Buyer's Burdensome Conditions") and (ii) that nothing herein shall require Sellers to agree to any conditions to the consummation of the transactions contemplated by this Agreement imposed by any Governmental Entity that are, individually or together with any other condition, reasonably deemed by Parent in good faith to be unreasonably burdensome upon Sellers or Bank ("Sellers' Burdensome Conditions").

    (e) To the extent that the assignment of any contract or any license, permit, approval or qualification issued or to be issued by any government or agency or instrumentality thereof relating to the business of the Bank or the


Purchased Assets to be assigned to Purchaser pursuant to this Agreement shall require the consent of any other party, this Agreement shall not constitute a contract to assign the same if an attempted assignment would constitute a breach thereof. Sellers and Bank shall use their reasonable efforts at the expense of Buyer, and shall cooperate with Purchaser where appropriate, to obtain any consent necessary to any such assignment. If any such consent is not obtained, then Sellers and the Bank shall cooperate with Buyer and Purchaser at the expense of Buyer in any reasonable arrangement requested by Purchaser designed to provide to Purchaser the benefits under any such contract, license, permit, approval or qualification, including enforcement of any and all rights of the Bank against the other party thereto arising out of breach or cancellation thereof by such other party or otherwise. Sellers and Bank shall obtain the consent of Buyer before incurring any expense in connection with the foregoing terminations or consents.

    (f) At the reasonable request of Buyer, the Bank will give notice to terminate any Contract to be included in the Purchased Assets, provided that the Bank shall not be required to terminate any such Contract (i) if it believes that such termination may unreasonably disrupt the operation of the business of Bank or any Bank Subsidiary and (ii) unless it obtains satisfactory indemnification from Buyer and the Purchaser, which shall survive the termination of this Agreement, against any related costs or liabilities. Sellers and Bank shall obtain the consent of Buyer before incurring any expense in connection with the foregoing terminations or consents.

    6.4 Public Announcements. Parent and Buyer shall consult with each other before issuing any press releases or otherwise making any public statements with respect to this Agreement or the transactions contemplated hereby, and neither of them shall issue or permit any Affiliate to issue any such press release or make any such public statement prior to such consultation unless reasonably satisfactory to the other parties hereto, except as may be required by law or by the rules or regulations of any Governmental Entity or securities exchange.

    6.5 Further Assurances. Subject to the terms and conditions of this Agreement, Sellers, Bank and Buyer shall, and shall cause Purchaser to, do all things reasonably necessary or desirable and within their control to effect the consummation of the transactions contemplated hereby and cause their respective Affiliates to take such action as is contemplated hereby or required hereunder.

    6.6 Notification of Certain Matters. Each party shall give prompt notice to the other party of (a) the occurrence, or failure to occur, of any event or existence of any condition that would be likely to cause any of its representations or warranties contained in this Agreement to be untrue or inaccurate in any material respect on the Closing Date, and (b) any failure on its part to comply with or satisfy, in any material respect, any covenant, condition or agreement to be complied with or satisfied by it under this Agreement.


    6.7 Corporate Records, Contracts and Financial Statements. From the date hereof through the Closing Date:

    (a) Bank will promptly furnish Buyer with copies of the minutes of each meeting of the shareholder or directors (including committees) of Bank or the Bank Subsidiaries held after the date of this Agreement and any Material Contract entered into after the date of this Agreement.

    (b) Bank will promptly provide Buyer with copies of all regularly prepared monthly board reports substantially in the same form as prepared at the date of this Agreement and quarterly financial statements of Bank and the Bank Subsidiaries for each month and quarterly period ending between the date of this Agreement and the Closing Date. Such financial statements shall be verified by the chief financial officer of Bank and will be prepared in accordance with GAAP or applicable regulatory accounting principles, except for the omission of normal recurring year-end audit adjustments (if any) and notes thereto.

    6.8 Delivery of Records at Closing. At or prior to the Closing, to the extent not otherwise located at any Branch or Operating Site, Sellers shall deliver to Buyer all Records (other than corporate minutes and organizational documents) of the Bank and Bank Subsidiaries.

    6.9 Shareholder Approval. Parent shall call a meeting of its shareholders in conformance with California law to be held as soon as practicable, but in any event prior to July 17, 1996, for the purpose of voting on the approval of this Agreement and the transactions contemplated hereby and shall direct that this Agreement and Purchase and Assumption be submitted to a vote at that meeting. The board of directors of Parent shall recommend shareholder approval of this Agreement and such transactions and use its best efforts to solicit from Parent's shareholders proxies in favor thereof, except to the extent, based upon the advice of counsel, the board of directors of Parent determines in good faith that to do so would or is likely to violate its fiduciary duties under applicable law. Neither Parent, nor any director, officer, representative or agent thereof, will directly or indirectly, solicit, authorize the solicitation of or, except to the extent based on the advice of counsel the board of directors of Parent determines in good faith that failure to do so would or is likely to violate its fiduciary duties under applicable law, enter into any discussions with any corporation, partnership, person or other entity or group (other than Buyer) concerning any offer or possible offer (an "Acquisition Proposal") (i) to purchase any shares of common stock, any option or warrant to purchase any shares of common stock, any securities convertible into any shares of such common stock, or any other equity security of Bank (ii) to purchase, lease or otherwise acquire the assets of Bank or any Bank Subsidiary except in the ordinary course of business, or (iii) to merge, consolidate or otherwise combine with Bank or any Bank Subsidiary (an "Acquisition Event"). If any corporation, partnership, person or other entity or group makes an offer or inquiry to Sellers or Bank or any Bank Subsidiary concerning any of the foregoing, Sellers, Bank or such Bank Subsidiary will promptly disclose such offer or inquiry, including the terms thereof, to Buyer.


    6.10 Resignations. Sellers shall obtain the resignations, to be effective at the Closing, of the directors of the Bank Subsidiaries.

    6.11 Taxes. Immediately prior to the Closing Date, Sellers shall make a cash payment to Bank which shall constitute a Purchased Asset, in an amount equal to the amount set forth on Schedule 6.11 ("Deferred Tax Amount"). It is agreed that for purposes of Schedule 6.11, that the contingent tax liability related to real estate shall not exceed the total contingent tax liability recorded on the books of Bank and the Bank Subsidiaries. Sellers will, upon filing of their consolidated Tax Return for the year including the Closing Date, disclose to Buyer the actual Deferred Tax Amount claimed on said return ("Claimed Amount"). If the Claimed Amount is more than 10% greater or less than the Deferred Tax Amount shown on Schedule 6.11, then, within 30 days after filing such return (i) Sellers shall pay to Buyer such amount if greater than the amount shown on Schedule 6.11 and (ii) Buyer shall pay to Sellers such amount if less than the amount shown on Schedule 6.11, said payments to be in immediately available funds.

    6.12 Termination and Amendment of Certain Employee Benefit Plans. At the request of Buyer, Sellers and the Bank shall use their reasonable efforts, at the sole cost and expense of Buyer, with respect to the following Employee Benefit Plans, to terminate the following plans and to the extent necessary under the terms of the Plans, obtain consent of participants in each for lump sum distributions:

    (i)  The Executive Deferral Plan;

    (ii)  The Director Deferral Plan;

    (iii)  The Supplemental Executive Retirement Plan, I;

    (iv)  The Supplemental Executive Retirement Plan II;

    (v)  Long-Term Incentive Compensation Plan; and

    (vi)  Severance Agreement for Sherman Miller.

Notwithstanding the foregoing, it shall not be a condition of Buyer's obligation to consummate the Purchase and Assumption that the above-referenced Employee Benefit Plans are terminated or that the consents of participants for lump sum distributions are obtained. Sellers shall obtain the consent of Buyer before incurring any expense in connection with the foregoing terminations.

    6.13 Amendment of Contracts. Sellers and Bank shall their reasonable efforts to take such actions as may be necessary to (i) amend the Agent Bank Agreement between Bank and National City Bank dated January 3, 1994, as of the Closing Date, on terms acceptable to the Buyer, to clarify that the non-competition and/or termination provisions of such contract will not prevent

any of Buyer's Affiliates from issuing credit cards in any state, and (ii) to terminate as of the Closing Date the contracts listed on Schedule 6.13. Notwithstanding the foregoing, it shall not be a condition of Buyer's obligation to consummate the Purchase and Assumption that the Agent Bank Agreement be amended or the Contacts set forth on Schedule 6.13 be terminated as of the Closing Date. Sellers shall obtain the consent of Buyer before incurring any expense in connection with the foregoing terminations.

    6.14 Employees. As of the Closing Date, Buyer shall cause Purchaser to employ each Employee who is employed by the Bank on the day before the Closing Date. The Assumed Liabilities shall include, among other things, all obligations of Bank and the Bank Subsidiaries for compensation, wages, bonuses, severance pay, vacation time, pay in lieu of vacation, sickness and accident benefits, leaves of absence and similar employee benefits provided by Bank or the Bank Subsidiaries to the Employees prior to the Closing Date and any obligations relating to the termination of employment of any such Employee as of the Closing Date or thereafter.


                                 ARTICLE 7.
                           CONDITIONS TO CLOSING

    7.1 Reciprocal Conditions. The obligations of each of the Sellers, Bank, Buyer and Purchaser to effect the Closing shall be subject to the following conditions which, to the extent permitted by Applicable Law, may be waived in writing by such party as a condition to its own obligations:

    (a) No legal administrative, arbitration, investigatory or other proceedings by any Governmental Entity shall have been instituted and, on what otherwise would have been the Closing Date, remain pending, to restrain or prohibit in any material respect the transactions contemplated by this Agreement, nor shall there be in effect on such date an injunctive order or decree of a court of competent jurisdiction restraining or prohibiting in any material respect the transactions contemplated by this Agreement.

    (b) All Requisite Regulatory Approvals shall have been obtained or made and shall remain in full force and effect, and all necessary waiting periods under Applicable Law shall have expired; except in any case for matters not material to the transactions contemplated by this Agreement. All other material statutory or regulatory requirements for the valid consummation of the transactions contemplated by this Agreement shall have been satisfied, including any filings required to be made under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the expiration of any waiting periods thereunder or under the Bank Holding Company Act of 1956, as amended, or the Savings and Loan Holding Company Act or otherwise.

    (c) All approvals or consents of any other third party required in order to consummate the transactions contemplated by this Agreement shall

have been obtained and remain in full force and effect, except in any case for matters not material to the transactions contemplated by this Agreement and except to the extent otherwise provided in Section 6.3(c).

    (d) This Agreement and the transactions contemplated hereby shall have been approved by the affirmative vote of the holders of the percentage of the outstanding shares of Parent required for approval of this Agreement in accordance with the provisions of Parent's Articles of Incorporation and the California General Corporations Law.

    7.2 Conditions to Buyer's Obligations. The obligations of Buyer and Purchaser to effect the Closing shall be subject to the following additional conditions which may be waived in writing by Buyer:

    (a) The representations and warranties of Sellers contained in this Agreement shall be true in all material respects as of the date of this Agreement and on the Closing Date with the same effect as though made at such time; Sellers and Bank shall have performed all obligations and complied in all material respects with all covenants and conditions required by this Agreement to be performed or complied with by them at or prior to the Closing Date; and Sellers and Bank shall have delivered to Buyer and Purchaser a certificate dated the Closing Date and signed in their respective names and on their respective behalf by their respective chief executive officer and principal financial officer to the foregoing effect to the best knowledge of such officers;

    (b) Opinions of O'Melveny & Myers, counsel to Sellers and Bank, and of Sellers' in-house counsel, covering the matters contemplated by Exhibit C-1 and C-2, respectively, shall have been delivered to Buyer;

    (c) During the period from the date of this Agreement to the Closing Date, there shall not have been any material adverse change in Bank and the Bank Subsidiaries taken as a whole, or any injunctions, orders, judgments or decrees which are material to Bank and the Bank Subsidiaries taken as a whole and Buyer shall have received a certificate dated the Closing Date signed by the chief executive officer and the chief financial officer of Bank attesting to such fact to the best knowledge of such officers;

    (d) In connection with any Requisite Regulatory Approvals, no Buyer's Burdensome Conditions shall be imposed.

    (e) Bank shall have duly authorized, executed, and delivered to the Purchaser the Bill of Sale dated as of the Closing Date.

    7.3 Conditions to Sellers' Obligations. The obligation of Sellers and Bank to effect the Closing shall be subject to the following additional conditions which may be waived in writing by Sellers:


    (a) The representations and warranties of Buyer contained in this Agreement shall be true in all material respects as of the date of this Agreement and on the Closing Date with the same effect as though made at such time; Buyer and Purchaser shall have performed all obligations and complied with all material covenants and conditions required by this Agreement to be performed or complied with by them at or prior to the Closing Date; and Buyer shall have delivered to Sellers a certificate, dated the Closing Date and signed in its name and on its behalf by its chief executive and principal financial officer to the foregoing effect to the best knowledge of such officers;

    (b) Opinion of Buyer's General Counsel or Senior Counsel, covering the matters contemplated by Exhibit D, shall have been delivered to Sellers; and

    (c) In connection with any Requisite Regulatory Approvals, no Sellers' Burdensome Conditions shall be imposed.

    (d) The Purchaser shall have duly authorized, executed and delivered to the Bank the Assumption Agreement dated as of the Closing Date.


                                 ARTICLE 8.
                                TAX MATTERS

    8.1  Liability for Taxes.

    (a) Liability of Sellers. SC and, to the extent permitted by Applicable Law, Parent and Bank shall be liable for and indemnify Buyer and Purchaser against all Taxes imposed with respect to the Purchased Assets
(i) for any taxable year or period that ends on or before the Closing Date or
(ii) with respect to any taxable year or period beginning before and ending after the Closing Date, the portion of such taxable year or period ending on and including the Closing Date, except to the extent such Taxes are accrued on the balance sheet of the Bank and the Bank Subsidiaries contained in the Financial Statements as of October 31, 1995, adjusted to reflect (1) payments or refunds made or received by Bank or the Bank Subsidiaries after October 31, 1995 and prior to the Closing Date, (2) payments under Section 6.11, (3) previous payments or refunds under this Article 8, and (4) accruals for Taxes related to operations subsequent to October 31, 1995 and prior to the Closing Date.

    (b) Liability of Buyer. Buyer shall be liable for and indemnify the Sellers and Bank against all Taxes imposed with respect to the Purchased Assets for (i) any taxable year or period that begins after the Closing Date and (ii) with respect to any taxable year or period beginning before and ending after the Closing Date, the portion of such taxable year beginning on the day after the Closing Date.


    (c) Accrued Refunds. Buyer shall be entitled to receive any Tax refunds related to Bank or the Bank Subsidiaries which constitute Tax receivables accrued on the balance sheet of the Bank and the Bank Subsidiaries contained in the Financial Statements as of October 31, 1995, adjusted to reflect (1) refunds received by Bank or the Bank Subsidiaries after October 31, 1995 and prior to the Closing Date, (2) payments under
Section 6.11, and (3) previous payments or refunds under this Article 8.

    (d) Accrued Payments. To the extent that Taxes are accrued on the balance sheet of the Bank and the Bank Subsidiaries contained in the Financial Statements as of October 31, 1995, adjusted to reflect (1) payments or refunds made or received by Bank or the Bank Subsidiaries after October 31, 1995 and prior to the Closing Date, (2) payments under Section 6.11, (3) previous payments or refunds under this Article 8, and (4) accruals for Taxes related to operations subsequent to October 31, 1995 and prior to the Closing Date, Buyer shall be obligated to make payments for such Taxes.

    8.2 Survival. The obligations of the parties under this Article 8 shall survive until expiration of the applicable statute of limitations (or any extension).

    8.3 Transfer Taxes. All stamp, transfer, documentary, sales, use, registration and other such taxes and fees (including any penalties and interest) incurred in connection with the Purchase and Assumption Option (collectively, the "Transfer Taxes") shall be paid by Purchaser and Bank shall properly file on a timely basis all necessary tax returns and other documentation with respect to any Transfer Tax.

    8.4 Tax Cooperation. Buyer and Purchaser shall: (a) cooperate fully in preparing for any audits of or disputes with taxing authorities regarding, any Taxes imposed on Bank or the Bank Subsidiaries with respect to matters arising prior to the Closing Date or Taxes imposed on Sellers or Bank as a result of the consummation of the transactions contemplated hereby; (b) make available to the other and to any taxing authority, as reasonably requested by Sellers and Bank, all information, records and documents relating to Taxes imposed on Bank or the Bank Subsidiaries with respect to matters arising prior to the Closing Date or Taxes imposed on Sellers or Bank as a result of the consummation of the transactions contemplated hereby; and (c) provide timely notice to Parent in writing of any pending or threatened audits or assessments relating to Taxes imposed on the Bank or the Bank Subsidiaries with respect to matters arising prior to the Closing Date. Sellers, Bank, Purchaser and Buyer shall each (y) cooperate in the preparation of any Tax Returns which the other is responsible for preparing and filing; and (z) furnish the other with copies of all correspondence received from any taxing authority in connection with any audit or information request with respect to Taxes imposed on the Bank or the Bank Subsidiaries with respect to matters prior to the Closing Date.

                                 ARTICLE 9.
             TERMINATION/SURVIVAL/INDEMNIFICATION/TERMINATION FEE

    9.1 Termination. This Agreement may be terminated by either of the parties, if the Closing has not yet occurred, on the Final Termination Date (unless the failure of such occurrence shall be due to the failure of the party

seeking to terminate this Agreement to perform or observe all of the agreements contained herein required to be performed or observed prior to the Closing), unless extended by the written consent of Sellers and Buyer, and this Agreement may be terminated at any other time prior to the Closing Date as follows and in no other manner:

    (a)  by consent of the parties evidenced by their written agreement;

    (b) by Sellers and Bank or by Buyer, as the case may be, upon written notice to the other, if the Bank Regulators, or any other Governmental Entity having jurisdiction over the transactions contemplated by this Agreement, shall notify Buyer or Sellers in writing that by its final determination it will refuse to grant an approval or consent to any material aspect of the transactions necessary to the consummation thereof, unless within 30 days after receipt of notice of such action, the party against whom the action was taken shall agree to submit or resubmit an application to, or appeal the decision of the Bank Regulator or Governmental Entity which denied or refused to grant approval thereof;

    (c) by Sellers and Bank upon written notice of termination to Buyer if Buyer shall not have filed applications with the Bank Regulators, for approval of the Purchase and Assumption by March 22, 1996, unless Buyer's failure to file such applications shall be primarily the result of a breach of Sellers' covenants under Section 6.3 hereof;

    (d) by Sellers and Bank upon written notice of termination to Buyer if any event occurs which makes it impossible to satisfy, by the Final Termination Date, one or more of the conditions to the obligations of Sellers set forth in Section 7.1 or 7.3, and such failure is not waived by Sellers;

    (e) by Buyer upon written notice of termination to Sellers and Bank if any event occurs which makes it impossible to satisfy, by the Final Termination Date, one or more of the conditions to the obligations of Buyer set forth in Section 7.1 or 7.2, and such failure is not waived by Buyer;

    (f)  by Buyer pursuant to Section 9.7; and

    (g) by Buyer upon written notice of termination to Sellers and Bank if Bank shall not have filed or attempted to file in good faith applications with the Bank Regulators set forth on Schedule 9.1(g) by March 22, 1996.

    Any such termination shall be without liability to either party, provided that no such termination shall relieve a party of liability for default in the performance of any of its obligations or breach of any of its representations and warranties. Notwithstanding the foregoing, if this Agreement is terminated for any reason other than as set forth in clause (e) above or Section 9.7, Buyer shall reimburse Bank for all expense incurred by Bank pursuant to Section 6.12 and 6.13.



    9.2 Survival of Representations and Warranties. Except for covenants with respect to obligations to be performed post-Closing, the respective representations and warranties and covenants of Sellers, Bank and Buyer contained herein shall survive for a period of one year after the Closing Date; provided, however, that any representations and warranties contained in
Section 4.11, the covenants of SC and Bank set forth in Section 9.3(c), the covenants set forth in Section 9.5 and Section 9.6 and the covenants of the parties set forth in Section 6.14 and Article 8 shall survive the Closing or until the expiration of any applicable statutes of limitation (as extended). Following such termination of such representations and warranties and covenants, no party shall have any liability whatsoever with respect thereto.

    9.3  Indemnification.

    (a) From and after the Closing Date, each Seller and Bank shall indemnify Buyer and Purchaser and hold Buyer and Purchaser harmless from and against any and all Loss that Buyer may suffer, incur or sustain to the extent arising out of (i) any breach of any representation or warranty made by such Sellers pursuant to Article 4 of this Agreement, and (ii) any breach of any agreement to be performed by Sellers or Bank pursuant to this Agreement.

    (b) From and after the Closing Date, Buyer and Purchaser shall indemnify Sellers and Bank and hold them harmless from and against any and all Loss that either Sellers or Bank may suffer, incur or sustain to the extent arising out of (i) any representation or warranty made by Buyer pursuant to Article 5 of this Agreement, (ii) any breach of any agreement to be performed by Buyer or Purchaser pursuant to this Agreement, and (iii) the Assumed Liabilities (except to the extent such Loss is as a result of a breach of any representation or warranty made by Sellers pursuant to Article 4 of this Agreement or any breach of any Agreement to be performed by Sellers or Bank pursuant to this Agreement).

    (c) From and after the Closing Date, SC and Bank shall indemnify Buyer and Purchaser and hold them harmless against any and all Losses relating to or arising out of the Retained Liabilities. In no event shall SC's or Bank's obligations hereunder in the aggregate exceed $175,000,000.

    (d) To exercise its indemnification rights under Section 9.3 as the result of the assertion against it of any claim or potential liability for which indemnification is provided, the indemnified party shall promptly notify the indemnifying party of the assertion of such claim, discovery of any such potential liability or the commencement of any action or proceeding in respect of which indemnity may be sought hereunder. The indemnified party shall afford the indemnifying party the opportunity, at the indemnifying party's sole cost and expense, to defend against such claims for liability.
In any such action or proceeding, the indemnified party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at its own expense unless (i) the indemnifying party and the indemnified party mutually agree to the retention of such counsel or (ii) the named parties

to any such suit action, or proceeding (including any impleaded parties) include both the indemnifying party and the indemnified party, and in the reasonable judgment of the indemnified party, based upon a written opinion of counsel, representation of the indemnifying party and the indemnified party by the same counsel would be inadvisable due to conflicts of interests between them.

    (e) The indemnified party shall have the right to settle or compromise any claim or liability subject to indemnification under Section 9.3, and to be indemnified from and against all Loss resulting therefrom, unless the indemnifying party, within 30 calendar days after receiving written notice of the claim or liability in accordance with Section 9.3(d) above, notifies the indemnified party that it intends to defend against such claim or liability and undertakes such defense, or, if required in a shorter time than 30 calendar days, the indemnifying party makes the requisite response to such claim or liability asserted. Notwithstanding the foregoing, neither Buyer nor Bank shall be entitled to settle or compromise any claim or liability arising out of the Real Estate Liabilities without the written consent of SC, which shall not be unreasonably withheld or delayed.

    (f) The indemnified party shall at all times use its reasonable efforts (at the indemnifying party's expense) to mitigate the Loss for which the indemnifying party may be liable pursuant to this Agreement. With respect to any matter for which the indemnifying party may be liable pursuant to the provisions of this Agreement, the indemnified party shall (at the indemnifying party's expense) diligently pursue (including, without limitation, the commencement and pursuit of litigation) any and all rights and remedies under agreements and contracts, including, without limitation, insurance policies, with third parties pursuant to which the indemnified party has rights of recourse or is indemnified or the beneficiary of a guaranty.

    (g) Sellers and Bank shall not be required to indemnify Buyer or Purchaser under Section 9.3(a) unless the aggregate of all amounts for which indemnity would otherwise be payable thereunder by Sellers exceed $1,000,000, and in such event Sellers shall be responsible only for the amount in excess of such $1,000,000. In no event shall Sellers' obligations under Section 9.3(a) exceed $5,000,000.

    (h) Buyer and Purchaser shall not be required to indemnify Sellers or Bank under Section 9.3(b) (i) or (ii) unless the aggregate of all amounts for which indemnity would otherwise be payable thereunder by Buyer exceed $1,000,000, and in such event Buyer shall be responsible only for the amount in excess of such $1,000,000. In no event shall Buyer's and Purchaser's obligations under Sections 9.3(b) (i) and 9.3(b)(ii) exceed $5,000,000 and in no event shall Buyer's obligations under Section 9.3(b) (iii) exceed $175,000,000 less any amounts paid by Purchaser or any of its successors and assigns with respect thereto.

    (i) Any amounts payable by an indemnifying party hereunder shall be net of the dollar amount of any insurance proceeds recovered by the indemnified party with respect to such Loss.


    (j) The remedies provided in Article 8 and in this Article 9 shall constitute the sole and exclusive remedy with respect to the matters set forth in Section 9.3.

    9.4 Confidentiality Agreement. The Confidentiality Agreement shall terminate on the Closing Date, other than with respect to any Evaluation Material (as defined in the Confidentiality Agreement) concerning Parent, SC or the Real Estate Subsidiaries.

    9.5 Limitations on Dividends from SC, Etc. SC and Bank shall not, and Parent shall not permit SC or Bank (i) to pay a dividend to Parent or loan the proceeds of this transaction to Parent in any manner that would cause SC or Bank to be unable to satisfy its obligations under Sections 8.1(a) or 9.3(c), (ii) sell SC or otherwise transfer, merge, consolidate or dissolve SC (other than to or with Bank) or (iii) sell or subject to Encumbrance or otherwise dispose of any of SC's or Bank's assets other than to SC or Bank unless the proceeds of such sale, Encumbrance or disposition are retained by SC or Bank or used by SC or Bank to satisfy its obligations under Sections 8.1(a) or 9.3(c). In the event that, notwithstanding the foregoing, SC or Bank is unable to satisfy its obligations under Sections 8.1(a) and 9.3(c) as a result of the payment of a dividend or loan to Parent or the actions taken in subclauses (ii) or (iii), Parent shall promptly repay to Bank and SC the amount which Bank or SC are unable to pay as a result of the payment of such dividends or loan or the actions taken in subsection (i) or (ii).

    9.6  Insurance Claims.

    (a) To the extent that any policies of insurance of Sellers provide defense and/or indemnity for claims or losses which occurred with respect to Bank prior to the Closing Date, Buyer and Purchaser will have the right to manage such claims/losses and receive any protection afforded thereunder. Buyer shall promptly notify Parent, SC and Bank of all material events which have occurred in connection with the prosecution of such claims.

    (b) At the request of Buyer, Sellers shall use their reasonable efforts to amend any of Sellers' insurance policies in effect on the date hereof which provide for coverage only on a "claims made" basis to an "occurrence" basis or to provide for an extended discovery period thereunder (in either case for a period not less than seven years following the Closing Date) for Bank liabilities that are based on acts or omissions occurring on or prior to the Closing Date, the cost of which shall be the responsibility of Purchaser and Buyer. In addition, Parent shall provide to Buyer a certified copy of each such policy. Sellers shall advise Buyer before incurring any out of pocket expense related to any such amendment.

    (c) Nothing in this Article 9 shall be deemed to limit or supercede any insurance coverage available to or provided on behalf of any party hereto.

    (d) Buyer shall cause each Bank Subsidiary to make all claims for Losses which any Bank Subsidiary may suffer, incur or sustain with respect to matters covered by insurance policies for which Bank is the insured and which are disclosed on Schedule 4.13 of which a Bank Subsidiary is aware and in effect on

or prior to the Closing Date and shall do all such things as may be reasonably requested in connection with the prosecution of such claims. Buyer shall promptly notify Parent and SC of any such claims which have been filed and of all material events which occur in connection with the prosecution of such claims.

    9.7 Termination Fee. If (a) an Acquisition Proposal is made, (b) the board of directors of the Parent fails to recommend shareholder approval of this Agreement or withdraws or modifies such recommendation in a manner adverse to Buyer, and (c) either (i) this Agreement is not approved by the affirmative vote of the holders of the percentage of the outstanding shares of Parent required for approval of this Agreement in accordance with the provisions of Parent's Articles of Incorporation and the California General Corporations Law, or (ii) the meeting of shareholders of the Parent at which approval of this Agreement and the transactions contemplated hereby is sought does not occur on or before August 16, 1996, or (d) an Acquisition Event occurs prior to termination of this Agreement, then Buyer may terminate this Agreement by written notice of termination to Sellers and Bank, whereupon no party shall have any liability to any other party except that Sellers shall pay to Buyer, within ten Business Days after receipt by Sellers of Buyer's written notice of termination or the occurrence of an Acquisition Event, the amount of $5,250,000, plus documented expenses incurred by Buyer in connection with this Agreement and the transactions contemplated herein, including reasonable accounting and legal fees (for a total of all expenses not to exceed $1,250,000) such payments to be in immediately available funds to an account or accounts specified in writing by Buyer to Seller.


                                 ARTICLE 10
                           EMPLOYEE BENEFIT PLANS

    Each person who is an employee of Bank as of the Closing Date ("Bank Employees") shall be eligible for participation in the employee welfare and retirement plans of Buyer, as in effect from time to time, as follows:

    (a) Employee Welfare Benefit Plans. Each Bank Employee shall be eligible for participation in the employee welfare benefit plans of Buyer listed below subject to any eligibility requirements applicable to such plans (but not subject to any pre-existing conditions or exclusions except for the Norwest Long Term Care Plan) and shall enter each plan not later than the first day of the calendar quarter which begins at least 32 days after the Closing Date, provided, however, that until the effective date of coverage for Bank Employees under the Buyers' employee welfare benefit plans listed below, the employee welfare benefit plans of Bank, as in effect prior to the Closing Date, shall be maintained for the benefit of Bank Employees on the terms and conditions previously in effect, including with respect to employer contributions, to ensure that no gap in coverage occurs:

         Medical Plan


         Dental Plan
         Vision Plan
         Short Term Disability Plan
         Long Term Disability Plan
         Long Term Care Plan
         Flexible Benefits Plan
         Basic Group Life Insurance Plan
         Group Universal Life Insurance Plan
         Dependent Group Life Insurance Plan
         Business Travel Accident Insurance Plan
         Accidental Death and Dismemberment Plan
         Severance Pay Plan
         Vacation Program

For the purpose of determining each Bank Employee's benefits for the year in which the Closing occurs under Buyer's vacation program, vacation taken by a Bank Employee in the year in which the Purchase and Assumption occurs will be deducted from the total Buyer's benefit. After the Closing Date, Bank Employees will be subject to Buyer's Vacation Program in accordance with the terms of that Program, with full credit for years of past service to Bank and the Bank's Subsidiaries . For purposes of the Short Term Disability Plan and Severance Policy, Bank Employees will receive full credit for years of past service with Bank and the Bank Subsidiaries. Each Bank Employee whose employment is terminated on or after the Closing Date shall be eligible to receive benefits under Buyer's Severance Pay Plan on the terms and conditions stated therein with full credit for years of past service with Bank and the Bank Subsidiaries.

    Bank Employees shall not be entitled to past service credit with regard to retiree medical benefits.

    (b)  Employee Retirement Benefit Plans.

    Each Bank Employee shall be eligible for participation in the Norwest Savings Investment Plan (the "SIP"), subject to any eligibility requirements applicable to the SIP (with full credit for years of past service to Bank to the extent such service was credited in the Bank 401(k) for the purpose of satisfying any eligibility and vesting periods applicable to SIP), and shall enter the SIP not later than the first day of the calendar quarter which begins at least 32 days after the Closing Date.

    Each Bank Employee shall be eligible for participation in the Norwest Pension Plan under the terms thereof with full credit for years of past service to Bank and the Bank Subsidiaries to the extent such service was credited in the Bank Pension Plan for the purpose of satisfying any eligibility and vesting periods applicable to the Norwest Pension Plan (but not for benefit purposes).


                                   ARTICLE 11.
                                  MISCELLANEOUS

    11.1 Expenses; Attorneys' Fees. Except as otherwise expressly provided herein, each party shall bear its own expenses and all fees and out-of-pocket expenses of outside counsel, independent public accountants, investment bankers, brokers, finders and other consultants shall be paid or provided for by the party employing such person; provided that Buyer shall be responsible for any additional costs incurred in connection with any transaction contemplated by Buyer after the Purchase and Assumption and Sellers shall be responsible for the out-of-pocket expenses of outside counsel, independent public accountants, investment bankers, brokers, finders and other consultants incurred prior to the Closing Date by Bank in connection with this Agreement, except as otherwise provided in this Agreement; provided further Buyer shall reimburse Sellers for any and all documented out-of-pocket expenses incurred by Sellers or Bank, including reasonable legal and accounting fees and expenses, in connection with (i) Sellers' or Bank's efforts to obtain the regulatory approvals set forth in Schedule 1.1(k) required to be obtained by Sellers or Bank and the approvals, waivers and/or consents of third parties required to consummate the transactions contemplated by this Agreement but not the Acquisition Agreement and (ii) the Bank ceasing to be regulated as an insured depository institution or savings and loan association. Sellers shall use their reasonable efforts to consult with Buyer before incurring any expenses referred to in the last proviso.

    11.2 Amendments. The provisions of this Agreement and any Exhibit or Schedule attached hereto (or agreement entered into concurrently herewith) may be amended or waived only in writing by agreement of the parties hereto except as otherwise provided by law.

    11.3 Schedules; Exhibits. Each Schedule and Exhibit delivered in connection with or pursuant to this Agreement shall be in writing and shall constitute a part of this Agreement, although such Schedule or Exhibit need not be attached to each copy of this Agreement. Disclosure of any fact or item in any Schedule referenced by a particular section of this Agreement shall be deemed to have been disclosed for any and all purposes under this Agreement. The specification of any dollar amount in the representations and warranties contained in this Agreement or the inclusion of any specific items in any Schedules hereto is not intended to imply that such amounts, or higher or lower amounts, or the items so included or other items, are or are not material, and neither party shall use the fact of the setting of such amounts or the inclusion of any such item in any dispute or controversy between the parties as to whether any obligation, item or matter not described herein or included in a Schedule, or otherwise, is or is not material for purposes of this Agreement. Unless otherwise specified, definitions given to terms in this Agreement or the Exhibits and Schedules shall apply to all parts of this Agreement including the Exhibits and Schedules.

    11.4 Integration. To the extent provided in Section 9.4, this Agreement supersedes any and all prior agreements or understandings of the parties in connection herewith or with respect to the subject matter hereof.


    11.5 Governing Law. This Agreement, the legal relations between the parties and the adjudication and the enforcement thereof shall be governed by and interpreted and construed in accordance with the substantive laws of the State of California, and, to the extent applicable, federal law.

    11.6 Notices. All notices hereunder shall be in writing, and shall be deemed given when (a) delivered in person, (b) transmitted by telecopy, provided that any notice so given is also mailed as provided in clause (c), or (c) mailed by certified or registered mail, postage prepaid, return receipt requested, addressed as follows:

    If to Buyer:

         Norwest Corporation
         Norwest Center
         Sixth and Marquette
         Minneapolis, MN 55479-1026
         Attention: Secretary

    If to Sellers:

         Southwest Gas Corporation
         5241 Spring Mountain Road
         Las Vegas, Nevada  89102
         Attention:  Chief Financial Officer

    With a copy to:

         O'Melveny & Myers
         400 South Hope Street
         Los Angeles, California  90071-2899
         Telecopy:  (213) 669-6407
         Attention:  Frances E. Lossing, Esq.

    11.7 No Assignment. Neither this Agreement nor any rights hereunder may be assigned by any party without the written consent of the other parties hereto; provided, however, that the Buyer and the Purchaser may assign their respective rights and obligations (other than Buyer's obligation to pay or cause to be paid the Purchase and Assumption Purchase Price) hereunder to each other or any of Buyer's direct or indirect subsidiaries; provided, however, that Buyer shall guarantee, in a form reasonably satisfactory to Sellers, the performance of the obligations of any of its assignees under this Agreement or any of the Related Documents.

    11.8 Headings. The descriptive headings of the sections of this Agreement are inserted for convenience only and do not constitute a part of this Agreement.



    11.9 Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original but all of which taken together shall constitute one and the same agreement.

    11.10 Severability. If any provision of this Agreement is determined to be invalid, illegal or unenforceable by any Governmental Entity, the remaining provisions of this Agreement shall remain in full force and effect, provided that the essential terms and conditions of this Agreement for both parties remain valid, binding and enforceable.

    11.11 Alternative Dispute Resolution. If a dispute arises between the parties relating to this Agreement, the following procedure shall be implemented before either party pursues other available remedies, except that either party may seek injunctive relief from a court, where appropriate, in order to maintain the status quo while this procedure is being followed:

    (a) The parties shall meet within ten days after either party notifies the other party in writing of the existence of a dispute to attempt in good faith to negotiate a resolution of the dispute. The meeting shall be attended by persons with authority to settle the dispute; provided, however, that no such meeting shall be deemed to vitiate or reduce the obligations and liabilities of the parties or be deemed a waiver by either party of any remedies to which such party otherwise would be entitled.

    (b) If within 15 days after such meeting, the parties have not succeeded in negotiating a resolution of the dispute, the dispute shall be determined by arbitration. The arbitration shall be conducted in accordance with the United States Arbitration Act (Title 9, U.S. Code) and under the Commercial Rules of the American Arbitration Association; provided, however, that with respect to Section 30, failure of any party to appear or respond in the arbitration proceeding shall result in a default award against such party. The arbitrator(s) shall give effect to statutes of limitation in determining any claim. Any controversy concerning whether an issue is arbitrable shall be determined by the arbitrator(s). The award rendered by the arbitrator(s) shall set forth findings of the facts and conclusions of law and shall be final, and the judgment may be entered in any court having jurisdiction thereof. A failure by the arbitrator(s) to make findings of fact and conclusions of law shall be grounds for overturning the award.

    (c) In any arbitration proceeding, the arbitrator(s) is (are) authorized to apportion costs and expenses, including investigation, legal and other expense, which will include, if applicable, a reasonable estimate of allocated costs and expense or in-house legal counsel and legal staff. Such costs and expenses are to be awarded only after the conclusion of the arbitration and will not be advanced during the course of such arbitration.

    (d) Any arbitration hereunder shall take place in the City of Las Vegas, Nevada, unless otherwise agreed by the parties.


     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date first above written.


                             SOUTHWEST GAS CORPORATION:


                             ___________________________________
                             Name:
                             Title:


                             ___________________________________
                             Name:
                             Title:



                             THE SOUTHWEST COMPANIES:


                             ___________________________________
                             Name:
                             Title:


                             ___________________________________
                             Name:
                             Title:



                             PRIMERIT BANK, FEDERAL SAVINGS BANK:


                             ___________________________________
                             Name:
                             Title:


                             ___________________________________
                             Name:
                             Title:


                             NORWEST CORPORATION:


                             ___________________________________
                             Name:
                             Title:
